                                                                    EXHIBIT 10.1

================================================================================






                         AGREEMENT AND PLAN OF MERGER

                                     among

                      SANTA FE INTERNATIONAL CORPORATION

                               SILVER SUB, INC.

                             GOLD MERGER SUB, INC.

                                      and

                              GLOBAL MARINE INC.



                          Dated as of August 31, 2001






================================================================================

                               TABLE OF CONTENTS

                                                                                                                  Page
ARTICLE 1 THE MERGER............................................................................................    1
     Section 1.1    The Merger..................................................................................    1
     Section 1.2    The Closing.................................................................................    1
     Section 1.3    Effective Time..............................................................................    2

ARTICLE 2 MEMORANDUM AND ARTICLES OF ASSOCIATION OF SANTA FE AND CERTIFICATE OF INCORPORATION AND BYLAWS OF THE
           SURVIVING ENTITY.....................................................................................    2
     Section 2.1    Memorandum and Articles of Association of Santa Fe..........................................    2
     Section 2.2    Certificate of Incorporation of the Surviving Entity........................................    2
     Section 2.3    Bylaws of the Surviving Entity..............................................................    2

ARTICLE 3 DIRECTORS AND OFFICERS OF SANTA FE AND OF THE SURVIVING ENTITY; HEADQUARTERS..........................    3
     Section 3.1    Board of Directors of Santa Fe..............................................................    3
     Section 3.2    Certain Officers of Santa Fe................................................................    3
     Section 3.3    Employment Agreements.......................................................................    4
     Section 3.4    Board of Directors of Surviving Entity......................................................    4
     Section 3.5    Officers of Surviving Entity................................................................    4
     Section 3.6    Headquarters Location.......................................................................    4

ARTICLE 4 CONVERSION OF GLOBAL COMMON STOCK.....................................................................    4
     Section 4.1    Merger Ratio................................................................................    4
     Section 4.2    Conversion of Capital Stock of Global and Merger Sub........................................    4
     Section 4.3    Exchange of Certificates Representing Global Common Stock...................................    7
     Section 4.4    Adjustment of Merger Ratio..................................................................    9
     Section 4.5    Rule 16b-3 Approval.........................................................................    9

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF GLOBAL..............................................................    9
     Section 5.1    Existence; Good Standing; Corporate Authority...............................................    9
     Section 5.2    Authorization, Validity and Effect of Agreements............................................   10
     Section 5.3    Capitalization..............................................................................   10
     Section 5.4    Subsidiaries................................................................................   10
     Section 5.5    Compliance with Laws; Permits...............................................................   11
     Section 5.6    No Conflict.................................................................................   12
     Section 5.7    SEC Documents...............................................................................   13
     Section 5.8    Litigation..................................................................................   13
     Section 5.9    Absence of Certain Changes..................................................................   13
     Section 5.10   Taxes.......................................................................................   14
     Section 5.11   Employee Benefit Plans......................................................................   15
     Section 5.12   Labor Matters...............................................................................   16
     Section 5.13   Environmental Matters.......................................................................   17
     Section 5.14   Intellectual Property.......................................................................   17

     Section 5.15   Decrees, Etc................................................................................   18
     Section 5.16   Insurance...................................................................................   18
     Section 5.17   No Brokers..................................................................................   18
     Section 5.18   Opinion of Financial Advisor................................................................   19
     Section 5.19   Santa Fe Share Ownership....................................................................   19
     Section 5.20   Vote Required...............................................................................   19
     Section 5.21   Ownership of Drilling Rigs and Drillships...................................................   19
     Section 5.22   Undisclosed Liabilities.....................................................................   20
     Section 5.23   Certain Contracts...........................................................................   20
     Section 5.24   Capital Expenditure Program.................................................................   21
     Section 5.25   Improper Payments...........................................................................   21

ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF SANTA FE, SUB AND MERGER SUB........................................   21
     Section 6.1    Existence; Good Standing; Corporate Authority...............................................   21
     Section 6.2    Authorization, Validity and Effect of Agreements............................................   22
     Section 6.3    Capitalization..............................................................................   22
     Section 6.4    Subsidiaries................................................................................   22
     Section 6.5    Compliance with Laws; Permits...............................................................   23
     Section 6.6    No Conflict.................................................................................   23
     Section 6.7    SEC Documents...............................................................................   24
     Section 6.8    Litigation..................................................................................   25
     Section 6.9    Absence of Certain Changes..................................................................   25
     Section 6.10   Taxes.......................................................................................   25
     Section 6.11   Employee Benefit Plans......................................................................   26
     Section 6.12   Labor Matters...............................................................................   27
     Section 6.13   Environmental Matters.......................................................................   28
     Section 6.14   Intellectual Property.......................................................................   29
     Section 6.15   Decrees, Etc................................................................................   29
     Section 6.16   Insurance...................................................................................   29
     Section 6.17   No Brokers..................................................................................   30
     Section 6.18   Opinion of Financial Advisor................................................................   30
     Section 6.19   Global Stock Ownership......................................................................   30
     Section 6.20   Vote Required...............................................................................   30
     Section 6.21   Ownership of Drilling Rigs and Drillships...................................................   30
     Section 6.22   Undisclosed Liabilities.....................................................................   31
     Section 6.23   Certain Contracts...........................................................................   31
     Section 6.24   Capital Expenditure Program.................................................................   32
     Section 6.25   Improper Payments...........................................................................   32

ARTICLE 7 COVENANTS.............................................................................................   32
     Section 7.1    Conduct of Business.........................................................................   32
     Section 7.2    No Solicitation by Global...................................................................   36
     Section 7.3    No Solicitation by Santa Fe.................................................................   37
     Section 7.4    Meetings of Stockholders....................................................................   38
     Section 7.5    Filings; Reasonable Best Efforts, Etc.......................................................   39
     Section 7.6    Inspection..................................................................................   41

     Section 7.7    Publicity...................................................................................   41
     Section 7.8    Registration Statement on Form S-4..........................................................   41
     Section 7.9    Listing Application.........................................................................   42
     Section 7.10   Letters of Accountants......................................................................   42
     Section 7.11   Agreements of Rule 145 Affiliates...........................................................   43
     Section 7.12   Expenses....................................................................................   43
     Section 7.13   Indemnification and Insurance...............................................................   43
     Section 7.14   Employee Matters............................................................................   44
     Section 7.15   Delivery of Santa Fe Ordinary Shares........................................................   46
     Section 7.16   Supplemental Indenture......................................................................   46
     Section 7.17   Notification................................................................................   47

ARTICLE 8 CONDITIONS............................................................................................   47
     Section 8.1    Conditions to Each Party's Obligation to Effect the Merger..................................   47
     Section 8.2    Conditions to Obligation of Global to Effect the Merger.....................................   48
     Section 8.3    Conditions to Obligation of Santa Fe, Sub and Merger Sub to Effect the Merger...............   49

ARTICLE 9 TERMINATION...........................................................................................   49
     Section 9.1    Termination by Mutual Consent...............................................................   49
     Section 9.2    Termination by Santa Fe or Global...........................................................   49
     Section 9.3    Termination by Global.......................................................................   50
     Section 9.4    Termination by Santa Fe.....................................................................   51
     Section 9.5    Effect of Termination.......................................................................   52
     Section 9.6    Extension; Waiver...........................................................................   53

ARTICLE 10 GENERAL PROVISIONS...................................................................................   53
     Section 10.1   Nonsurvival of Representations, Warranties and Agreements...................................   53
     Section 10.2   Notices.....................................................................................   53
     Section 10.3   Assignment; Binding Effect; Benefit.........................................................   54
     Section 10.4   Entire Agreement............................................................................   54
     Section 10.5   Amendments..................................................................................   55
     Section 10.6   Governing Law...............................................................................   55
     Section 10.7   Counterparts................................................................................   55
     Section 10.8   Headings....................................................................................   55
     Section 10.9   Interpretation..............................................................................   55
     Section 10.10  Waivers.....................................................................................   56
     Section 10.11  Incorporation of Exhibits...................................................................   56
     Section 10.12  Severability................................................................................   56
     Section 10.13  Enforcement of Agreement....................................................................   56
     Section 10.14  Waiver of Jury Trial........................................................................   57

                            GLOSSARY OF DEFINED TERMS

Defined Terms                                                                                 Where Defined
-------------                                                                                 -------------
Action......................................................................................  Section 7.13(a)
Affected Employee...........................................................................  Section 7.14(b)
Agreement...................................................................................  Preamble
Antitrust Laws..............................................................................  Section 7.5(c)
Applicable Laws.............................................................................  Section 5.5(a)
Assumed Plans...............................................................................  Section 4.2(d)
Certificate of Merger.......................................................................  Section 1.3
Certificates................................................................................  Section 4.3(b)
Closing.....................................................................................  Section 1.2
Closing Date................................................................................  Section 1.2
Code........................................................................................  Section 4.2(d)
Confidentiality and Standstill Agreement....................................................  Section 7.6
Cutoff Date.................................................................................  Section 7.2(d), 7.3(d)
DGCL........................................................................................  Section 1.1
Effective Time..............................................................................  Section 1.3
Employees...................................................................................  Section 7.14(d)
Employment Agreement........................................................................  Section 3.3
Environmental Laws..........................................................................  Section 5.13(a)
ERISA.......................................................................................  Section 5.11(a)
ERISA Affiliate.............................................................................  Section 5.11(b)
Exchange Act................................................................................  Section 4.5
Exchange Agent..............................................................................  Section 4.3(a)
Exchange Fund...............................................................................  Section 4.3(a)
Form S-4....................................................................................  Section 7.8(a)
Former Global Directors.....................................................................  Section 3.1(a)
Former Santa Fe Directors...................................................................  Section 3.1(a)
Global......................................................................................  Preamble
Global Acquisition Proposal.................................................................  Section 7.2(a)
Global Benefit Plans........................................................................  Section 5.11(a)
Global Common Stock.........................................................................  Section 4.2(b)
Global Convertible Debentures...............................................................  Section 4.3
Global Disclosure Letter....................................................................  Article 5 Preface
Global Material Adverse Effect..............................................................  Section 10.9(c)
Global Material Contract....................................................................  Section 5.23(a)
Global Option...............................................................................  Section 4.2(e)(i)
Global Permits..............................................................................  Section 5.5(b)
Global Permitted Liens......................................................................  Section 5.21
Global Real Property........................................................................  Section 5.5(d)
Global Reports..............................................................................  Section 5.7
Global Stock Plans..........................................................................  Section 4.1(e)(i)
Global Superior Proposal....................................................................  Section 7.2(a)
Hazardous Materials.........................................................................  Section 5.13(b)
HSR Act.....................................................................................  Section 5.6(b)

Indemnified Parties.........................................................................  Section 7.13(a)
Indenture Trustee...........................................................................  Section 5.6(c)
Letter of Transmittal.......................................................................  Section 4.3(b)
Liens.......................................................................................  Section 5.4
Material Adverse Effect.....................................................................  Section 10.9(c)
Merger......................................................................................  Recitals
Merger Ratio................................................................................  Section 4.1(a)
Merger Sub..................................................................................  Preamble
Non-U.S. Antitrust Laws.....................................................................  Section 7.5(a)(i)
NYSE........................................................................................  Section 4.3(e)
Proxy Statement/Prospectus..................................................................  Section 7.8(a)
Regulatory Filings..........................................................................  Section 5.6(b)
Returns.....................................................................................  Section 5.10(a)
Rule 145 Affiliates.........................................................................  Section 7.11
Rule 16b-3..................................................................................  Section 4.5
Santa Fe....................................................................................  Preamble
Santa Fe Acquisition Proposal...............................................................  Section 7.3(a)
Santa Fe Amendments.........................................................................  Section 2.1
Santa Fe Benefit Plans......................................................................  Section 6.11
Santa Fe Disclosure Letter..................................................................  Article 6 Preface
Santa Fe Material Adverse Effect............................................................  Section 10.9(c)
Santa Fe Material Contract..................................................................  Section 6.23(a)
Santa Fe Ordinary Shares....................................................................  Section 2.1
Santa Fe Ordinary Share Price...............................................................  Section 4.3(e)
Santa Fe Permits............................................................................  Section 6.5(b)
Santa Fe Permitted Liens....................................................................  Section 6.21
Santa Fe Preference Shares..................................................................  Section 6.3
Santa Fe Real Property......................................................................  Section 6.5(d)
Santa Fe Reports............................................................................  Section 6.7
Santa Fe Superior Proposal..................................................................  Section 7.3(a)
SEC.........................................................................................  Section 4.2(e)(ii)
Securities Act..............................................................................  Section 4.3(d)
Severance Program...........................................................................  Section 7.14(e)
Significant Subsidiary......................................................................  Section 5.4
Shareholder Agreement.......................................................................  Recitals
Sub.........................................................................................  Preamble
Subsidiary..................................................................................  Section 10.9(d)
Supplemental Indenture......................................................................  Section 5.6(c)
Surviving Entity............................................................................  Section 1.1
Taxes.......................................................................................  Section 5.10(e)
Third-Party Provisions......................................................................  Section 10.3
2001 Plan...................................................................................  Section 4.2(d)

                         AGREEMENT AND PLAN OF MERGER

                  THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of August 31, 2001, is by and among Santa Fe International Corporation, a company incorporated under the laws of the Cayman Islands ("Santa Fe"), Silver Sub, Inc., a company organized under the laws of Delaware and a direct wholly owned subsidiary of Santa Fe ("Sub"), Gold Merger Sub, Inc., a company organized under the laws of Delaware and a direct wholly owned subsidiary of Sub ("Merger Sub"), and Global Marine Inc., a company organized under the laws of Delaware ("Global").

                                   RECITALS

                  A. The Merger. At the Effective Time (as defined herein), the parties intend to effect a merger of Merger Sub with and into Global, with Global being the surviving entity (the "Merger"), thus enabling Sub to acquire all of the stock of Global solely in exchange for voting shares of Santa Fe.

                  B. Shareholder Agreement. Concurrently with the execution and delivery hereof, SFIC Holdings (Cayman), Inc., the owner of 43,500,000 Santa Fe Ordinary Shares (as hereinafter defined), is entering into a Shareholder Agreement (the "Shareholder Agreement") with Global providing for, among other things, the voting of the Santa Fe Ordinary Shares owned by SFIC Holdings (Cayman), Inc.

                  C. Intended U.S. Accounting Treatment. The parties to this Agreement intend that the Merger be treated as the purchase of Santa Fe by Global for U.S. generally accepted accounting principles.

                  NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                  THE MERGER

                  Section 1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, Merger Sub shall be merged with and into Global in accordance with this Agreement, and the separate corporate existence of Merger Sub shall thereupon cease. Global shall be the surviving entity in the Merger (sometimes hereinafter referred to as the "Surviving Entity"). The Merger shall have the effects specified herein and in the General Corporation Law of the State of Delaware (the "DGCL").

                  Section 1.2 The Closing. Upon the terms and subject to the conditions of this Agreement, the closing of the Merger (the "Closing") shall take place (a) at the offices of Baker Botts L.L.P., One Shell Plaza, 910 Louisiana, Houston, Texas 77002, at 9:00 a.m., local time, on the first business day immediately following the day on which the last to be fulfilled or waived of the conditions set forth in Section 8.1, or, if on such day any condition set forth in Section 8.2 or 8.3 has not been fulfilled or waived, as soon as practicable after all the conditions set forth in

Article 8 have been fulfilled or waived in accordance herewith or (b) at such other time, date or place as Santa Fe and Global may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

                  Section 1.3 Effective Time. On the Closing Date, Santa Fe, Global and Merger Sub shall cause a certificate of merger (the "Certificate of Merger") meeting the requirements of Section 251 of the DGCL to be properly executed and filed in accordance with such section. The Merger shall become effective at the time of filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL or at such later time that Santa Fe and Global shall have agreed upon and designated in such filing as the effective time of the Merger (the "Effective Time").

                                   ARTICLE 2

            MEMORANDUM AND ARTICLES OF ASSOCIATION OF SANTA FE AND CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING ENTITY

                  Section 2.1 Memorandum and Articles of Association of Santa Fe. Subject to the approval by the holders of the issued ordinary shares, par value $.01 per share, of Santa Fe ("Santa Fe Ordinary Shares") as and to the extent required by Cayman Islands law and Santa Fe's memorandum of association and articles of association, as of the Effective Time, Santa Fe's memorandum of association and articles of association shall be amended as described in Exhibit
2.1 hereto (the "Santa Fe Amendments") such that, among other things:

                  (a) The name of Santa Fe shall be changed to "GlobalSantaFe Corporation"; and

                  (b) Any action taken prior to the third anniversary of the Effective Time to remove or replace the Chairman of the Board or the Chief Executive Officer shall require a vote of two-thirds of the entire Board of Directors of Santa Fe.

                  Section 2.2 Certificate of Incorporation of the Surviving Entity. As of the Effective Time, the certificate of incorporation of Global in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Entity, until duly amended in accordance with applicable law.

                  Section 2.3 Bylaws of the Surviving Entity. As of the Effective Time, the bylaws of Global in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Entity, until duly amended in accordance with applicable law.

                                   ARTICLE 3

                    DIRECTORS AND OFFICERS OF SANTA FE AND
                     OF THE SURVIVING ENTITY; HEADQUARTERS

                  Section 3.1  Board of Directors of Santa Fe.

                  (a) At the Effective Time, the Board of Directors of Santa Fe shall consist of 14 members, one-half consisting of current members of the Santa Fe board of directors designated by Santa Fe, after consultation with Global, before the Effective Time ("Former Santa Fe Directors") and one-half consisting of current members of the Global board of directors designated by Global, after consultation with Santa Fe, before the Effective Time ("Former Global Directors"), with such persons being allocated by Santa Fe or Global as applicable as nearly as practicable on a proportionate basis to each of the three classes into which the Board of Directors is divided in accordance with Santa Fe's articles of association. At the Effective Time, Robert E. Rose shall be the Chairman of the Board of Santa Fe. From and after the Effective Time, each person so designated shall serve as a director of Santa Fe until such person's successor shall be elected and qualified or such person's earlier death, resignation or removal in accordance with the memorandum of association and articles of association of Santa Fe.

                  (b) At the Effective Time, the membership of each committee of the Board of Directors of Santa Fe shall consist of an equal number of Former Santa Fe Directors and Former Global Directors. The Former Santa Fe Directors shall select the Chairman of the Nominating and Governance Committee and the Audit Committee. Robert E. Rose shall be Chairman of the Executive Committee. The Former Global Directors shall select the Chairman of the Compensation Committee. The Chairmen of all other committees shall be selected so that one-half have been selected by the Former Global Directors and one-half selected by the Former Santa Fe Directors.

                  (c) Santa Fe shall cause the directors of Santa Fe not continuing after the Effective Time to resign from the Board of Directors of Santa Fe as of the Effective Time.

                  (d) Prior to the Effective Time, the Board of Directors of Santa Fe shall take such action as may be necessary to cause (i) any Santa Fe designees who are changing classes to be elected to the appropriate classes as of the Effective Time and (ii) the Global designees (including Robert E. Rose) to be elected to the Board of Directors of Santa Fe as of the Effective Time.

                  Section 3.2 Certain Officers of Santa Fe. At the Effective Time, Robert E. Rose shall be the Chairman of the Board of Santa Fe, C. Stedman Garber, Jr. shall be the President and Chief Executive Officer of Santa Fe and the other individuals listed on Exhibit 3.2 hereto shall have the officer positions with Santa Fe listed on such Exhibit, and each such officer shall thereafter serve until such officer's successor shall be appointed or such officer's earlier death, resignation, retirement, disqualification or removal in accordance with the memorandum of association and articles of association of Santa Fe. If, before the Effective Time, any such person is unable or unwilling to serve as an officer of Santa Fe in the capacity set forth in Exhibit 3.2, then a substitute officer shall be selected by mutual agreement of Santa Fe and Global.

                  Section 3.3 Employment Agreements. Santa Fe is entering into a letter agreement, with duties to be effective as of the Effective Time, with
C. Stedman Garber, Jr. and shall assume, as of the Effective Time, Global's obligation under the employment agreement with Robert E. Rose, as amended, identified on Schedule 5.9 to the Global Disclosure Letter (as hereinafter defined) (each such agreement, as so amended, or any successor agreement, including any amendment thereto, an "Employment Agreement"). During the terms of their respective

Employment Agreements, Mr. Rose and Mr. Garber will have the respective powers, and perform the respective duties, set forth in each of their respective Employment Agreements.

                  Section 3.4 Board of Directors of Surviving Entity. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Entity as of the Effective Time, until their successors shall be elected and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Entity.

                  Section 3.5 Officers of Surviving Entity. The officers of Global immediately prior to the Effective Time shall be the officers of the Surviving Entity as of the Effective Time, until their successors shall be appointed or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Entity.

                  Section 3.6 Headquarters Location. From and after the Effective Time, the principal U.S. executive offices of Santa Fe shall be located in Houston, Texas.

                                   ARTICLE 4

                       CONVERSION OF GLOBAL COMMON STOCK

                  Section 4.1 Merger Ratio. For purposes of this Agreement, the "Merger Ratio" shall equal 0.665.

                  Section 4.2 Conversion of Capital Stock of Global and Merger Sub.

                  (a) At the Effective Time, each share of common stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one fully paid and non-assessable share of common stock, par value $.01 per share, of the Surviving Entity.

                  (b) At the Effective Time, each share of common stock, par value $.10 per share, of Global ("Global Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares of Global Common Stock to be canceled without payment of any consideration therefor pursuant to
Section 4.2(c)), shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive a number of Santa Fe Ordinary Shares equal to the Merger Ratio, which Santa Fe Ordinary Shares shall be transferred by Sub pursuant to the Merger, and each such share of Global Common Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of such shares of Global Common Stock shall thereafter cease to have any rights with respect to such shares of Global Common Stock, except the right to receive, without interest, certificates for Santa Fe Ordinary Shares in accordance with Section 4.3(b) and cash for fractional shares in accordance with Sections 4.3(b) and 4.3(d) upon the surrender of the relevant Certificate (as hereinafter defined).

                  (c) Each share of Global Common Stock issued and held in Global's treasury and each share of Global Common Stock owned by any wholly owned Subsidiary of Global or by Santa Fe, Sub or Merger Sub, shall, at the Effective Time and by virtue of the Merger, cease to be outstanding and shall be canceled and retired without payment of any consideration therefor, and no capital shares of Santa Fe or other consideration shall be delivered in exchange therefor.

                  (d)      (i)   At the Effective Time, all options to acquire
shares of Global Common Stock outstanding at the Effective Time under Global's stock plans (collectively, the "Global Stock Plans") identified in Section 4.2(d) of the Global Disclosure Letter and all options to acquire shares of Global Common Stock issued hereafter pursuant to Section 7.1(f) (individually, a "Global Option" and collectively, the "Global Options") shall remain outstanding following the Effective Time, subject to the modifications described in this
Section 4.2(d). Prior to the Effective Time, Global and Santa Fe shall take all actions (if any) as may be required to permit the assumption of such Global Options by Santa Fe pursuant to this Section 4.2(d)(i). At the Effective Time, the Global Options shall be assumed and adjusted by Santa Fe in such manner that Santa Fe (i) is a corporation "assuming a stock option in a transaction to which
Section 424(a) applies" within the meaning of Section 424 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), or (ii) to the extent that the Global Option is not or ceases to qualify as an "incentive stock option" within the meaning of Section 422 of the Code, would be such a corporation were Section 424 of the Code applicable to such option. Each Global Option assumed and adjusted by Santa Fe shall, in accordance with the Global Stock Plans and the option agreements entered into pursuant thereto, be fully vested and exercisable as of the Effective Time and shall otherwise be subject to the same terms and conditions as under the applicable Global Stock Option Plan and the applicable option agreement entered into pursuant thereto, except that (i) immediately following the Effective Time (A) each Global Option shall be exercisable for that whole number of Santa Fe Ordinary Shares equal to the product (rounded to the nearest whole share) of the number of shares of Global Common Stock subject to such Global Option immediately prior to the Effective Time multiplied by the Merger Ratio, and (B) the exercise price per Santa Fe Ordinary Share shall be an amount equal to the exercise price per share of Global Common Stock subject to such Global Option in effect immediately prior to the Effective Time divided by the Merger Ratio (the price per share, as so determined, being rounded down to the nearest whole cent), and (ii) as of the Effective Time, each Global Option outstanding under Global's 1990 Non-Employee Director Stock Option Plan identified in Section 4.2(d) of the Global Disclosure Letter shall be deemed modified to remain exercisable for the full scheduled term of such Global Option in the event the holder of such Global Option does not become a non-employee director of Santa Fe, or terminates service as a non-employee director of Santa Fe prior to the expiration of the option under conditions which would permit the option to remain outstanding and exercisable for its full scheduled term under the terms of the Global Options issued to such non-employee director pursuant to the Global 2001 Non-Employee Director Stock Option and Incentive Plan (the "2001 Plan"), and to remain exercisable for three months following termination of service under any other conditions. Without limiting the foregoing, effective at the Effective Time, Santa Fe shall assume the Global 1998 Stock Option and Incentive Plan, the Global 1994 Non-Employee Stock Option and Incentive Plan, and the 2001 Plan (collectively the "Assumed Plans") for purposes of employing such plans to make grants of stock options and other awards based on Santa Fe Ordinary Shares following the Effective Time.

                           (ii) At or prior to the Effective Time, Santa Fe shall take all corporate action necessary to reserve for issuance a number of Santa Fe Ordinary Shares equal to the number of Santa Fe Ordinary Shares available for issuance pursuant to the Assumed Plans (which number shall be the product (rounded to the nearest whole share) of the number of shares of Global Common Stock available for issuance immediately prior to the Effective Time multiplied by the Merger Ratio). On the Closing Date, Santa Fe shall file with the U.S. Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-8 (or a post-effective amendment on Form S-8 with respect to the Form S-4 (as defined in Section 7.8) or such other appropriate form) covering all such Santa Fe Ordinary Shares and shall cause such registration statement to remain effective (and shall cause the prospectus or prospectuses relating thereto to remain compliant with applicable securities laws) for as long as there are outstanding any such Global Options.

                           (iii) Except as otherwise specifically provided by
                  this Section 4.2(d), the terms of the Global Options and the relevant Global Stock Plans, as in effect on the Effective Time, shall remain in full force and effect with respect to the Global Options after giving effect to the Merger and the assumptions by Santa Fe as set forth above. As soon as practicable following the Effective Time, Santa Fe shall deliver to the holders of Global Options appropriate notices setting forth such holders' rights pursuant to the respective Global Stock Plans and the agreements evidencing the grants of such Global Options, and that such Global Options and such agreements shall be assumed by Santa Fe and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 4.2(d)).

                  (e) Santa Fe shall agree to be bound by the conversion provisions of Global's Zero Coupon Convertible Debentures due 2020 (the "Global Convertible Debentures"), such that following the Effective Time, each outstanding Global Convertible Debenture will be convertible into the number of Santa Fe Ordinary Shares (and cash in lieu of fractional shares) that the holder thereof would have had the right to receive after the Effective Time if such Global Convertible Debenture had been converted immediately prior to the Effective Time.

                  Section 4.3 Exchange of Certificates Representing Global Common Stock.

                  (a) As of the Effective Time, Sub shall appoint Mellon Investor Services LLC or such other party reasonably satisfactory to Global as exchange agent (the "Exchange Agent"), and Sub shall, when and as needed, deposit, or cause to be deposited with the Exchange Agent for the benefit of the holders of shares of Global Common Stock for exchange in accordance with this
Article 4, certificates representing the Santa Fe Ordinary Shares to be issued pursuant to Section 4.2 and delivered pursuant to this Section 4.3 in exchange for outstanding shares of Global Common Stock. When and as needed, the Surviving Entity shall provide the Exchange Agent immediately following the Effective Time cash sufficient to pay cash in lieu of fractional shares in accordance with Sections 4.3(b) and 4.3(d) (such cash and certificates for Santa Fe Ordinary Shares together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund").

                  (b) Promptly after the Effective Time, Sub shall cause the Exchange Agent to mail to each holder of record of one or more certificates ("Certificates") that immediately prior to the Effective Time represented shares of Global Common Stock (other than to holders of shares of Global Common Stock that, pursuant to Section 4.2(c), are canceled without payment of any consideration therefor): (A) a letter of transmittal (the "Letter of Transmittal") which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Santa Fe may reasonably specify and (B) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Santa Fe Ordinary Shares and cash in lieu of fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such Letter of Transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole Santa Fe Ordinary Shares and (y) a check representing the amount of cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, which such holder has the right to receive pursuant to the provisions of this
Article 4, after giving effect to any required withholding tax, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of Certificates. In the event of a transfer of ownership of Global Common Stock which is not registered in the transfer records of Global, a certificate representing the proper number of Santa Fe Ordinary Shares together with a check for the cash to be paid in lieu of fractional shares, may be issued to such a transferee if the Certificate representing such Global Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

                  (c) Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared or made after the Effective Time with respect to Santa Fe Ordinary Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Santa Fe Ordinary Shares represented by such Certificate as a result of the conversion provided in Section 4.2(b) or 4.2(c) until such Certificate is surrendered as provided herein. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the Certificates so surrendered, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable and not paid with respect to the number of whole Santa Fe Ordinary Shares issued pursuant to
Section 4.2, less the amount of any withholding taxes, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Santa Fe Ordinary Shares, less the amount of any withholding taxes.

                  (d) At or after the Effective Time, the Surviving Entity shall pay from funds on hand at the Effective Time any dividends or make other distributions with a record date prior to the Effective Time that may have been declared or made by Global on shares of Global Common Stock which remain unpaid at the Effective Time, and after the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Entity of the shares of Global Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Entity, the presented Certificates shall be canceled and exchanged for certificates representing Santa Fe Ordinary Shares and cash in lieu of fractional shares, if any, deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this
Article 4. Certificates surrendered for exchange by any person constituting an "affiliate" of Global for purposes of Rule 145(c) under the Securities Act of 1933, as amended (the "Securities Act"), shall not be exchanged until Global has received a written agreement from such person as provided in Section 7.11.

                  (e) No fractional Santa Fe Ordinary Shares shall be issued pursuant hereto. In lieu of the issuance of any fractional Santa Fe Ordinary Shares pursuant to Section 4.2(b), cash adjustments provided by Sub will be paid to holders in respect of any fractional Santa Fe Ordinary Shares that would otherwise be issuable, and the amount of such cash adjustment shall be equal to such fractional proportion of the Santa Fe Ordinary Share Price. For purposes of this Agreement, the "Santa Fe Ordinary Share Price" shall mean the average of the per share closing prices of the Santa Fe Ordinary Shares as reported on the consolidated transaction reporting system for securities traded on the New York Stock Exchange, Inc. ("NYSE") (as reported in the New York City edition of The Wall Street Journal or, if not reported thereby, another authoritative source) for the 20 consecutive trading days ending on the fifth trading day prior to the Closing Date, appropriately adjusted for any stock splits, reverse stock splits, stock dividends, recapitalizations or other similar transactions.

                  (f) Any portion of the Exchange Fund (including the proceeds of any investments thereof and any certificates for Santa Fe Ordinary Shares) that remains undistributed to the former stockholders of Global one year after the Effective Time shall be delivered to Sub. Any former stockholders of Global who have not theretofore complied with this Article 4 shall thereafter look only to Sub for delivery of certificates representing their Santa Fe Ordinary Shares and cash in lieu of fractional shares and to Santa Fe for any unpaid dividends and distributions on the Santa Fe Ordinary Shares deliverable to such former stockholder pursuant to this Agreement.

                  (g) None of Santa Fe, Sub, Global, the Surviving Entity, the Exchange Agent or any other person shall be liable to any person for any portion of the Exchange Fund properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (h) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Entity, the posting by such person of a bond in such reasonable amount as the Surviving Entity may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate certificates representing the Santa Fe Ordinary Shares, cash in lieu of fractional shares and unpaid dividends and distributions on Santa Fe Ordinary Shares, as provided in
Section 4.3(c), deliverable in respect thereof pursuant to this Agreement.

                  Section 4.4 Adjustment of Merger Ratio. In the event that, subsequent to the date of this Agreement but prior to the Effective Time, Santa Fe changes the number of Santa Fe Ordinary Shares, or Global changes the number of shares of Global Common Stock, issued and outstanding as a result of a stock split, reverse stock split, stock dividend, recapitalization or other similar transaction, the Merger Ratio and other items dependent thereon shall be appropriately adjusted.

          Section 4.5 Rule 16b-3 Approval. Santa Fe agrees that the Santa Fe Board of Directors or the Executive Compensation Committee of the Santa Fe Board of Directors shall, at or prior to the Effective Time, adopt resolutions specifically approving, for purposes of Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the receipt, pursuant to Section 4.2, of Santa Fe Ordinary Shares, and of options to acquire Santa Fe Ordinary Shares, by executive officers or directors of Global who become executive officers or directors of Santa Fe subject to Rule 16b-3.

                                   ARTICLE 5

                   REPRESENTATIONS AND WARRANTIES OF GLOBAL

          Except as set forth in the disclosure letter delivered to Santa Fe by Global at or prior to the execution hereof (the "Global Disclosure Letter") and making reference to the particular subsection of this Agreement to which exception is being taken, Global represents and warrants to Santa Fe, Sub and Merger Sub that:

          Section 5.1 Existence; Good Standing; Corporate Authority. Global is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Global is duly qualified to do business and, to the extent such concept or similar concept exists in the relevant jurisdiction, is in good standing under the laws of any jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified does not and is not reasonably likely to have, individually or in the aggregate, a Global Material Adverse Effect (as defined in Section 10.9). Global has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted. The copies of Global's certificate of incorporation and bylaws previously made available to Santa Fe are true and correct and contain all amendments as of the date hereof.

          Section 5.2 Authorization, Validity and Effect of Agreements. Global has the requisite corporate power and authority to execute and deliver this Agreement and all other agreements and documents contemplated hereby to which it is a party. The consummation by Global of the transactions contemplated hereby have been duly authorized by all requisite corporate action on behalf of Global, other than the approvals referred to in Section 5.20. This Agreement constitutes the valid and legally binding obligation of Global, enforceable against Global in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and general principles of equity. Global has taken all action necessary to render the restrictions set forth in Section 203 of the DGCL, and any other applicable takeover law restricting or purporting to restrict business combinations, and in Article Ninth of its certificate of incorporation inapplicable to this Agreement and the transactions contemplated hereby.

          Section 5.3 Capitalization. The authorized capital stock of Global consists of 300,000,000 shares of Global Common Stock and 10,000,000 shares of preferred stock, par value $.01 per share. As of August 29, 2001, there were 176,602,294 outstanding shares of Global Common Stock, 19,124,251 shares of Global Common Stock reserved for issuance upon conversion of Global Options, 241,891 shares reserved for issuance under the Global Non-Employee Director Restricted Stock Plan, 7,330,920 shares of Global Common Stock reserved for issuance upon conversion of outstanding Global Convertible Debentures, 5,043 shares of Global Common Stock reserved for issuance upon conversion of Global senior debt (none of which shares will ever be issuable because none of such senior debt remains enforceable) and no outstanding shares of Global preferred stock. All such issued and outstanding shares of Global Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. As of the date of this Agreement, except as set forth in this Section 5.3, there are no outstanding shares of capital stock and there are no options, warrants, calls, subscriptions, convertible securities or other rights, agreements or commitments which obligate Global or any of its Subsidiaries to issue, transfer or sell any shares of capital stock or other voting securities of Global or any of its Subsidiaries. Global has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Global on any matter.

          Section 5.4 Subsidiaries. For purposes of this Agreement, "Significant Subsidiary" shall mean significant subsidiary as defined in Rule 1-02 of Regulation S-X of the Exchange Act. Each of Global's Significant Subsidiaries is a corporation or other legal entity duly organized, validly existing and, to the extent such concept or similar concept exists in the relevant jurisdiction, in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate or other entity power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing (where applicable) in each jurisdiction in which the ownership, operation or lease of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing does not and is not reasonably likely to have a Global Material Adverse Effect. As of the date of this Agreement, all of the outstanding shares of capital stock of, or other ownership interests in, each of Global's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and are owned, directly or indirectly, by Global free and clear of all mortgages, deeds of trust, liens, security interests, pledges, leases, conditional sale contracts, charges, privileges, easements, rights of way, reservations, options, rights of first refusal and other encumbrances ("Liens").

          Section 5.5 Compliance with Laws; Permits. Except for such matters as, individually or in the aggregate, do not or are not reasonably likely to have a Global Material Adverse Effect and except for matters arising under Environmental Laws (as defined herein) which are treated exclusively in Section 5.13:

          (a) Neither Global nor any Subsidiary of Global is in violation of any applicable law, rule, regulation, code, governmental determination, order, treaty, convention, governmental certification requirement or other public limitation, U.S. or non-U.S. (collectively, "Applicable Laws"), and no claim is pending or, to the knowledge of Global, threatened with respect to any such matters. No condition exists which does or is reasonably likely to constitute a violation of or deficiency under any Applicable Law by Global or any Subsidiary of Global.

          (b) Global and each Subsidiary of Global hold all permits, licenses, certifications, variations, exemptions, orders, franchises and approvals of all governmental or regulatory authorities necessary for the conduct of their respective businesses (the "Global Permits"). All Global Permits are in full force and effect and there exists no default thereunder or breach thereof, and Global has no notice or actual knowledge that such Global Permits will not be renewed in the ordinary course after the Effective Time. No governmental authority has given, or to the knowledge of Global threatened to give, any action to terminate, cancel or reform any Global Permit.

          (c) Each drilling rig, drillship or other drilling unit owned or leased by Global or a subsidiary of Global which is subject to classification is in class according to the rules and regulations of the applicable classifying body and is duly and lawfully documented under the laws of its flag jurisdiction.

          (d) Global and each Subsidiary of Global possess all permits, licenses, operating authorities, orders, exemptions, franchises, variances, consents, approvals or other authorizations required for the present ownership and operation of all its real property or leaseholds ("Global Real Property"). There exists no material default or breach with respect to, and no party or governmental authority has taken or, to the knowledge of Global, threatened to take, any action to terminate, cancel or reform any such permit, license, operating authority, order, exemption, franchise, variance, consent, approval or other authorization pertaining to Global Real Property.

          Section 5.6 No Conflict. (a) Neither the execution and delivery by Global of this Agreement nor the consummation by Global of the transactions contemplated hereby in accordance with the terms hereof will (i) subject to the approvals referred to in Section 5.20, conflict with or result in a breach of any provisions of the certificate of incorporation or bylaws of Global, (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties of Global or its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, or otherwise result in a detriment to Global or any of its Subsidiaries under, any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement, joint venture or other instrument or obligation to which Global or any of its Subsidiaries is a party, or by which Global or any of its Subsidiaries or any of their properties is bound or affected or (iii) subject to the filings and other matters referred to in Section 5.6(b), contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, order or decree binding upon or applicable to Global or any of its Subsidiaries, except, for such matters described in clause (ii) or (iii) as do not and are not reasonably likely to have, individually or in the aggregate, a Global Material Adverse Effect.

          (b) Neither the execution and delivery by Global of this Agreement nor the consummation by Global of the transactions contemplated hereby in accordance with the terms hereof will require any consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority, other than (i) the filing of the Certificate of Merger provided for in Section 1.3, (ii) filings required under the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Exchange Act, the Securities Act or applicable state securities and "Blue Sky" laws, and (iii) filings and notifications required under applicable Non-U.S. antitrust laws set forth in Schedule 5.6 of the Global Disclosure Letter ((i), (ii) and (iii) collectively, the "Regulatory Filings"), except for any consent, approval or authorization the failure of which to obtain and for any filing or registration the failure of which to make does not and is not reasonably likely to have a Global Material Adverse Effect.

          (c) This Agreement, the Merger and the transactions contemplated hereby do not, and will not upon consummation of such transactions in accordance with their terms, constitute a "Change of Control" for the purposes of, or a default under, (A) the Indenture dated as of September 1, 1997, between Global and Wilmington Trust Company, as Trustee (the "Indenture Trustee"), or the First Supplemental Indenture dated as of June 23, 2000 between Global and the Indenture Trustee (the "Supplemental Indenture") or (B) the Global Convertible Debentures.

          Section 5.7 SEC Documents. Global has filed with the SEC all documents (including exhibits and any amendments thereto) required to be so filed by it since January 1, 1999 pursuant to Sections 13(a), 14(a) and 15(d) of the Exchange Act, and has made available to Santa Fe each registration statement, report, proxy statement or information statement (other than preliminary materials) it has so filed, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the "Global Reports"). As of its respective date, each Global Report (i) complied in all material respects in accordance with the applicable requirements of the Exchange Act and the rules and regulations thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading except for such statements, if any, as have been modified by subsequent filings with the SEC prior to the date hereof. Each of the consolidated balance sheets included in or incorporated by reference into the Global Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of Global and its Subsidiaries as of its date, and each of the consolidated statements of operations, cash flows and changes in stockholders' equity included in or incorporated by reference into the Global Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, cash flows or changes in stockholders' equity, as the case may be, of Global and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to (x) such exceptions as may be permitted by Form 10-Q of the SEC and (y) normal year-end audit adjustments), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. Except as and to the extent set forth on the consolidated balance sheet of Global and its Subsidiaries included in the most recent Global Report filed prior to the date of this Agreement that includes such a balance sheet, including all notes thereto, as of the date of such balance sheet, neither Global nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of Global or in the notes thereto prepared in accordance with generally accepted accounting principles consistently applied, other than liabilities or obligations which do not and are not reasonably likely to have, individually or in the aggregate, a Global Material Adverse Effect.

          Section 5.8 Litigation. Except as described in the Global Reports filed prior to the date of this Agreement, there are no actions, suits or proceedings pending against Global or any of its Subsidiaries or, to Global's knowledge, threatened against Global or any of its Subsidiaries, at law or in equity or in any arbitration or similar proceedings, before or by any U.S. federal, state or non-U.S. court, commission, board, bureau, agency or instrumentality or any U.S. or non-U.S. arbitral or other dispute resolution body, that are reasonably likely to have, individually or in the aggregate, a Global Material Adverse Effect.

          Section 5.9 Absence of Certain Changes. From December 31, 2000 to the date of this Agreement, there has not been (i) any event or occurrence that has had or is reasonably likely to have a Global Material Adverse Effect, (ii) any material change by Global or any of its Subsidiaries, when taken as a whole, in any of its accounting methods, principles or practices or any of its tax methods, practices or elections, (iii) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of Global or any redemption, purchase or other acquisition of any of its securities or (iv) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, except in the ordinary course of business consistent with past practice.

          Section 5.10 Taxes. (a) All tax returns, statements, reports, declarations, estimates and forms ("Returns") required to be filed by or with respect to Global and any of its Subsidiaries (including any Return required to be filed by a consolidated, combined or unitary group that included Global or any of its Subsidiaries) on or prior to the date hereof have been duly filed on a timely basis with the appropriate governmental authorities, except to the extent that any failure to file does not and is not reasonably likely to have, individually or in the aggregate, a Global Material Adverse Effect, and all taxes due with such Returns have been duly paid, or deposited in full on a timely basis or adequately reserved for in accordance with generally accepted accounting principles, except to the extent that any failure to pay or deposit or make adequate provision for the payment of such taxes does not and is not reasonably likely to have, individually or in the aggregate, a Global Material Adverse Effect. Representations made in this Section 5.10 are made to the knowledge of Global to the extent that the representations relate to a corporation which was, but is not currently, a part of Global's or any Subsidiary's affiliated, consolidated, combined unitary or similar group.

          (b) Except to the extent not reasonably likely to have, individually or in the aggregate, a Global Material Adverse Effect, (i) no audits or other administrative proceedings or court proceedings are presently pending with regard to any taxes or Returns of Global or any of its Subsidiaries as to which any taxing authority has asserted in writing any claim; (ii) no governmental authority is now asserting in writing any deficiency or claim for taxes or any adjustment to taxes with respect to which Global or any of its Subsidiaries may be liable with respect to income and other material taxes which have not been fully paid or finally settled; and (iii) neither Global nor any of its Subsidiaries has any liability for taxes under Treas. Reg. (S) 1.1502-6 or any similar provision of state, local, or non-U.S. tax law, except for taxes of the affiliated group of which Global is the common parent, within the meaning of
Section 1504(a)(1) of the Code or any similar provision of state, local, or non-U.S. tax law. As of the date of this Agreement, neither Global nor any of its Subsidiaries has granted any requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any taxes with respect to any Returns of Global or any of its Subsidiaries. Neither Global nor any of its Subsidiaries is a party to any closing agreement described in Section 7121 of the Code or any predecessor provision thereof or any similar agreement under state, local, or non-U.S. tax law. Neither Global nor any of its Subsidiaries is a party to, is bound by or has any obligation under any tax sharing, allocation or indemnity agreement or any similar agreement or arrangement. Neither Global nor any of its Subsidiaries has made an election under Section 341(f) of the Code. To the knowledge of Global, Global has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code at any time within the past five years.

          (c) For purposes of this Agreement, "tax" or "taxes" means all net income, gross income, gross receipts, sales, use, ad valorem, transfer, accumulated earnings, personal holding company, excess profits, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, disability, capital stock, or windfall profits taxes, customs duties or other taxes, fees, assessments or governmental charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (U.S. or non-U.S.).

          Section 5.11 Employee Benefit Plans. (a) Section 5.11 of the Global Disclosure Letter contains a list of all Global Benefit Plans. The term "Global Benefit Plans" means all material employee benefit plans and other material benefit arrangements, including all "employee benefit plans" as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not U.S.-based plans, and all other material employee benefit, bonus, incentive, deferred compensation, stock option (or other equity-based), severance, employment, change in control, welfare (including post-retirement medical and life insurance) and fringe benefit plans, practices or agreements, whether or not subject to ERISA or U.S.-based and whether written or oral, sponsored, maintained or contributed to or required to be contributed to by Global or any of its Subsidiaries, to which Global or any of its Subsidiaries is a party or is required to provide benefits under applicable law or in which any person who is currently, has been or, prior to the Effective Time, is expected to become an employee of Global is a participant. Global will provide Santa Fe, within 30 days after the date hereof, with true and complete copies of the Global Benefit Plans and, if applicable, the most recent trust agreements, Forms 5500, summary plan descriptions, funding statements, annual reports and actuarial reports, if applicable, for each such plan.

          (b) Except as for such matters as, individually or in the aggregate, do not and are not reasonably likely to have a Global Material Adverse Effect: all applicable reporting and disclosure requirements have been met with respect to Global Benefit Plans; there has been no "reportable event," as that term is defined in Section 4043 of ERISA, with respect to Global Benefit Plans subject to Title IV of ERISA for which the 30-day reporting requirement has not been waived; to the extent applicable, the Global Benefit Plans comply with the requirements of ERISA and the Code or with the regulations of any applicable jurisdiction, and any Global Benefit Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS; the Global Benefit Plans have been maintained and operated in accordance with their terms, and, to Global's knowledge, there are no breaches of fiduciary duty in connection with the Global Benefit Plans; there are no pending or, to Global's knowledge, threatened claims against or otherwise involving any Global Benefit Plan, and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Global Benefit Plan activities) has been brought against or with respect to any such Global Benefit Plan; all material contributions required to be made as of the date hereof to the Global Benefit Plans have been made or provided for; with respect to the Global Benefit Plans or any "employee pension benefit plans," as defined in Section 3(2) of ERISA, that are subject to Title IV of ERISA and have been maintained or contributed to within six years prior to the Effective Time by Global, its Subsidiaries or any trade or business (whether or not incorporated) which is under common control, or which is treated as a single employer, with Global or any of its Subsidiaries under Section 414(b), (c), (m) or (o) of the Code (an "ERISA Affiliate"), (i) neither Global nor any of its Subsidiaries has incurred any direct or indirect liability under Title IV of ERISA in connection with any termination thereof or withdrawal therefrom; and (ii) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived.

          (c) Neither Global nor any of its Subsidiaries nor any of its ERISA Affiliates contributes to, or has an obligation to contribute to, and has not within six years prior to the Effective Time contributed to, or had an obligation to contribute to, a "multiemployer plan" within the meaning of
Section 3(37) of ERISA, and the execution of, and performance of the transactions contemplated by, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any benefit plan, policy, arrangement or agreement or any trust or loan (in connection therewith) that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligations to fund benefits with respect to any employee of Global or any Subsidiary thereof.

          (d) No Global Benefit Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of Global or any Subsidiary of Global for periods extending beyond their retirement or other termination of service other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension plan" or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

          Section 5.12 Labor Matters. (a) Neither Global nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement or similar contract, agreement or understanding with a labor union or similar labor organization (i) covering any employees in the U.S. or (ii) covering, in any single instance, 10% or more of the employees of Global and its Subsidiaries taken as a whole. As of the date of this Agreement, to Global's knowledge, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened (x) involving any employees in the U.S. or (y) involving, in any single instance, 10% or more of the employees of Global and its Subsidiaries taken as a whole.

          (b) Except for such matters as do not and are not reasonably likely to have a Global Material Adverse Effect and except as described in the Global Reports filed prior to the date of this Agreement, (i) neither Global nor any Subsidiary of Global has received any written complaint of any unfair labor practice or other unlawful employment practice or any written notice of any material violation of any federal, state or local statutes, laws, ordinances, rules, regulations, orders or directives with respect to the employment of individuals by, or the employment practices of, Global or any Subsidiary of Global or the work conditions or the terms and conditions of employment and wages and hours of their respective businesses and (ii) there are no unfair labor practice charges or other employee related complaints against Global or any Subsidiary of Global pending or, to the knowledge of Global, threatened, before any governmental authority by or concerning the employees working in their respective businesses.

          Section 5.13 Environmental Matters. (a) Global and each Subsidiary of Global has been and is in compliance with all applicable orders of any court, governmental authority or arbitration board or tribunal and any applicable law, ordinance, rule, regulation or other legal requirement (including common law) related to human health and the environment ("Environmental Laws") except for such matters as do not and are not reasonably likely to have, individually or in the aggregate, a Global Material Adverse Effect. There are no past or present facts, conditions or circumstances that interfere with the conduct of any of their respective businesses in the manner now conducted or which interfere with continued compliance with any Environmental Law, except for any non-compliance or interference that is not reasonably likely to have, individually or in the aggregate, a Global Material Adverse Effect.

          (b) Except for such matters as do not and are not reasonably likely to have, individually or in the aggregate, a Global Material Adverse Effect, no judicial or administrative proceedings or governmental investigations are pending or, to the knowledge of Global, threatened against Global or its Subsidiaries that allege the violation of or seek to impose liability pursuant to any Environmental Law, and there are no past or present facts, conditions or circumstances at, on or arising out of, or otherwise associated with, any current (or, to the knowledge of Global or its Subsidiaries, former) businesses, assets or properties of the Global or any Subsidiary of Global, including but not limited to on-site or off-site disposal, release or spill of any material, substance or waste classified, characterized or otherwise regulated as hazardous, toxic, pollutant, contaminant or words of similar meaning under Environmental Laws, including petroleum or petroleum products or byproducts ("Hazardous Materials") which violate Environmental Law or are reasonably likely to give rise to (i) costs, expenses, liabilities or obligations for any cleanup, remediation, disposal or corrective action under any Environmental Law, (ii) claims arising for personal injury, property damage or damage to natural resources, or (iii) fines, penalties or injunctive relief.

          (c) Neither Global nor any of its Subsidiaries has (i) received any notice of noncompliance with, violation of, or liability or potential liability under any Environmental Law or (ii) entered into any consent decree or order or is subject to any order of any court or governmental authority or tribunal under any Environmental Law or relating to the cleanup of any Hazardous Materials, except for any such matters as do not and are not reasonably likely to have a Global Material Adverse Effect.

          Section 5.14 Intellectual Property. Global and its Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights and proprietary information used or held for use in connection with their respective businesses as currently being conducted, except where the failure to own or possess such licenses and other rights does not and is not reasonably likely to have, individually or in the aggregate, a Global Material Adverse Effect, and there are no assertions or claims challenging the validity of any of the foregoing that are reasonably likely to have, individually or in the aggregate, a Global Material Adverse Effect. The conduct of Global's and its Subsidiaries' respective businesses as currently conducted does not conflict with any patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights or copyrights of others that are reasonably likely to have, individually or in the aggregate, a Global Material Adverse Effect. There is no material infringement of any proprietary right owned by or licensed by or to Global or any of its Subsidiaries that is reasonably likely to have, individually or in the aggregate, a Global Material Adverse Effect.

            Section 5.15 Decrees, Etc. Except for such matters as do not and are not reasonably likely to have a Global Material Adverse Effect, (a) no order, writ, fine, injunction, decree, judgment, award or determination of any court or governmental authority or any arbitral or other dispute resolution body has been issued or entered against Global or any Subsidiary of Global that continues to be in effect that affects the ownership or operation of any of their respective assets or that involves an amount greater than $5 million, and (b) since January 1, 1991, no criminal order, writ, fine, injunction, decree, judgment or determination of any court or governmental authority has been issued against Global or any Subsidiary of Global.

            Section 5.16 Insurance. (a) Except for such matters as do not and are not reasonably likely to have, individually or in the aggregate, a Global Material Adverse Effect, Global and its Subsidiaries maintain insurance coverage with financially responsible insurance companies in such amounts and against such losses as are customary in the drilling services and oil and gas industries on the date hereof.

            (b) Except for such matters as do not and are not reasonably likely to have, individually or in the aggregate, a Global Material Adverse Effect, no event relating specifically to Global or its Subsidiaries (as opposed to events affecting the drilling services or oil and gas industries in general) has occurred that is reasonably likely, after the date of this Agreement, to result in an upward adjustment in premiums under any insurance policies they maintain. Excluding insurance policies that have expired and been replaced in the ordinary course of business, no excess liability, hull or protection and indemnity insurance policy has been canceled by the insurer within one year prior to the date hereof, and to Global's knowledge, no threat in writing has been made to cancel (excluding cancellation upon expiration or failure to renew) any such insurance policy of Global or any Subsidiary of Global during the period of one year prior to the date hereof. Prior to the date hereof, no event has occurred, including the failure by Global or any Subsidiary of Global to give any notice or information or by giving any inaccurate or erroneous notice or information, which materially limits or impairs the rights of Global or any Subsidiary of Global under any such excess liability, hull or protection and indemnity insurance policies.

            Section 5.17 No Brokers. Global has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Global or Santa Fe to pay any finder's fees, brokerage or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that Global has retained Morgan Stanley & Co. Incorporated as its financial advisor, the arrangements with which have been disclosed in writing to Santa Fe prior to the date hereof.

            Section 5.18 Opinion of Financial Advisor. The Board of Directors of Global has received the opinion of Morgan Stanley & Co. Incorporated to the effect that, as of the date of this Agreement, the Merger Ratio is fair, from a financial point of view, to the holders of Global Common Stock.

            Section 5.19 Santa Fe Share Ownership. Neither Global nor any of its Subsidiaries owns any shares in the capital of Santa Fe or any other securities convertible into or otherwise exercisable to acquire shares in the capital of Santa Fe.

            Section 5.20 Vote Required. The only votes of the holders of any class or series of Global capital stock necessary to approve any transaction contemplated by this Agreement are the affirmative vote in favor of the adoption of this Agreement of the holders of at least a majority of the outstanding shares of Global Common Stock.

            Section 5.21 Ownership of Drilling Rigs and Drillships. (a) As of the date hereof, Global or a Subsidiary of Global has good and marketable title to the drilling rigs and drillships listed in Global's most recent annual report on Form 10-K, in each case free and clear of all Liens except for (a) defects or irregularities of title or encumbrances of a nature that do not materially impair the ownership or operation of these assets and which have not had and are not reasonably likely to have a Global Material Adverse Effect, (b) Liens that secure obligations not yet due and payable or, if such obligations are due and have not been paid, Liens securing such obligations that are being diligently contested in good faith and by appropriate proceedings (any such contests involving an amount in excess of $10 million being described in the Global Disclosure Letter), (c) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith, (d) Liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith, (e) operators', vendors', suppliers of necessaries to Global's drilling rigs and drillships, carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction or shipyard liens (during repair or upgrade periods) or other like Liens arising by operation of law in the ordinary course of business or statutory landlord's liens, each of which is in respect of obligations that have not been outstanding more than 90 days (so long as no action has been taken to file or enforce such Liens within said 90-day period) or which are being contested in good faith and
(f) other Liens disclosed in the Global Disclosure Letter (the Liens described in clauses (a), (b), (c), (d), (e) and (f), collectively, "Global Permitted Liens"). No such asset is leased under an operating lease from a lessor that, to Global's knowledge, has incurred non-recourse indebtedness to finance the acquisition or construction of such asset.

            (b) As of the date hereof and except as would not have a Global Material Adverse Effect, Global has caused the drilling rigs and drillships listed in Global's most recent annual report on 10-K to be maintained consistent with general practice in the offshore drilling industry, and all such drilling rigs and drillships are in good operating condition and repair consistent with general practice in the offshore drilling industry.

            Section 5.22 Undisclosed Liabilities. Neither Global nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not fixed, accrued, contingent or otherwise, except liabilities and obligations that
(i) are disclosed in the Global Reports filed prior to the date of this Agreement, (ii) are referred to in the Global Disclosure Letter, or (iii) do not and are not reasonably likely to have, individually or in the aggregate, a Global Material Adverse Effect.

            Section 5.23 Certain Contracts. (a) Section 5.23 of the Global Disclosure Letter contains a list of all of the following contracts or agreements (other than those set forth on an exhibit index in the Global Reports filed prior to the date of this Agreement) to which Global or any Subsidiary of Global is a party or by which any of them or their assets is bound as of the date of this Agreement: (i) any non-competition agreement that purports to limit the manner in which, or the localities in which, all or any portion of their respective businesses is conducted, other than any such limitation that is not material to Global and its Subsidiaries, taken as a whole, and will not be material to Santa Fe and its Subsidiaries, taken as a whole, following the Effective Time, (ii) any drilling rig construction or conversion contract with respect to which the drilling rig has not been delivered and paid for, (iii) any drilling contracts of one year or greater remaining duration including fixed price customer options, (iv) any contract or agreement for the borrowing of money with a borrowing capacity or outstanding indebtedness of $50 million or more or (v) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) (all contracts or agreements of the types described in clauses (i) through (v) being referred to herein as "Global Material Contracts").

            (b) As of the date of this Agreement, each Global Material Contract is, to the knowledge of Global, in full force and effect, and Global and each of its Subsidiaries have in all material respects performed all obligations required to be performed by them to date under each Global Material Contract to which it is a party, except where such failure to be binding or in full force and effect or such failure to perform does not and is not reasonably likely to create, individually or in the aggregate, a Global Material Adverse Effect. Except for such matters as do not and are not reasonably likely to have a Global Material Adverse Effect, neither Global nor any of its Subsidiaries (x) knows of, or has received written notice of, any breach of or violation or default under (nor, to the knowledge of Global, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any Global Material Contract or (y) has received written notice of the desire of the other party or parties to any such Global Material Contract to exercise any rights such party has to cancel, terminate or repudiate such contract or exercise remedies thereunder. Except as would not be reasonably likely to have, individually or in the aggregate, a Global Material Adverse Effect, the consummation of the transactions contemplated by this Agreement will not breach or violate any Global Material Contract or permit any other party to a Global Material Contract to exercise rights adverse to Global. Each Global Material Contract is enforceable by Global or a Subsidiary of Global in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and general principles of equity, except where such unenforceability is not reasonably likely to create, individually or in the aggregate, a Global Material Adverse Effect.

            Section 5.24 Capital Expenditure Program. As of the date of this Agreement, the Global Disclosure Letter accurately sets forth in all material respects, for each of Global's sustaining and life extension capital expenditure programs, the capital expenditures for all such programs that were forecasted to be incurred in each of 2001 and 2002 on a monthly basis, as previously provided to Santa Fe. Global has no newbuild rigs under construction or contracted to be built.

            Section 5.25 Improper Payments. No bribes, kickbacks or other improper payments have been made by Global or any Subsidiary of Global or agent of any of them in connection with the conduct of their respective businesses or the operation of their respective assets, and neither Global, any Subsidiary of Global nor any agent of any of them has received any such payments from vendors, suppliers or other persons, where any such payment made or received is reasonably likely to have a Global Material Adverse Effect.

                                   ARTICLE 6

                        REPRESENTATIONS AND WARRANTIES
                        OF SANTA FE, SUB AND MERGER SUB

            Except as set forth in the disclosure letter delivered to Global by Santa Fe at or prior to the execution hereof (the "Santa Fe Disclosure Letter") and making reference to the particular subsection of this Agreement to which exception is being taken, Santa Fe, Sub and Merger Sub, jointly and severally, represent and warrant to Global that:

            Section 6.1 Existence; Good Standing; Corporate Authority. Each of Santa Fe, Sub and Merger Sub is a corporation duly incorporated and validly existing under the laws of its jurisdiction of incorporation. Santa Fe is duly qualified to do business and, to the extent such concept or similar concept exists in the relevant jurisdiction, is in good standing under the laws of any jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified does not and is not reasonably likely to have, individually or in the aggregate, a Santa Fe Material Adverse Effect (as defined in Section 10.9). Santa Fe has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted. The copies of Santa Fe's memorandum of association and articles of association and the comparable charter and organizational documents of Sub and Merger Sub previously made available to Global are true and correct and contain all amendments as of the date hereof.

            Section 6.2 Authorization, Validity and Effect of Agreements. Each of Santa Fe, Sub and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and all other agreements and documents contemplated hereby to which it is a party. The consummation by each of Santa Fe, Sub and Merger Sub of the transactions contemplated hereby, including the issuance by Santa Fe and delivery by Sub of Santa Fe Ordinary Shares pursuant to the Merger, have been duly authorized by all requisite corporate action on behalf of Santa Fe, other than the approvals referred to in Section 6.20. This Agreement constitutes the valid and legally binding obligation of Santa Fe, Sub and Merger Sub, enforceable against Santa Fe, Sub or Merger Sub, as applicable, in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and general principles of equity.

            Section 6.3 Capitalization. The authorized share capital of Santa Fe consists of 600,000,000 Santa Fe Ordinary Shares. As of July 31, 2001, there were 115,483,594 Santa Fe Ordinary Shares issued, including 196,865 restricted shares, and 5,212,977 Santa Fe Ordinary Shares reserved for issuance upon exercise of outstanding Santa Fe options. All such issued Santa Fe Ordinary Shares are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. The Santa Fe Ordinary Shares to be issued in connection with the Merger, when issued in accordance with this Agreement, will be validly issued, fully paid, nonassessable and free of preemptive rights. As of the date of this Agreement, except as set forth in this Section 6.3, there are no outstanding shares, and there are no options, warrants, calls, subscriptions, convertible securities or other rights, agreements or commitments which obligate Santa Fe or any of its Subsidiaries to issue, transfer or sell any shares or other voting securities of Santa Fe or any of its Subsidiaries. Santa Fe has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of Santa Fe on any matter.

            Section 6.4 Subsidiaries. (a) Each of Santa Fe's Significant Subsidiaries is a corporation or other legal entity duly organized, validly existing and, to the extent such concept or similar concept exists in the relevant jurisdiction, in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate or other entity power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing (where applicable) in each jurisdiction in which the ownership, operation or lease of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing does not and is not reasonably likely to have a Santa Fe Material Adverse Effect. As of the date of this Agreement, all of the outstanding shares of capital stock of, or other ownership interests in, each of Santa Fe's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and are owned, directly or indirectly, by Santa Fe free and clear of all Liens.

            (b) Sub and Merger Sub. All of the outstanding capital stock of Merger Sub is owned directly by Sub, all of the outstanding capital stock of Sub is owned directly by Santa Fe, and Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and, as of the Effective Time, will have not engaged in any activities other than in connection with the transactions contemplated by this Agreement. Immediately prior to the Effective Time, Merger Sub will have 100 outstanding shares of its common stock, par value $0.01 per share.

            Section 6.5 Compliance with Laws; Permits. Except for such matters as, individually or in the aggregate, do not or are not reasonably likely to have a Santa Fe Material Adverse Effect and except for matters arising under Environmental Laws which are treated exclusively in Section 6.13:

             (a) Neither Santa Fe nor any Subsidiary of Santa Fe is in violation of any Applicable Laws and no claim is pending or, to the knowledge of Santa Fe, threatened with respect to any such matters. No condition exists which does or is reasonably likely to constitute a violation of or deficiency under any Applicable Law by Santa Fe or any Subsidiary of Santa Fe.

             (b) Santa Fe and each Subsidiary of Santa Fe hold all permits, licenses, certifications, variations, exemptions, orders, franchises and approvals of all governmental or regulatory authorities necessary for the conduct of their respective businesses (the "Santa Fe Permits"). All Santa Fe Permits are in full force and effect and there exists no default thereunder or breach thereof, and Santa Fe has no notice or actual knowledge that such Santa Fe Permits will not be renewed in the ordinary course after the Effective Time. No governmental authority has given, or to the knowledge of Santa Fe threatened to give, any action to terminate, cancel or reform any Santa Fe Permit.

             (c) Each drilling rig, drillship or other drilling unit owned or leased by Santa Fe or a subsidiary of Santa Fe which is subject to classification is in class according to the rules and regulations of the applicable classifying body and is duly and lawfully documented under the laws of its flag jurisdiction.

             (d) Santa Fe and each Subsidiary of Santa Fe possess all permits, licenses, operating authorities, orders, exemptions, franchises, variances, consents, approvals or other authorizations required for the present ownership and operation of all its real property or leaseholds ("Santa Fe Real Property"). There exists no material default or breach with respect to, and no party or governmental authority has taken or, to the knowledge of Santa Fe, threatened to take, any action to terminate, cancel or reform any such permit, license, operating authority, order, exemption, franchise, variance, consent, approval or other authorization pertaining to the Santa Fe Real Property.

             Section 6.6 No Conflict. (a) Neither the execution and delivery by Santa Fe, Sub and Merger Sub of this Agreement nor the consummation by Santa Fe, Sub and Merger Sub of the transactions contemplated hereby in accordance with the terms hereof will (i) subject to the approvals referred to in Section 6.20, conflict with or result in a breach of any provisions of the memorandum of association or articles of association of Santa Fe or the certificate of incorporation or bylaws of Sub or Merger Sub; (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or give rise to a right of purchase under or accelerate the performance required by, or result in the creation of any Lien upon any of the properties of Santa Fe or its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, or otherwise result in a detriment to Santa Fe or any of its Subsidiaries under any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement, joint venture or other instrument or obligation to which Santa Fe or any of its Subsidiaries is a party, or by which Santa Fe or any of its Subsidiaries or any of their properties is bound or affected; or
(iii) subject to the filings and other matters referred to in Section 6.6(b), contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, order or decree binding upon or applicable to Santa Fe or any of its Subsidiaries, except for such matters described in clause
(ii) or (iii) as do not and are not reasonably likely to have, individually or in the aggregate, a Santa Fe Material Adverse Effect.

            (b) Neither the execution and delivery by Santa Fe, Sub or Merger Sub of this Agreement nor the consummation by Santa Fe, Sub or Merger Sub of the transactions contemplated hereby in accordance with the terms hereof will require any consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority, other than the Regulatory Filings and the filing of a listing application with the NYSE pursuant to
Section 7.9(a) and the filing of the resolutions relating to the Santa Fe Amendments with the Registrar of Companies of the Cayman Islands, except for any consent, approval or authorization the failure of which to obtain and for any filing or registration the failure of which to make does not and is not reasonably likely to have a Santa Fe Material Adverse Effect.

            Section 6.7 SEC Documents. Santa Fe has filed with the SEC all documents (including exhibits and any amendments thereto) required to be so filed by it since January 1, 1999 pursuant to Sections 13(a), 14(a) and 15(d) of the Exchange Act, and has made available to Global each registration statement, report, proxy statement or information statement (other than preliminary materials) it has so filed, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the "Santa Fe Reports"). As of its respective date, each Santa Fe Report (i) complied in all material respects in accordance with the applicable requirements of the Exchange Act and the rules and regulations thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading except for such statements, if any, as have been modified by subsequent filings with the SEC prior to the date hereof. Each of the consolidated balance sheets included in or incorporated by reference into the Santa Fe Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of Santa Fe and its Subsidiaries as of its date, and each of the consolidated statements of operations, cash flows and changes in shareholders equity included in or incorporated by reference into the Santa Fe Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, cash flows or changes in shareholders equity, as the case may be, of Santa Fe and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to (x) such exceptions as may be permitted by Form 10-Q of the SEC and (y) normal year-end audit adjustments), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. Except as and to the extent set forth on the consolidated balance sheet of Santa Fe and its Subsidiaries included in the most recent Santa Fe Report filed prior to the date of this Agreement that includes such a balance sheet, including all notes thereto, as of the date of such balance sheet, neither Santa Fe nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of Santa Fe or in the notes thereto prepared in accordance with generally accepted accounting principles consistently applied, other than liabilities or obligations which do not and are not reasonably likely to have, individually or in the aggregate, a Santa Fe Material Adverse Effect.

            Section 6.8 Litigation. Except as described in the Santa Fe Reports filed prior to the date of this Agreement, there are no actions, suits or proceedings pending against Santa Fe or any of its Subsidiaries or, to Santa Fe's knowledge, threatened against Santa Fe or any of its Subsidiaries, at law or in equity or in any arbitration or similar proceedings, before or by any U.S. federal, state or non-U.S. court, commission, board, bureau, agency or instrumentality or any U.S. or non-U.S. arbitral or other dispute resolution body, that are reasonably likely to have, individually or in the aggregate, a Santa Fe Material Adverse Effect.

            Section 6.9 Absence of Certain Changes. From December 31, 2000 to the date of this Agreement, there has not been (i) any event or occurrence that has had or is reasonably likely to have a Santa Fe Material Adverse Effect,
(ii) any material change by Santa Fe or any of its Subsidiaries, when taken as a whole, in any of its accounting methods, principles or practices or any of its tax methods, practices or elections, (iii) any declaration, setting aside or payment of any dividend or distribution in respect of any share capital of Santa Fe or any redemption, purchase or other acquisition of any of its securities, except dividends on Santa Fe Ordinary Shares at a rate of not more than $0.0325 per share per quarter or (iv) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, except in the ordinary course of business consistent with past practice.

            Section 6.10 Taxes. (a) All Returns required to be filed by or with respect to Santa Fe and any of its Subsidiaries (including any Return required to be filed by a consolidated, combined or unitary group that included Santa Fe or any of its Subsidiaries) on or prior to the date hereof have been duly filed on a timely basis with the appropriate governmental authorities, except to the extent that any failure to file does not and is not reasonably likely to have, individually or in the aggregate, a Santa Fe Material Adverse Effect, and all taxes due with such Returns have been duly paid, or deposited in full on a timely basis or adequately reserved for in accordance with generally accepted accounting principles, except to the extent that any failure to pay or deposit or make adequate provision for the payment of such taxes does not and is not reasonably likely to have, individually or in the aggregate, a Santa Fe Material Adverse Effect. Representations made in this Section 6.10 are made to the knowledge of Santa Fe to the extent that the representations relate to a corporation which was, but is not currently, a part of Santa Fe's or any Subsidiary's affiliated, consolidated, combined unitary or similar group.

            (b) Except to the extent not reasonably likely to have, individually or in the aggregate, a Santa Fe Material Adverse Effect, (i) no audits or other administrative proceedings or court proceedings are presently pending with regard to any taxes or Returns of Santa Fe or any of its Subsidiaries as to which any taxing authority has asserted in writing any claim;
(ii) no governmental authority is now asserting in writing any deficiency or claim for taxes or any adjustment to taxes with respect to which Santa Fe or any of its Subsidiaries may be liable with respect to income and other material taxes which have not been fully paid or finally settled; and (iii) neither Santa Fe nor any of its Subsidiaries has any liability for taxes under Treas. Reg. ss. 1.1502-6 or any similar provision of state, local, or non-U.S. tax law, except for taxes of the affiliated group of which Santa Fe or any of its Subsidiaries is the common parent, within the meaning of Section 1504(a)(1) of the Code or any similar provision of state, local, or non-U.S. tax law. As of the date of this Agreement, neither Santa Fe nor any of its Subsidiaries has granted any requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any taxes with respect to any Returns of Santa Fe or any of its Subsidiaries. Neither Santa Fe nor any of its Subsidiaries is a party to any closing agreement described in Section 7121 of the Code or any predecessor provision thereof or any similar agreement under state, local, or non-U.S. tax law. Neither Santa Fe nor any of its Subsidiaries is a party to, is bound by or has any obligation under any tax sharing, allocation or indemnity agreement or any similar agreement or arrangement. Neither Santa Fe nor any of its Subsidiaries has made an election under Section 341(f) of the Code. To the knowledge of Santa Fe, Santa Fe has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code at any time within the past five years.

                  Section 6.11 Employee Benefit Plans. (a) Section 6.11 of the Santa Fe Disclosure Letter contains a list of all Santa Fe Benefit Plans. The term "Santa Fe Benefit Plans" means all material employee benefit plans and other material benefit arrangements, including all "employee benefit plans" as defined in Section 3(3) of ERISA, whether or not U.S.-based plans, and all other material employee benefit, bonus, incentive, deferred compensation, stock option (or other equity-based), severance, employment, change in control, welfare (including post-retirement medical and life insurance) and fringe benefit plans or agreements, whether or not subject to ERISA or U.S.-based and whether written or oral, sponsored, maintained or contributed to or required to be contributed to by Santa Fe or any of its Subsidiaries, to which Santa Fe or any of its Subsidiaries is a party or is required to provide benefits under applicable law or in which any person who is currently, has been or, prior to the Effective Time, is expected to become an employee of Santa Fe is a participant. Santa Fe will provide Global, within 30 days after the date hereof, with true and complete copies of the Santa Fe Benefit Plans and, if applicable, the most recent trust agreements, Forms 5500, summary plan descriptions, funding statements, annual reports and actuarial reports, if applicable, for each such plan.

                  (b) Except for such matters as, individually or in the aggregate, do not and are not reasonably likely to have a Santa Fe Material Adverse Effect: all applicable reporting and disclosure requirements have been met with respect to Santa Fe Benefit Plans; there has been no "reportable event," as that term is defined in Section 4043 of ERISA, with respect to Santa Fe Benefit Plans subject to Title IV of ERISA for which the 30-day reporting requirement has not been waived; to the extent applicable, Santa Fe Benefit Plans comply with the requirements of ERISA and the Code or with the regulations of any applicable jurisdiction, and any Santa Fe Benefit Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS; Santa Fe Benefit Plans have been maintained and operated in accordance with their terms, and, to Santa Fe's knowledge, there are no breaches of fiduciary duty in connection with Santa Fe Benefit Plans; there are no pending, or to Santa Fe's knowledge, threatened claims against or otherwise involving any Santa Fe Benefit Plan, and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Santa Fe Benefit Plan activities) has been brought against or with respect to any such Santa Fe Benefit Plan; all material contributions required to be made as of the date hereof to Santa Fe Benefit Plans have been made or provided for; with respect to Santa Fe Benefit Plans or any "employee pension benefit plans," as defined in Section 3(2) of ERISA, that are subject to Title IV of ERISA and have been maintained or contributed to within six years prior to the Effective Time by Santa Fe, its Subsidiaries or any of its ERISA Affiliates, (i) neither Santa Fe nor any of its Subsidiaries has incurred any direct or indirect liability under Title IV of ERISA in connection with any termination thereof or withdrawal therefrom; and (ii) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived.

                  (c) Neither Santa Fe nor any of its Subsidiaries nor any of its ERISA Affiliates contributes to, or has an obligation to contribute to, and has not within six years prior to the Effective Time contributed to, or had an obligation to contribute to, a "multiemployer plan" within the meaning of Section 3(37) of ERISA, and the execution of, and performance of the transactions contemplated by, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any benefit plan, policy, arrangement or agreement or any trust or loan (in connection therewith) that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligations to fund benefits with respect to any employee of Santa Fe or any Subsidiary thereof.

                  (d) No Santa Fe Benefit Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of Santa Fe or any Subsidiary of Santa Fe for periods extending beyond their retirement or other termination of service other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension plan" or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

                  Section 6.12 Labor Matters. (a) Neither Santa Fe nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement or similar contract, agreement or understanding with a labor union or similar labor organization (i) covering any employees in the U.S. or (ii) covering, in any single instance, 10% or more of the employees of Santa Fe and its Subsidiaries taken as a whole. As of the date of this Agreement, to Santa Fe's knowledge, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened (x) involving any employees in the U.S. or (y) involving, in any single instance, 10% or more of the employees of Santa Fe and its Subsidiaries taken as a whole.

                  (b) Except for such matters as do not and are not reasonably likely to have a Santa Fe Material Adverse Effect and except as described in the Santa Fe Reports filed prior to the date of this Agreement, (i) neither Santa Fe nor any Subsidiary of Santa Fe has received any written complaint of any unfair labor practice or other unlawful employment practice or any written notice of any material violation of any federal, state or local statutes, laws, ordinances, rules, regulations, orders or directives with respect to the employment of individuals by, or the employment practices of, Santa Fe or any Subsidiary of Santa Fe or the work conditions or the terms and conditions of employment and wages and hours of their respective businesses and (ii) there are no unfair labor practice charges or other employee related complaints against Santa Fe or any Subsidiary of Santa Fe pending or, to the knowledge of Santa Fe, threatened, before any governmental authority by or concerning the employees working in their respective businesses.

                  Section 6.13 Environmental Matters. (a) Santa Fe and each Subsidiary of Santa Fe has been and is in compliance with all Environmental Laws except for such matters as do not and are not reasonably likely to have, individually or in the aggregate, a Santa Fe Material Adverse Effect. There are no past or present facts, conditions or circumstances that interfere with the conduct of any of their respective businesses in the manner now conducted or which interfere with continued compliance with any Environmental Law, except for any non-compliance or interference that is not reasonably likely to have, individually or in the aggregate, a Santa Fe Material Adverse Effect.

                  (b) Except for such matters as do not and are not reasonably likely to have, individually or in the aggregate, a Santa Fe Material Adverse Effect, no judicial or administrative proceedings or governmental investigations are pending or, to the knowledge of Santa Fe, threatened against Santa Fe or its Subsidiaries that allege the violation of or seek to impose liability pursuant to any Environmental Law, and there are no past or present facts, conditions or circumstances at, on or arising out of, or otherwise associated with, any current (or, to the knowledge of Santa Fe or its Subsidiaries, former) businesses, assets or properties of Santa Fe or any Subsidiary of Santa Fe, including but not limited to on-site or off-site disposal, release or spill of any Hazardous Materials which violate Environmental Law or are reasonably likely to give rise to (i) costs, expenses, liabilities or obligations for any cleanup, remediation, disposal or corrective action under any Environmental Law, (ii) claims arising for personal injury, property damage or damage to natural resources, or (iii) fines, penalties or injunctive relief.

                  (c) Neither Santa Fe nor any of its Subsidiaries has (i) received any notice of noncompliance with, violation of, or liability or potential liability under any Environmental Law or (ii) entered into any consent decree or order or is subject to any order of any court or governmental authority or tribunal under any Environmental Law or relating to the cleanup of any Hazardous Materials, except for any such matters as do not and are not reasonably likely to have a Santa Fe Material Adverse Effect.

                  Section 6.14 Intellectual Property. Santa Fe and its Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights and proprietary information used or held for use in connection with their respective businesses as currently being conducted, except where the failure to own or possess such licenses and other rights does not and is not reasonably likely to have, individually or in the aggregate, a Santa Fe Material Adverse Effect, and there are no assertions or claims challenging the validity of any of the foregoing that are reasonably likely to have, individually or in the aggregate, a Santa Fe Material Adverse Effect. The conduct of Santa Fe's and its Subsidiaries' respective businesses as currently conducted does not conflict with any patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights or copyrights of others that are reasonably likely to have, individually or in the aggregate, a Santa Fe Material Adverse Effect. There is no material infringement of any proprietary right owned by or licensed by or to Santa Fe or any of its Subsidiaries that is reasonably likely to have, individually or in the aggregate, a Santa Fe Material Adverse Effect.

                  Section 6.15 Decrees, Etc. Except for such matters as do not and are not reasonably likely to have a Santa Fe Material Adverse Effect, (a) no order, writ, fine, injunction, decree, judgment, award or determination of any court or governmental authority or any arbitral or other dispute resolution body has been issued or entered against Santa Fe or any Subsidiary of Santa Fe that continues to be in effect that affects the ownership or operation of any of their respective assets or that involves an amount greater than $5 million, and
(b) since January 1, 1991, no criminal order, writ, fine, injunction, decree, judgment or determination of any court or governmental authority has been issued against Santa Fe or any Subsidiary of Santa Fe.

                  Section 6.16 Insurance. (a) Except for such matters as do not and are not reasonably likely to have, individually or in the aggregate, a Santa Fe Material Adverse Effect, Santa Fe and its Subsidiaries maintain insurance coverage with financially responsible insurance companies in such amounts and against such losses as are customary in the drilling services industry on the date hereof.

                  (b) Except for such matters as do not and are not reasonably likely to have, individually or in the aggregate, a Santa Fe Material Adverse Effect, no event relating specifically to Santa Fe or its Subsidiaries (as opposed to events affecting the drilling services industry in general) has occurred that is reasonably likely, after the date of this Agreement, to result in an upward adjustment in premiums under any insurance policies they maintain. Excluding insurance policies that have expired and been replaced in the ordinary course of business, no excess liability, hull or protection and indemnity insurance policy has been canceled by the insurer within one year prior to the date hereof, and to Santa Fe's knowledge, no threat in writing has been made to cancel (excluding cancellation upon expiration or failure to renew) any such insurance policy of Santa Fe or any Subsidiary of Santa Fe during the period of one year prior to the date hereof. Prior to the date hereof, no event has occurred, including the failure by Santa Fe or any Subsidiary of Santa Fe to give any notice or information or by giving any inaccurate or erroneous notice or information, which materially limits or impairs the rights of Santa Fe or any Subsidiary of Santa Fe under any such excess liability, hull or protection and indemnity insurance policies.

                  Section 6.17 No Brokers. Santa Fe has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Global or Santa Fe to pay any finder's fees, brokerage or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that Santa Fe has retained Credit Suisse First Boston Corporation as its financial advisor, the arrangements with which have been disclosed in writing to Global prior to the date hereof.

                  Section 6.18 Opinion of Financial Advisor. The Board of Directors of Santa Fe has received the opinion of Credit Suisse First Boston Corporation to the effect that, as of the date of this Agreement, the Merger Ratio is fair to Santa Fe from a financial point of view.

                  Section 6.19 Global Stock Ownership. Neither Santa Fe nor any of its Subsidiaries owns any shares of capital stock of Global or any other securities convertible into or otherwise exercisable to acquire capital stock of Global.
                  Section 6.20 Vote Required. The only votes of the holders of any class or series of Santa Fe share capital necessary to approve any transaction contemplated by this Agreement are (a) the vote of the holders of Santa Fe Ordinary Shares required by the rules of the NYSE to approve the issuance of Santa Fe Ordinary Shares pursuant to the Merger and (b) the affirmative vote of at least two-thirds of the votes represented by the holders of the issued Santa Fe Ordinary Shares present in person or by proxy at a meeting to be held in accordance with Section 7.4 to approve the Santa Fe Amendments.

                  Section 6.21 Ownership of Drilling Rigs and Drillships. (a) As of the date hereof, Santa Fe or a Subsidiary of Santa Fe has good and marketable title to the drilling rigs and drillships listed in Santa Fe's most recent annual report on Form 10-K, in each case free and clear of all Liens except for
(a) defects or irregularities of title or encumbrances of a nature that do not materially impair the ownership or operation of these assets and which have not had and are not reasonably likely to have a Santa Fe Material Adverse Effect, (b) Liens that secure obligations not yet due and payable or, if such obligations are due and have not been paid, Liens securing such obligations that are being diligently contested in good faith and by appropriate proceedings (any such contests involving an amount in excess of $10 million being described in the Santa Fe Disclosure Letter), (c) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith, (d) Liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith, (e) operators', vendors', suppliers of necessaries to Santa Fe's drilling rigs and drillships, carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction or shipyard liens (during repair or upgrade periods) or other like Liens arising by operation of law in the ordinary course of business or statutory landlord's liens, each of which is in respect of obligations that have not been outstanding more than 90 days (so long as no action has been taken to file or enforce such Liens within said 90-day period) or which are being contested in good faith and (f) other Liens disclosed in the Santa Fe Disclosure Letter (the Liens described in clauses (a), (b), (c), (d),
(e) and (f), collectively, "Santa Fe Permitted Liens"). No such asset is leased under an operating lease from a lessor that, to Santa Fe's knowledge, has incurred non-recourse indebtedness to finance the acquisition or construction of such asset.

                  (b) As of the date hereof and except as would not have Santa Fe Material Adverse Effect, Santa Fe has caused the drilling rigs and drillships listed in Santa Fe's most recent annual report on Form 10-K to be maintained consistent with general practice in the offshore drilling industry, and all such drilling rigs and drillships are in good operating condition and repair consistent with general practice in the offshore drilling industry.

                  Section 6.22 Undisclosed Liabilities. Neither Santa Fe nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not fixed, accrued, contingent or otherwise, except liabilities and obligations that (i) are disclosed in the Santa Fe Reports filed prior to the date of this Agreement, (ii) are referred to in the Santa Fe Disclosure Letter, or (iii) do not and are not reasonably likely to have, individually or in the aggregate, a Santa Fe Material Adverse Effect.

                  Section 6.23 Certain Contracts. (a) Section 6.23 of the Santa Fe Disclosure Letter contains a list of all of the following contracts or agreements (other than those set forth on an exhibit index in the Santa Fe Reports filed prior to the date of this Agreement) to which Santa Fe or any Subsidiary of Santa Fe is a party or by which any of them or their assets is bound as of the date of this Agreement: (i) any non-competition agreement that purports to limit the manner in which, or the localities in which, all or any portion of their respective businesses is conducted other than any such limitation that is not, and will not be following the Effective Time, material to Santa Fe and its Subsidiaries, taken as a whole, (ii) any drilling rig construction or conversion contract with respect to which the drilling rig has not been delivered and paid for, (iii) any drilling contracts of one year or greater remaining duration including fixed price customer options, (iv) any contract or agreement for the borrowing of money with a borrowing capacity or outstanding indebtedness of $50 million or more or (v) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) (all contracts or agreements of the types described in clauses (i) through (v) being referred to herein as "Santa Fe Material Contracts").[B

                  (b) As of the date of this Agreement, each Santa Fe Material Contract is, to the knowledge of Santa Fe, in full force and effect, and Santa Fe and each of its Subsidiaries have in all material respects performed all obligations required to be performed by them to date under each Santa Fe Material Contract to which it is a party, except where such failure to be binding or in full force and effect or such failure to perform does not and is not reasonably likely to create, individually or in the aggregate, a Santa Fe Material Adverse Effect. Except for such matters as do not and are not reasonably likely to have a Santa Fe Material Adverse Effect, neither Santa Fe nor any of its Subsidiaries (x) knows of, or has received written notice of, any breach of or violation or default under (nor, to the knowledge of Santa Fe, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any Santa Fe Material Contract or (y) has received written notice of the desire of the other party or parties to any such Santa Fe Material Contract to exercise any rights such party has to cancel, terminate or repudiate such contract or exercise remedies thereunder. Except as would not be reasonably likely to have, individually or in the aggregate, a Santa Fe Material Adverse Effect, the consummation of the transactions contemplated by this Agreement will not breach or violate any Santa Fe Material Contract or permit any other party to a Santa Fe Material Contract to exercise rights adverse to Santa Fe. Each Santa Fe Material Contract is enforceable by Santa Fe or a Subsidiary of Santa Fe in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and general principles of equity, except where such unenforceability is not reasonably likely to create, individually or in the aggregate, a Global Material Adverse Effect.

                  Section 6.24 Capital Expenditure Program. As of the date of this Agreement, the Santa Fe Disclosure Letter accurately sets forth in all material respects, for each of Santa Fe's sustaining, life extension and newbuild capital expenditure programs, the capital expenditures for all such programs that were forecasted to be incurred from July 1, 2001 through December 31, 2002 on a calendar quarter basis, as previously provided to Global. The construction in progress attributable to the newbuilds and included in the consolidated balance sheet of Santa Fe at June 30, 2001 included in the Santa Fe Reports and the projected newbuild capital expenditures to be incurred in 2001 and thereafter as previously provided to Global equal the projected total construction costs to complete such newbuilds, as at the time of such forecast.

                  Section 6.25 Improper Payments. No bribes, kickbacks or other improper payments have been made by Santa Fe or any Subsidiary of Santa Fe or agent of any of them in connection with the conduct of their respective businesses or the operation of their respective assets, and neither Santa Fe, any Subsidiary of Santa Fe, nor any agent of any of them has received any such payments from vendors, suppliers or other persons, where any such payment made or received is reasonably likely to have a Santa Fe Material Adverse Effect.

                                   ARTICLE 7

                                   COVENANTS

                  Section 7.1 Conduct of Business. Prior to the Effective Time, except as set forth in the Santa Fe Disclosure Letter or the Global Disclosure Letter or as expressly contemplated by any other provision of this Agreement or (provided that the party proposing to take such action has provided the other party with advance notice of the proposed action to the extent practicable) as required by Applicable Laws, unless the other party has consented in writing thereto, each of Santa Fe and Global:

                  (a) shall, and shall cause each of its Subsidiaries to, conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;

                  (b) shall use its reasonable best efforts, and shall cause each of its Subsidiaries to use its reasonable best efforts, to preserve intact their business organizations and goodwill (except that any of its Subsidiaries may be merged with or into, or be consolidated with, any of its Subsidiaries or may be liquidated into it or any of its Subsidiaries), keep available the services of their respective officers and employees and maintain satisfactory relationships with those persons having business relationships with them;

                  (c) shall not amend its memorandum of association or articles of association, or its certificate of incorporation or bylaws, respectively, and in the case of Santa Fe, shall not amend the Intercompany Agreement dated as of June 9, 1997, by and among Santa Fe, SFIC Holdings (Cayman), Inc. and Kuwait Petroleum Corporation or any other related agreement between Santa Fe, on the one hand, and Kuwait Petroleum Corporation or any of its affiliates, on the other hand;

                  (d) shall promptly notify the other of any material change in its condition (financial or otherwise) or business or any termination, cancellation, repudiation or material breach of any Santa Fe Material Contract or Global Material Contract, respectively (or communications indicating that the same may be contemplated), or any material litigation or proceedings (including arbitration and other dispute resolution proceedings) or material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach in any material respect of any representation or warranty contained herein;

                  (e) shall promptly deliver to the other true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

                  (f) shall not, (i) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof and disclosed pursuant to this Agreement or pursuant to the exercise of awards granted after the date hereof and expressly permitted under this Agreement or in connection with transactions permitted by Section 7.1(i), issue any shares of its capital stock, effect any stock split or otherwise change its capitalization as it existed on the date hereof,
         (ii) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock, except for (A) awards of options to acquire up to 30,000 shares of Global Common Stock, per person, to newly hired employees or to existing employees as the result of promotions, in each case other than officers or directors of Global (including former officers or directors) in the ordinary course of business consistent with past practices as set forth in Section 7.1(f) of the Global Disclosure Letter and (B) up to 7,000, in the aggregate, of restricted Santa Fe Ordinary Shares for award to newly hired employees, (iii) amend or otherwise modify any option, warrant, conversion right or other right to acquire any shares of its capital stock existing on the date hereof, (iv) with respect to any of its former, present or future employees (excluding officers and directors), increase any compensation or benefits, or enter into, amend or extend (or permit the extension of) any employment or consulting agreement, except in each case in the ordinary course of business consistent with past practice, (v) with respect to any of its former, present or future officers or directors, increase any compensation or benefits or enter into, amend or extend (or permit the extension of) any employment or consulting agreement,
         (vi) adopt any new employee benefit plan or agreement (including any stock option, stock benefit or stock purchase plan) or amend (except as required by law) any existing employee benefit plan in any material respect, or (vii) permit any holder of an option to acquire Santa Fe Ordinary Shares or Global Common Stock to have shares withheld upon exercise, for tax purposes, in excess of the number of shares needed to satisfy the minimum statutory withholding requirements for federal and state tax withholding;

                  (g) except for the payment of regular quarterly dividends on the Santa Fe Ordinary Shares not to exceed $.0325 per share with customary record and payment dates, shall not (i) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its share capital or capital stock or (ii) redeem, purchase or otherwise acquire any shares of its share capital or capital stock or capital stock of any of its Subsidiaries, or make any commitment for any such action;

                  (h) shall not, and shall not permit any of its Subsidiaries to, sell, lease or otherwise dispose of any of its assets (including capital stock of Subsidiaries) which are, individually or in the aggregate, material to it and its Subsidiaries as a whole, except for (i) sales of surplus or obsolete equipment, (ii) sales of other assets in the ordinary course of business, or (iii) sales, leases or other transfers between such party and its wholly owned Subsidiaries or between those Subsidiaries;

                  (i) shall not, and shall not permit any of its Subsidiaries to, except pursuant to contractual commitments in effect on the date hereof and disclosed in the Santa Fe Disclosure Letter or the Global Disclosure Letter, acquire or agree to acquire by merging or consolidating with, or by purchasing an equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, in each case (i) for an aggregate consideration for all such acquisitions in excess of $10 million (excluding acquisitions approved in writing by both parties) or (ii) where a filing under the HSR Act or any non -U.S. competition, antitrust or premerger notification laws is required;

                  (j) shall not, except as may be required as a result of a change in generally accepted accounting principles, change any of the material accounting principles or practices used by it;

                  (k) shall, and shall cause any of its Subsidiaries to, use reasonable efforts to maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for such party;

                  (l) shall not, and shall not permit any of its Subsidiaries to, (i) make or rescind any material election relating to taxes, including elections for any and all joint ventures, partnerships, limited liability companies, working interests or other investments where it has the capacity to make such binding election,
         (ii) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, or (iii) change in any material respect any of its methods of reporting any item for tax purposes from those employed in the preparation of its tax returns for the most recent taxable year for which a return has been filed, except as may be required by applicable law;

                  (m) shall not, and shall not permit any of its Subsidiaries to, (i) incur any indebtedness for borrowed money in excess of $25 million, in the aggregate, or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any of its debt securities or any of its Subsidiaries or guarantee any debt securities of others, (ii) except in the ordinary course of business or with or between its Subsidiaries, enter into any material lease (whether such lease is an operating or capital lease) or create any material mortgages, Liens, security interests or other encumbrances on its property in connection with any indebtedness thereof (other than Permitted Liens) or (iii) make or commit to make aggregate capital expenditures in excess of $50 million per quarter for each quarter from the date of this Agreement to the Effective Time over the capital expenditures forecast disclosed in Schedule 6.24 of the Santa Fe Disclosure Letter or Schedule 5.24 of the Global Disclosure Letter for such quarter, excluding capital expenditures to repair damage covered by insurance, provided, however, that capital expenditures in connection with the total loss (actual or constructive) of any drilling rig or other vessel shall require the consent of the other party;

                  (n) shall not, and shall cause its Subsidiaries not to, purchase or otherwise acquire any Santa Fe Ordinary Shares or Global Common Stock;

                  (o) subject to Section 7.5, shall not take any action that is reasonably likely to delay materially or adversely affect the ability of any of the parties hereto to obtain any consent, authorization, order or approval of any governmental commission, board or other regulatory body or the expiration of any applicable waiting period required to consummate the transactions contemplated by this Agreement;

                  (p) unless in the good faith opinion of its Board of Directors after consultation with its outside legal counsel the following would be inconsistent with its fiduciary duties, (i) shall not terminate, amend, modify or waive any provision of any agreement containing a standstill covenant to which it is a party; and (ii) during such period shall enforce, to the fullest extent permitted under Applicable Law, the provisions of such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or any state having jurisdiction;

                  (q) shall not take any action that would reasonably be expected to result in (i) the breach of any representation or warranty contained herein, or (ii) any condition in Article VIII not being satisfied; and

                  (r) shall not (i) agree in writing or otherwise to take any of the foregoing actions or (ii) permit any of its Subsidiaries to agree in writing or otherwise to take any of the foregoing actions that refer to Subsidiaries.

                  Section 7.2  No Solicitation by Global. (a) Global agrees that
(i) neither it nor any of its Subsidiaries shall, and it shall not authorize or permit any of its officers, directors, employees, agents or representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) to, and on becoming aware of it will use its reasonable best efforts to stop such person from continuing to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing nonpublic information), or take any action designed to facilitate, directly or indirectly, any inquiry, proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a tender or exchange offer, merger, consolidation, business combination, purchase or similar transaction or series of transactions (other than the transactions contemplated by this Agreement) involving, individually or in the aggregate, 15% or more of the assets, net revenues or net income of Global and its Subsidiaries on a consolidated basis or 15% or more of any class of capital stock of Global, including, without limitation, any merger or similar transaction in which 15% or more of Global's capital stock is issued to a third party or its stockholders (any such proposal, offer or transaction being hereinafter referred to as a "Global Acquisition Proposal") or cooperate with or assist, participate or engage in any discussions or negotiations concerning a Global Acquisition Proposal; and (ii) it will immediately cease and cause to be terminated any existing negotiations with any parties conducted heretofore with respect to any of the foregoing; provided that nothing contained in this Agreement shall prevent Global or its Board of Directors from (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Global Acquisition Proposal or (B) prior to the Cutoff Date (as defined herein), providing information (pursuant to a confidentiality and standstill agreement in reasonably customary form and which does not contain terms that prevent Global from complying with its obligations under this Section 7.2) to, or engaging in any negotiations or discussions with, any person or entity who has made an unsolicited bona fide written Global Acquisition Proposal with respect to all the outstanding capital stock of Global or all or substantially all the assets of Global (or a merger or similar transaction in which 40% or more of Global's capital stock is issued to a third party or its stockholders) that, in the good faith judgment of the Board of Directors of Global, taking into account the likelihood of financing and consummation, after consultation with a financial advisor of recognized national reputation, is superior to the Merger (a "Global Superior Proposal"), to the extent the Board of Directors of Global, after consultation with its outside legal counsel, determines that the failure to do so would be inconsistent with its fiduciary obligations.

                  (b) Prior to taking any action referred to in Section 7.2(a), if Global intends to participate in any such discussions or negotiations or provide any such information to any such third party, Global shall give prompt prior oral and written notice to Santa Fe of each such action. Global will immediately notify Santa Fe orally and in writing of any such requests for such information or the receipt of any Global Acquisition Proposal or any inquiry with respect to or that could lead to a Global Acquisition Proposal, including the identity of the person or group engaging in such discussions or negotiations, requesting such information or making such Global Acquisition Proposal, and the material terms and conditions of any Global Acquisition Proposal. Global will (i) keep Santa Fe fully informed of the status and details (including any changes or proposed changes to such status or details) on a timely basis of any such requests, Global Acquisition Proposals or inquiries and
(ii) provide to Santa Fe as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to Global from any third party in connection with any Global Acquisition Proposal or sent or provided by Global to any third party in connection with any Global Acquisition Proposal. Any written notice under this
Section 7.2 shall be given by facsimile with receipt confirmed or personal delivery.

                  (c) Nothing in this Section 7.2 shall permit Global to enter into any agreement with respect to a Global Acquisition Proposal during the term of this Agreement, it being agreed that during the term of this Agreement (except pursuant to Section 9.3(c)), Global shall not enter into any agreement with any person that provides for, or in any way facilitates, a Global Acquisition Proposal, other than a confidentiality and standstill agreement in reasonably customary form and which does not contain terms that prevent Global from complying with its obligations under this Section 7.2.

                  (d) For purposes hereof, the "Cutoff Date," when used with respect to Global, means the date the condition set forth in Section 8.1(a)(i) is satisfied.

                  Section 7.3 No Solicitation by Santa Fe. (a) Santa Fe agrees that (i) neither it nor any of its Subsidiaries shall, and it shall not authorize or permit any of its officers, directors, employees, agents or representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) to, and on becoming aware of it will use its reasonable best efforts to stop such person from continuing to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing nonpublic information), or take any action designed to facilitate, directly or indirectly, any inquiry, proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to a tender or exchange offer, merger, consolidation, business combination, purchase or similar transaction or series of transactions (other than the transactions contemplated by this Agreement) involving, individually or in the aggregate, 15% or more of the assets, net revenues or net income of Santa Fe and its Subsidiaries on a consolidated basis or 15% or more of any class of share capital of Santa Fe, including, without limitation, any merger or similar transaction in which 15% or more of Santa Fe's share capital is issued to a third party or its shareholders (any such proposal, offer or transaction being hereinafter referred to as a "Santa Fe Acquisition Proposal") or cooperate with or assist, participate or engage in any discussions or negotiations concerning a Santa Fe Acquisition Proposal; and (ii) it will immediately cease and cause to be terminated any existing negotiations with any parties conducted heretofore with respect to any of the foregoing; provided that nothing contained in this Agreement shall prevent Santa Fe or its Board of Directors from

(A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Santa Fe Acquisition Proposal or (B) prior to the Cutoff Date (as defined herein), providing information (pursuant to a confidentiality and standstill agreement in reasonably customary form and which does not contain terms that prevent Santa Fe from complying with its obligations under this Section 7.3) to or engaging in any negotiations or discussions with any person or entity who has made an unsolicited bona fide written Santa Fe Acquisition Proposal with respect to all the outstanding Santa Fe Ordinary Shares or all or substantially all the assets of Santa Fe (or a merger or similar transaction in which 40% or more of Santa Fe's share capital is issued to a third party or its stockholders) that, in the good faith judgment of the Board of Directors of Santa Fe, taking into account the likelihood of financing and consummation, after consultation with a financial advisor of recognized national reputation, is superior to the Merger (a "Santa Fe Superior Proposal"), to the extent that the Board of Directors of Santa Fe, after consultation with its outside legal counsel, determines that the failure to do so would be inconsistent with its fiduciary obligations

                  (b) Prior to taking any action referred to in Section 7.3(a), if Santa Fe intends to participate in any such discussions or negotiations or provide any such information to any such third party, Santa Fe shall give prompt prior oral and written notice to Global of each such action. Santa Fe will immediately notify Global orally and in writing of any such requests for such information or the receipt of any Santa Fe Acquisition Proposal or any inquiry with respect to or that could lead to a Santa Fe Acquisition Proposal, including the identity of the person or group engaging in such discussions or negotiations, requesting such information or making such Santa Fe Acquisition Proposal, and the material terms and conditions of any Santa Fe Acquisition Proposal. Santa Fe will (i) keep Global fully informed of the status and details (including any changes or proposed changes to such status or details) on a timely basis of any such requests, Santa Fe Acquisition Proposals or inquiries and (ii) provide to Global as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to Santa Fe from any third party in connection with any Santa Fe Acquisition Proposal or sent or provided by Santa Fe to any third party in connection with any Santa Fe Acquisition Proposal. Any written notice under this Section 7.3 shall be given by facsimile with receipt confirmed or personal delivery.

                  (c) Nothing in this Section 7.3 shall permit Santa Fe to enter into any agreement with respect to a Santa Fe Acquisition Proposal during the term of this Agreement, it being agreed that during the term of this Agreement (except pursuant to Section 9.4(c)), Santa Fe shall not enter into any agreement with any person that provides for, or in any way facilitates, a Santa Fe Acquisition Proposal, other than a confidentiality agreement in reasonably customary form and which does not contain terms that prevent Santa Fe from complying with its obligations under this Section 7.3.

                  (d) For purposes hereof, the "Cutoff Date," when used with respect to Santa Fe, means the date the condition set forth in Section 8.1(a)(ii) is satisfied.

                  Section 7.4 Meetings of Stockholders. (a) Each of Santa Fe and Global shall take all action necessary, in accordance with applicable law and its memorandum of association and articles of association (Santa Fe) or certificate of incorporation and bylaws (Global), to convene a meeting of its stockholders as promptly as practicable to consider and vote upon (i) in the case of Santa Fe, the approval of the Santa Fe Amendments and the issuance of Santa Fe Ordinary Shares pursuant to the Merger and (ii) in the case of Global, the adoption of this Agreement. Santa Fe and Global shall coordinate and cooperate with respect to the timing of such meetings and shall use their reasonable best efforts to hold such meetings on the same day. Notwithstanding any other provision of this Agreement, unless this Agreement is terminated in accordance with the terms hereof, Global and Santa Fe shall each submit this Agreement to its stockholders, whether or not the Board of Directors of Global or Santa Fe, as the case may be, withdraws, modifies or changes its recommendation and declaration regarding the foregoing matters.

                  (b) Each of Santa Fe and Global, through its Board of Directors, shall recommend approval of such matters and use its reasonable best efforts to solicit from its stockholders proxies in favor of such matters; provided, however, that the Board of Directors of Santa Fe or the Board of Directors of Global may at any time prior to the Effective Time upon one business day's prior written notice to Global or Santa Fe, respectively, (i) withdraw, modify or change any recommendation and declaration regarding such matters or (ii) recommend and declare advisable any Global Superior Proposal or Santa Fe Superior Proposal, as the case may be, if in the good faith opinion of such Board of Directors after consultation with its outside legal counsel the failure to (x) so withdraw, modify or change its recommendation and declaration or (y) so recommend and declare advisable any Global Superior Proposal or Santa Fe Superior Proposal, as the case may be, would be inconsistent with its fiduciary obligations.

                  Section 7.5 Filings; Reasonable Best Efforts, Etc. (a) Subject to the terms and conditions herein provided, Global and Santa Fe shall:

                          (i) make their respective required filings under the HSR Act and any applicable non-U.S. competition, antitrust or premerger notification laws ("Non-U.S. Antitrust Laws") to be made pursuant to Section 8.1(b), including, for the avoidance of doubt, filing of a Merger Notice with the U.K. Office of Fair Trading (and shall share equally all filing fees incident thereto), which filings shall be made promptly, and which filings as required under the HSR Act shall be made in not more than 15 business days from the date hereof, and thereafter shall promptly make any other required submissions under the HSR Act or other such laws;

                          (ii) use their reasonable best efforts to cooperate with one another in (A) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states, and non-U.S. jurisdictions in connection with the execution and delivery of this Agreement, including, for the avoidance of doubt, filing of a Merger Notice with the U.K. Office of Fair Trading, and the consummation of the Merger and the transactions contemplated hereby; and (B) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations without causing a Santa Fe Material Adverse Effect or a Global Material Adverse Effect;

                          (iii) promptly notify each other of any communication
                  concerning this Agreement or the transactions contemplated hereby to that party from any governmental authority and permit the other party to review in advance any proposed communication concerning this Agreement or the transactions contemplated hereby to any governmental entity;

                          (iv) not agree to participate in any meeting or discussion with any governmental authority in respect of any filings, investigation or other inquiry concerning this Agreement or the transactions contemplated hereby unless it consults with the other party in advance and, to the extent permitted by such governmental authority, gives the other party the opportunity to attend and participate in such meeting or discussion;

                           (v) furnish the other party with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between them and their affiliates and their respective representatives on the one hand, and any government or regulatory authority or members or any such authority's staff on the other hand, with respect to this Agreement and the transactions contemplated hereby; and

                           (vi) furnish the other party with such necessary
                  information and reasonable assistance as such other party and its affiliates may reasonably request in connection with their preparation of necessary filings, registrations or submissions of information to any governmental or regulatory authorities, including, without limitation, any filings necessary or appropriate under the provisions of the HSR Act or any applicable Non-U.S. Antitrust Laws.

                  (b)      Without limiting Section 7.5(a), but subject to
Section 7.5(c), Santa Fe and Global shall:

                           (i) each use reasonable best efforts to avoid the entry of, or to have vacated, terminated or modified, any decree, order or judgment that would restrain, prevent or delay the Closing; and

                           (ii) each use reasonable best efforts to take any
                  and all steps necessary to obtain any consents or eliminate any impediments to the Merger.

                  (c) Nothing in this Agreement shall require Santa Fe or Global to dispose of any of its assets or to limit its freedom of action with respect to any of its businesses, or to consent to any disposition of its assets or limits on its freedom of action with respect to any of its businesses, whether prior to or after the Effective Time, or to commit or agree to any of the foregoing, to obtain any consents, approvals, permits or authorizations or to remove any impediments to the Merger relating to the HSR Act, Non-U.S. Antitrust Laws or other antitrust, competition or premerger notification, trade regulation law, regulation or order ("Antitrust Laws") or to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding relating to Antitrust Laws, other than dispositions, limitations or consents, commitments or agreements that in each such case may be conditioned upon the consummation of the Merger and the transactions contemplated hereby and that in each such case do not and are not reasonably likely individually or in the aggregate to have a Material Adverse Effect on Santa Fe and its Subsidiaries taken as a whole as constituted after the Effective Time of the Merger.

          Section 7.6 Inspection. From the date hereof to the Effective Time, each of Global and Santa Fe shall allow all designated officers, attorneys, accountants and other representatives of Santa Fe or Global, as the case may be, access, at all reasonable times, upon reasonable notice, to the records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs of Santa Fe and Global and their respective Subsidiaries, including inspection of such properties; provided that no investigation pursuant to this Section 7.6 shall affect any representation or warranty given by any party hereunder, and provided further that notwithstanding the provision of information or investigation by any party, no party shall be deemed to make any representation or warranty except as expressly set forth in this Agreement. Notwithstanding the foregoing, no party shall be required to provide any information which it reasonably believes it may not provide to the other party by reason of applicable law, rules or regulations, which constitutes information protected by attorney/client privilege, or which it is required to keep confidential by reason of contract or agreement with third parties. The parties hereto shall make reasonable and appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Each of Santa Fe and Global agrees that it shall not, and shall cause its respective representatives not to, use any information obtained pursuant to this Section 7.6 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. All non-public information obtained pursuant to this Section 7.6 shall be governed by the Confidentiality and Standstill Agreement dated May 10, 2001 between Santa Fe and Global (the "Confidentiality and Standstill Agreement").

          Section 7.7 Publicity. The parties will consult with each other before issuing any press release or public announcement pertaining to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public announcement without the prior written consent of the other party, which consent shall not be unreasonably withheld, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange, in which case the party proposing to issue such press release or make such public announcement shall use its reasonable best efforts to consult in good faith with the other party before issuing any such press releases or making any such public announcements.

          Section 7.8 Registration Statement on Form S-4. (a) Each of Santa Fe and Global shall cooperate and promptly prepare, and Santa Fe shall file with the SEC, as soon as practicable, a Registration Statement on Form S-4 (the "Form S-4") under the Securities Act with respect to the Santa Fe Ordinary Shares issuable in the Merger, a portion of which Registration Statement shall also serve as the joint proxy statement with respect to the meetings of the stockholders of Santa Fe and of Global in connection with the transactions contemplated by this Agreement (the "Proxy Statement/Prospectus"). The respective parties will cause the Proxy Statement/Prospectus and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Santa Fe shall use reasonable best efforts, and Global shall cooperate with Santa Fe, to have the Form S-4 declared effective by the SEC as promptly as practicable. Santa Fe shall use reasonable best efforts to obtain, prior to the effective date of the Form S-4, all necessary non-U.S., state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement and the parties shall share equally all expenses incident thereto (including all SEC and other filing fees and all printing and mailing expenses associated with the Form S-4 and the Proxy Statement/Prospectus). Santa Fe will advise Global, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Santa Fe Ordinary Shares issuable in connection with the Merger for offering or sale in any jurisdiction or any request by the SEC for amendment of the Proxy Statement/Prospectus or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. Each of the parties shall also promptly provide each other party copies of all written correspondence received from the SEC and summaries of all oral comments received from the SEC in connection with the transactions contemplated by this Agreement. Each of the parties shall promptly provide each other party with drafts of all correspondence intended to be sent to the SEC in connection with the transactions contemplated by this Agreement and allow each such party the opportunity to comment thereon prior to delivery to the SEC.

          (b) Santa Fe and Global shall each use its reasonable best efforts to cause the Proxy Statement/Prospectus to be mailed to its stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act.

          (c) Each of Santa Fe and Global shall ensure that the information provided by it for inclusion in the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the respective meetings of stockholders of Santa Fe and Global, or, in the case of information provided by it for inclusion in the Form S-4 or any amendment or supplement thereto, at the time it becomes effective, (i) will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act.

          Section 7.9 Listing Application. Santa Fe shall promptly prepare and submit to the NYSE a listing application covering the Santa Fe Ordinary Shares issuable in the Merger and shall use reasonable best efforts to obtain, prior to the Effective Time, approval for the listing of such Santa Fe Ordinary Shares, subject to official notice of issuance.

          Section 7.10 Letters of Accountants. (a) Global shall use reasonable best efforts to cause to be delivered to Santa Fe "comfort" letters of PricewaterhouseCoopers LLP, Global's independent public accountants, dated within two business days of the effective date of the Form S-4 and within two business days of the Closing Date, respectively, and addressed to Santa Fe with regard to certain financial information regarding Global included in the Form S-4, in form reasonably satisfactory to Santa Fe and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

          (b) Santa Fe shall use reasonable best efforts to cause to be delivered to Global "comfort" letters of Ernst & Young LLP, Santa Fe's independent public accountants, dated within two business days of the effective date of the Form S-4 and within two business days of the Closing Date, respectively, and addressed to Global, with regard to certain financial information regarding Santa Fe included in the Form S-4, in form reasonably satisfactory to Global and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

          Section 7.11 Agreements of Rule 145 Affiliates. Prior to the Effective Time, Global shall cause to be prepared and delivered to Santa Fe a list identifying all persons who Global believes, at the date of the meeting of Global's stockholders to consider and vote upon the adoption of this Agreement, may be deemed to be "affiliates" of Global, as that term is used in paragraphs
(c) and (d) of Rule 145 under the Securities Act (the "Rule 145 Affiliates"). Global shall use reasonable best efforts to cause each person who is identified as a Rule 145 Affiliate in such list to deliver to Santa Fe, at or prior to the Effective Time, a written agreement, in the form of Exhibit 7.11. Santa Fe shall be entitled to place restrictive legends on any Santa Fe Ordinary Shares issued to such Rule 145 Affiliates pursuant to the Merger.

          Section 7.12 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except as expressly provided in Sections 7.5(a)(i) and 7.8(a) of this Agreement or as otherwise agreed in writing by the parties.

          Section 7.13 Indemnification and Insurance. (a) From and after the Effective Time, Santa Fe shall cause the Surviving Entity to indemnify, defend and hold harmless to the fullest extent permitted under applicable law each person who is, or has been at any time prior to the Effective Time, an officer or director of Global (or any Subsidiary or division thereof) and each person who served at the request of Global as a director, officer, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise, and each person who is, or has been at any time prior to the Effective Time, a party to a written employee indemnification agreement with Global or any Subsidiary thereof (individually, an "Indemnified Party" and, collectively, the "Indemnified Parties") against all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such, whether commenced, asserted or claimed before or after the Effective Time. In the event of any such claim, action, suit, proceeding or investigation (an "Action"), (i) Santa Fe shall cause the Surviving Entity to pay, as incurred, the fees and expenses of counsel selected by the Indemnified Party, which counsel shall be reasonably acceptable to the Surviving Entity, in advance of the final disposition of any such Action to the fullest extent permitted by applicable law and, if required, upon receipt of any undertaking required by applicable law, and (ii) Santa Fe and the Surviving Entity will cooperate in the defense of any such matter; provided, however, the Surviving Entity shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed), and provided further, that Santa Fe and the Surviving Entity shall not be obligated pursuant to this Section 7.13 to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any single Action, unless, in the good faith judgment of any of the Indemnified Parties, there is or may be a conflict of interests between two or more of such Indemnified Parties, in which case there may be separate counsel for each similarly situated group.

          (b) The parties agree that the rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, in the certificate of incorporation and bylaws of Global and its Subsidiaries with respect to matters occurring through the Effective Time, shall survive the Merger.

          (c) For a period of six years after the Effective Time, Santa Fe and the Surviving Entity shall cause to be maintained officers' and directors' liability insurance covering the Indemnified Parties who are, or at any time prior to the Effective Time were, covered by Global's existing officers' and directors' liability insurance policies on terms substantially no less advantageous to the Indemnified Parties than such existing insurance, provided that Santa Fe and the Surviving Entity shall not be required to pay annual premiums in excess of 150% of the last annual premium paid by Global prior to the date hereof (the amount of which premium is set forth in the Global Disclosure Letter), but in such case shall purchase as much coverage as reasonably practicable for such amount.

          (d) The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under the certificate of incorporation or bylaws of Global or any of its Subsidiaries, under applicable law or otherwise. The provisions of this Section 7.13 shall survive the consummation of the Merger and expressly are intended to benefit each of the Indemnified Parties.

          (e) In the event Santa Fe, the Surviving Entity or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of Santa Fe or the Surviving Entity, as the case may be, shall assume the obligations set forth in this Section 7.13.

          Section 7.14 Employee Matters. (a) At the Effective Time, Santa Fe will cause the Surviving Entity and its Subsidiaries to continue the employment of all of the employees of Global and its Subsidiaries initially at the same salaries and wages of such employees immediately prior to the Effective Time. Nothing in this Agreement shall be considered a contract between Santa Fe, the Surviving Entity, its Subsidiaries and any employee or consideration for, or inducement with respect to, any employee's continued employment and, without limitation, all such employees are and will continue to be considered to be employees at will pursuant to the applicable employment at will laws or doctrines, subject to any express written agreement to the contrary with such employee, and the Surviving Entity and its Subsidiaries will have the right, in their discretion and subject to this Section 7.14, to alter the salaries, wages and terms of employment of such employees at any time after the Effective Time.

          (b) With respect to each employee of Global and its Subsidiaries ("Affected Employee"), Santa Fe shall cause the Surviving Entity to deem the period of employment with Global and its Subsidiaries to have been employment and service with Santa Fe for purposes of determining the Affected Employee's eligibility to join and vesting (but not benefit accrual for any purpose other than vacation pay, sick leave and life insurance) under all employee benefit plans, programs, policies or similar employment related arrangements of Santa Fe and its Subsidiaries in which the Affected Employee is eligible to participate. Santa Fe shall waive, and to the extent necessary to effect the terms hereof, shall use its reasonable best efforts to cause the relevant insurance carriers and other third parties to waive, any restrictions and limitations for medical conditions existing as of the Effective Time of those Affected Employees and their dependents who were covered immediately prior to the Effective Time under a group health plan maintained by Global, but only to the extent that such medical condition would be covered by Santa Fe's or the Surviving Entity's group health plan if it were not a pre-existing condition and only to the extent that such limitations would not have applied under Global's group health plan prior to the Effective Time. Further, Santa Fe shall cause the Surviving Entity to offer at the Effective Time to each Affected Employee coverage under a group health plan (as defined in Section 5000(b)(1) of the Code) which credits such Affected Employee towards the deductibles, coinsurance and maximum out-of-pocket provisions imposed under such group health plan, for the year during which the Effective Time (or such later date as the Affected Employees participate in such group health plan) occurs, with any applicable expenses already incurred during such year under Global's group health plan.

          (c) Santa Fe and Global agree to cooperate in good faith to (i) establish a process to promptly integrate their compensation and benefit plans following the Effective Time and (ii) take appropriate and substantially consistent actions to retain key employees and provide for a smooth transition.

          (d) Except with respect to offers of employment to prospective new employees in the ordinary course of business consistent with past practices and other than statements that merely repeat or summarize the effects of this Agreement or the terms of agreements identified in the disclosure schedules, Global and Santa Fe agree that they will not make, or permit their Subsidiaries to make, any representations or promises, oral or written, to their employees concerning continued employment following the Effective Time, or the terms and conditions of that employment or benefits offered, other than with the express mutual consent of both Global and Santa Fe.

          (e) Santa Fe agrees that in the event the annual bonus payments for employees of Global and its Subsidiaries in respect of service during 2001 have not been paid prior to the Effective Date, Santa Fe shall pay, or cause its Subsidiaries to pay, such annual bonus in accordance with the terms of the management incentive award plans listed in Schedule 5.11 of the Global Disclosure Letter.

          (f) Santa Fe agrees to continue, or cause its Subsidiaries to continue, the Global Severance Program for Shorebased Staff Personnel (as identified on Schedule 5.11 of the Global Disclosure Letter) (the "Severance Program") for the benefit of any Affected Employee who would be eligible for severance benefits under the Severance Program as a result of a qualifying layoff or termination of employment within twelve months following the Effective Time.

          (g) Santa Fe agrees to treat the Merger as a change in control with respect to (i) awards made under the Global Stock Plans and the Global Non-Employee Director Restricted Stock Plan, (ii) the Severance Program, (iii) the employment agreement with Robert E. Rose , as amended, identified on Schedule
5.9 to the Global Disclosure Letter, and (iv) the severance agreements identified on Schedule 7.14 of the Global Disclosure Letter. Santa Fe agrees to assume the obligations of Global with respect to the severance agreements listed on Schedule 7.14 of the Global Disclosure Schedule.

          (h) Santa Fe agrees to assume the obligations of Global with respect to the performance stock awards identified on Schedule 7.14 to the Global Disclosure Schedule, including the obligation to accelerate the removal of all conditions, contingencies and other restrictions from the total number of shares of Global Common Stock subject to the awards for all Affected Employees. Within 10 days after the Effective Time, Santa Fe agrees to issue to each holder of performance shares identified on Schedule 7.14, other than any holder who has terminated employment with Global and its Subsidiaries prior to the Effective Time without entitlement to a performance share payment, a number of Santa Fe Ordinary Shares equal to the product (rounded to the nearest whole share) of the number of shares of Global Common Stock subject to the performance share award multiplied by the Merger Ratio.

          (i) Santa Fe agrees to assume the obligation of Global to issue an award of 250,000 restricted shares of Global Common Stock to Robert E. Rose, by the issuance as of the Effective Time of a number of Santa Fe Ordinary Shares equal to the product (rounded to the nearest whole share) of 250,000 multiplied by the Merger Ratio, with such award to be subject to the forfeiture restrictions previously approved by the Compensation Committee of the Board of Directors of Global.

          Section 7.15 Delivery of Santa Fe Ordinary Shares. Prior to the Merger, Sub shall purchase from Santa Fe and Santa Fe shall sell to Sub all or a portion of that number of Santa Fe Ordinary Shares which Sub is required to deliver pursuant to Section 4.3(a). If Sub purchases fewer than all such shares from Santa Fe, Santa Fe will otherwise provide to Sub the remaining required shares.

          Section 7.16 Supplemental Indenture. Santa Fe and Global shall comply with all of the provisions of the Supplemental Indenture, including without limitation, the provisions contained in Section 11.11 of the Supplemental Indenture prior to the Effective Time.

          Section 7.17 Notification. Each party shall give to the others prompt notice of (i) any representation or warranty made by it or contained in this Agreement becoming untrue or inaccurate in any material respect and (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

                                   ARTICLE 8

                                  CONDITIONS

                  Section 8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                  (a) (i) This Agreement shall have been adopted by the affirmative vote of holders of a majority of the outstanding shares of Global Common Stock entitled to vote thereon; and

                          (ii) Each of the Santa Fe Amendments and the issuance
                  of Santa Fe Ordinary Shares pursuant to the Merger shall have been approved by the holders of issued Santa Fe Ordinary Shares as and to the extent required by Cayman Islands law, Santa Fe's memorandum of association and articles of association and the rules of the NYSE.

                  (b) (i) Any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated,
         (ii) there shall not be pending or threatened in writing any claim, proceeding or action by an agency of the government of the United States, of the United Kingdom or of the European Union seeking to restrain, prohibit or rescind any transactions contemplated by this Agreement as an actual or threatened violation of any Antitrust Law, as applicable, or seeking to penalize a party for completing any such transaction which in any of such cases is, in the reasonable judgment of either Global or Santa Fe, reasonably likely to have any of the effects described in Section 7.5(c), (iii) in the event of any review by the U.K. Office of Fair Trading or, if applicable, the U.K. Secretary of State for Trade and Industry, indications reasonably satisfactory to each of Global and Santa Fe that the Merger will not be referred to the Competition Commission shall have been received or, if the Merger is referred to the Competition Commission, indications reasonably satisfactory to each of Global and Santa Fe that the Merger can proceed, (iv) any mandatory waiting period under any applicable Non-U.S. Antitrust Laws (where the failure to observe such waiting period referred to in this clause (iv) would, in the reasonable judgment of either Global or Santa Fe, reasonably be expected to have any of the effects described in Section 7.5(c) shall have expired or been terminated and (v) there shall not have been a final or preliminary administrative order denying approval of or prohibiting the Merger issued by a governmental authority with jurisdiction to enforce applicable Non-U.S. Antitrust Laws, which order is in the reasonable judgment of either Global or Santa Fe reasonably likely to have any of the effects described in Section 7.5(c).

                  (c) None of the parties hereto shall be subject to any decree, order or injunction of a court of competent jurisdiction, U.S. or non-U.S., which prohibits the consummation of the Merger; provided, however, that, prior to invoking this condition, each party agrees to comply with Section 7.5, and with respect to other matters not covered by Section 7.5, to use its reasonable best efforts to have any such decree, order or injunction lifted or vacated; and no statute, rule or regulation shall have been enacted by any governmental authority which prohibits or makes unlawful the consummation of the Merger.

                  (d) The Form S-4 shall have become effective and no stop order with respect thereto shall be in effect.

                  (e) The Santa Fe Ordinary Shares to be issued pursuant to the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

                  Section 8.2 Conditions to Obligation of Global to Effect the Merger. The obligation of Global to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Closing Date of the following conditions:

                  (a) Santa Fe, Sub and Merger Sub shall have performed, in all material respects, their covenants and agreements contained in this Agreement required to be performed on or prior to the Closing Date, and the representations and warranties of Santa Fe, Sub and Merger Sub contained in this Agreement (i) that are qualified as to materiality or Santa Fe Material Adverse Effect shall be true and correct in all respects as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such earlier date), and (ii) that are not so qualified shall be true and correct in all respects as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such earlier date), except for such breaches of representations and inaccuracies in warranties in this clause (ii) that do not and are not reasonably likely to have, individually or in the aggregate, a Santa Fe Material Adverse Effect, and Global shall have received a certificate of each of Santa Fe, Sub and Merger Sub, executed on its behalf by its President or one of its Vice Presidents, dated the Closing Date, certifying to such effect.

                  (b) At any time after the date of this Agreement, there shall not have been any event or occurrence, or series of events or occurrences, that has had or is reasonably likely to have, individually or in the aggregate with all other events or occurrences since the date of this Agreement, a Santa Fe Material Adverse Effect.

                  Section 8.3 Conditions to Obligation of Santa Fe, Sub and Merger Sub to Effect the Merger. The obligations of Santa Fe, Sub and Merger Sub to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Closing Date of the following conditions:

                  (a) Global shall have performed, in all material respects, its covenants and agreements contained in this Agreement required to be performed on or prior to the Closing Date, and the representations and warranties of Global contained in this Agreement (i) that are qualified as to materiality or Global Material Adverse Effect shall be true and correct in all respects as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such earlier date), and (ii) that are not so qualified shall be true and correct in all respects as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such earlier date), except for such breaches of representations and inaccuracies in warranties in this clause (ii) that do not and are not reasonably likely to have, individually or in the aggregate, a Global Material Adverse Effect, and Santa Fe shall have received a certificate of Global, executed on its behalf by its President or one of its Vice Presidents, dated the Closing Date, certifying to such effect.

                  (b) At any time after the date of this Agreement, there shall not have been any event or occurrence, or series of events or occurrences, that has had or is reasonably likely to have, individually or in the aggregate with all other events or occurrences since the date of this Agreement, a Global Material Adverse Effect.

                                   ARTICLE 9

                                  TERMINATION

                  Section 9.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Effective Time by the mutual written consent of Global and Santa Fe.

                  Section 9.2 Termination by Santa Fe or Global. This Agreement may be terminated at any time prior to the Effective Time by action of the Board of Directors of Santa Fe or Global if:

                  (a) the Merger shall not have been consummated by March 31, 2002; provided, however, that the right to terminate this Agreement pursuant to this clause (a) shall not be available to any party whose failure to perform or observe in any material respect any of its obligations under this Agreement in any manner shall have been the cause of, or resulted in, the failure of the Merger to occur on or before such date;

                  (b) a meeting (including adjournments and postponements) of Global's stockholders for the purpose of obtaining the approvals required by Section 8.1(a)(i) shall have been held and such stockholder approvals shall not have been obtained;

                  (c) a meeting (including adjournments and postponements) of Santa Fe's shareholders for the purpose of obtaining the approvals required by Section 8.1(a)(ii) shall have been held and such shareholder approvals shall not have been obtained; or

                  (d) a U.S. federal, state or non-U.S. court of competent jurisdiction or federal, state or non-U.S. governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; provided, however, that the party seeking to terminate this Agreement pursuant to this clause (d) shall have complied with Section 7.5 and, with respect to other matters not covered by Section 7.5, shall have used its reasonable best efforts to remove such injunction, order or decree.

                  Section 9.3 Termination by Global. This Agreement may be terminated at any time prior to the Effective Time by action of the Board of Directors of Global, after consultation with its outside legal advisors, if

                  (a) (i) there has been a breach by Santa Fe, Sub or Merger Sub of any representation, warranty, covenant or agreement set forth in this Agreement or if any representation or warranty of Santa Fe, Sub or Merger Sub shall have become untrue, in either case such that the conditions set forth in Section 8.2(a) would not be satisfied and (ii) such breach is not curable, or, if curable, is not cured within 30 days after written notice of such breach is given to Santa Fe by Global; provided, however, that the right to terminate this Agreement pursuant to Section 9.3(a) shall not be available to Global if it, at such time, is in breach of any representation, warranty, covenant or agreement set forth in this Agreement such that the condition set forth in Section 8.3(a) shall not be satisfied;

                  (b) the Board of Directors of Santa Fe shall have withdrawn or materially modified, in a manner adverse to Global, its approval or recommendation of the Santa Fe Amendments or the issuance of Santa Fe Ordinary Shares pursuant to the Merger or recommended a Santa Fe Acquisition Proposal, or resolved to do so; or

                  (c) prior to the Cutoff Date, (i) the Board of Directors of Global has received a Global Superior Proposal, (ii) in light of such Global Superior Proposal the Board of Directors of Global shall have determined in good faith, (A) after consultation with its outside legal advisors, that proceeding with the Merger would be inconsistent with its fiduciary obligations and (B) that there is a substantial likelihood that the adoption by Global's stockholders of this Agreement will not be obtained by reason of the existence of such Global Superior Proposal, (iii) Global has complied in all material respects with
         Section 7.2, (iv) Global has previously paid the fee provided for under
         Section 9.5(a)(i), and (v) the Board of Directors of Global concurrently approves, and Global concurrently enters into, a binding definitive written agreement providing for the implementation of such Global Superior Proposal; provided that Global may not effect such termination pursuant to this Section 9.3(c) unless and until (i) Santa Fe receives at least five business days' prior written notice from Global of its intention to effect such termination pursuant to this
         Section 9.3(c); and (ii) during such five business day period, Global shall, and shall cause its respective financial and legal advisors to, consider any adjustment in the terms and conditions of this Agreement that Santa Fe may propose.

                  Section 9.4 Termination by Santa Fe. This Agreement may be terminated at any time prior to the Effective Time by action of the Board of Directors of Santa Fe, after consultation with its outside legal advisors, if:

                  (a) (i) there has been a breach by Global of any representation, warranty, covenant or agreement set forth in this Agreement or if any representation or warranty of Global shall have become untrue, in either case such that the conditions set forth in
         Section 8.3(a) would not be satisfied and (ii) such breach is not curable, or, if curable, is not cured within 30 days after written notice of such breach is given by Santa Fe to Global; provided, however, that the right to terminate this Agreement pursuant to Section 9.4(a) shall not be available to Santa Fe if it, at such time, is in breach of any representation, warranty, covenant or agreement set forth in this Agreement such that the conditions set forth in Section 8.2(a) shall not be satisfied; or

                  (b) the Board of Directors of Global shall have withdrawn or materially modified, in a manner adverse to Santa Fe, its approval or recommendation of the Merger or recommended a Global Acquisition Proposal, or resolved to do so; or

                  (c) prior to the Cutoff Date, (i) the Board of Directors of Santa Fe has received a Santa Fe Superior Proposal, (ii) in light of such Santa Fe Superior Proposal the Board of Directors of Santa Fe shall have determined in good faith, (A) after consultation with its outside legal advisors, that proceeding with the Merger would be inconsistent with its fiduciary obligations and (B) that there is a substantial likelihood that the adoption by Santa Fe's shareholders of this Agreement will not be obtained by reason of the existence of such Santa Fe Superior Proposal, (iii) Santa Fe has complied in all material respects with Section 7.3, (iv) Santa Fe has previously paid the fee provided for under Section 9.5(b)(i), and (v) the Board of Directors of Santa Fe concurrently approves, and Santa Fe concurrently enters into, a binding definitive written agreement providing for the implementation of such Santa Fe Superior Proposal; provided that Santa Fe may not effect such termination pursuant to this Section 9.4(c) unless and until (i) Global receives at least five business days' prior written notice from Santa Fe of its intention to effect such termination pursuant to this Section 9.4(c); and (ii) during such five business day period, Santa Fe shall, and shall cause its respective financial and legal advisors to, consider any adjustment in the terms and conditions of this Agreement that Global may propose.

                  Section 9.5 Effect of Termination. (a) (i) If this Agreement is terminated:

                          (A) by Global or Santa Fe pursuant to Section 9.2(b) after the public announcement of a Global Acquisition Proposal, whether or not the Global Acquisition Proposal is still pending or has been consummated; or

                          (B)  by Santa Fe pursuant to Section 9.4(b); or

                          (C)  by Global pursuant to Section 9.3(c);

then Global shall pay Santa Fe a fee of $120 million at the time of such termination in cash by wire transfer to an account designated by Santa Fe.

                          (ii) If this Agreement is terminated by Global
                  pursuant to Section 9.3(c) and in accordance with the terms thereof (including the payment of the fee referred to therein), no fee additional to the fee specified in Section 9.3(c) shall be payable by Global to Santa Fe.

                  (b)     (i) If this Agreement is terminated:

                          (A) by Global or Santa Fe pursuant to Section 9.2(c) after the public announcement of a Santa Fe Acquisition Proposal, whether or not the Santa Fe Acquisition Proposal is still pending or has been consummated; or

                           (B)  by Global pursuant to Section 9.3(b); or

                           (C)  by Santa Fe pursuant to Section 9.4(c);

then Santa Fe shall pay Global a fee of $120 million at the time of such termination in cash by wire transfer to an account designated by Global.

                           (ii) If this Agreement is terminated by Santa Fe
                    pursuant to Section 9.4(c) and in accordance with the terms thereof (including the payment of the fee referred to therein), no fee additional to the fee specified in Section 9.4(c) shall be payable by Santa Fe to Global.

                    (c) If this Agreement is terminated by Global or Santa Fe pursuant to Section 9.2(b) other than in circumstances covered by Section 9.5(a), then Global shall pay Santa Fe a fee of $10 million to reimburse it for its costs and expenses incurred in connection with this transaction. If this Agreement is terminated by Global or Santa Fe pursuant to Section 9.2(c), other than in circumstances covered by Section 9.5(b), then Santa Fe shall pay Global a fee of $10 million to reimburse it for its costs and expenses incurred in connection with this transaction.

                    (d) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article 9, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section 9.5, the last sentence of Section 7.6 and Section 7.12 and except for the provisions of Sections 10.2, 10.3, 10.4, 10.6, 10.8, 10.9, 10.11,
10.12 and 10.13, provided that nothing herein shall relieve any party from any liability for any willful and material breach by such party of any of its representations, warranties, covenants or agreements set forth in this Agreement and all rights and remedies of such nonbreaching party under this Agreement in the case of such a willful and material breach, at law or in equity, shall be preserved. The Confidentiality and Standstill Agreement shall survive any termination of this Agreement, and the provisions of such Confidentiality and Standstill Agreement shall apply to all information and material delivered by any party hereunder.

                    Section 9.6 Extension; Waiver. At any time prior to the Effective Time, each party may by action taken by its Board of Directors, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE 10

                              GENERAL PROVISIONS

                    Section 10.1 Nonsurvival of Representations, Warranties and Agreements. All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Merger; provided, however, that the agreements contained in Article 4 and in Sections 3.1, 3.2, 7.11, 7.12, 7.13, 7.14, 7.15
and this Article 10 and the agreements delivered pursuant to this Agreement shall survive the Merger.

          Section 10.2 Notices. Except as otherwise provided herein, any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission or by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

                  (a)      if to Global:

                           Senior Vice President and General Counsel
                           Global Marine Inc.
                           777 N. Eldridge Parkway
                           Houston, Texas 77079-4493
                           Facsimile: (281) 596-5196

                               with a copy to:

                               Baker Botts L.L.P.
                               One Shell Plaza
                               910 Louisiana
                               Houston, Texas 77002-4995
                               Attention: J. David Kirkland, Jr., Esq.
                               Facsimile: (713) 229-7701

                  (b)      if to Santa Fe, Sub or Merger Sub:

                           Santa Fe International Corporation
                           5420 LBJ Freeway, Suite 1100
                           Dallas, Texas 75240-2648
                           Attention: Seals M. McCarty
                                      Senior Vice President and Chief
                                      Financial Officer
                           Facsimile: (972) 701-7600

                               with a copy to:

                               Shearman & Sterling
                               599 Lexington Avenue
                               New York, New York 10022
                               Attention: John J. Madden, Esq.
                                          Creighton O'M. Condon, Esq.
                               Facsimile: (212) 848-7179

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

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

          Section 10.3 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Article 4 and Section 7.13 and except as provided in any agreements delivered pursuant hereto (collectively, the "Third-Party Provisions"), nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. The Third-Party Provisions may be enforced by the beneficiaries thereof.

          Section 10.4 Entire Agreement. This Agreement, the exhibits to this Agreement, the Global Disclosure Letter, the Santa Fe Disclosure Letter and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto, except that the Confidentiality and Standstill Agreement shall continue in effect. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

          Section 10.5 Amendments. This Agreement may be amended by the parties hereto, by action taken or authorized by their Boards of Directors, at any time before or after approval of matters presented in connection with the Merger by the stockholders of Global or Santa Fe, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          Section 10.6 Governing Law. Except to the extent that the laws of the jurisdiction of organization of any party hereto, or any other jurisdiction, are mandatorily applicable to the Merger or to matters arising under or in connection with this Agreement, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its rules of conflicts of laws.

          Section 10.7 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

          Section 10.8 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretative effect whatsoever.

                  Section 10.9 Interpretation. In this Agreement:

                  (a) Unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, words denoting any gender shall include all genders, and words denoting natural persons shall include corporations and partnerships and vice versa.

                  (b) The phrase "to the knowledge of" and similar phrases relating to knowledge of Global or Santa Fe, as the case may be, shall mean the actual knowledge of its executive officers.

                  (c) "Material Adverse Effect" with respect to any person shall mean a material adverse effect on or change in (a) the business, assets, financial condition or results of operations of such person and its Subsidiaries, taken as a whole, except for such changes or effects in general economic, capital market, regulatory or political conditions or changes that affect generally the drilling services industry and do not disproportionately affect such person, or (b) the ability of the party to consummate the transactions contemplated by this Agreement or fulfill the conditions to closing. "Global Material Adverse Effect" and "Santa Fe Material Adverse Effect" mean a Material Adverse Effect with respect to Global and Santa Fe, respectively.

                  (d) The term "Subsidiary," when used with respect to any party, means any corporation or other organization (including a limited liability company), whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or any organization of which such party is a general partner.

                  Section 10.10 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

                  Section 10.11 Incorporation of Exhibits. The Global Disclosure Letter, the Santa Fe Disclosure Letter and all exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

                  Section 10.12 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

          Section 10.13 Enforcement of Agreement. (a) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

          (b) Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Delaware state court or any Federal court located in the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated herein, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated herein in any court other than any Delaware state court or any Federal court sitting in the State of Delaware.

          (c) Santa Fe designates and appoints Corporation Services Company with an address in the State of Delaware at 4303 Lancaster Pike, Wilmington, Delaware 19085 and such person's successors and assigns as its lawful agent in the State of Delaware upon which may be served, and which may accept and acknowledge for and on behalf of Santa Fe, all process in any action, suit or proceedings that may be brought against Santa Fe in any of the courts referred to in this Section, and agrees that such service of process, or the acceptance or acknowledgment thereof by said agent, shall be valid, effective and binding in every respect.

          Section 10.14 Waiver of Jury Trial. EACH OF SANTA FE, SUB, MERGER SUB AND GLOBAL HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS OF TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

          IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                    SANTA FE INTERNATIONAL
                                    CORPORATION


                                    By: /s/ SANTA FE INTERNATIONAL CORPORATION
                                        --------------------------------------
                                    Name:
                                    Title:


                                    SILVER SUB, INC.


                                    By: /s/ SILVER SUB, INC.
                                        --------------------------------------
                                    Name:
                                    Title:


                                    GOLD MERGER SUB, INC.


                                    By: /s/ GOLD MERGER SUB, INC.
                                        --------------------------------------
                                    Name:
                                    Title:


                                    GLOBAL MARINE INC.


                                    By: /s/ GLOBAL MARINE INC.
                                        --------------------------------------
                                    Name:
                                    Title:

================================================================================
                                                                  EXECUTION COPY




                                    EXHIBITS

                                       TO

                          AGREEMENT AND PLAN OF MERGER

                                     among

                       SANTA FE INTERNATIONAL CORPORATION

                                SILVER SUB, INC.

                             GOLD MERGER SUB, INC.

                                      and

                               GLOBAL MARINE INC.


                          Dated as of August 31, 2001






===============================================================================

                               INDEX TO EXHIBITS
                               -----------------

Exhibit 2.1  Amendments to Articles of Association and
             Memorandum of Association

Exhibit 3.2  Other Officers

Exhibit 7.11 Form of Agreement of Rule 145 Affiliate

                                  EXHIBIT 2.1
                                  -----------

                   AMENDMENTS TO ARTICLES OF ASSOCIATION AND

                           MEMORANDUM OF ASSOCIATION

                    THE COMPANIES LAW (2001 SECOND REVISION)

                           COMPANY LIMITED BY SHARES

                  AMENDED AND RESTATED ARTICLES OF ASSOCIATION

                                       OF

                           GLOBALSANTAFE CORPORATION

                     (Adopted by Special Resolution of the

                Shareholders effective _____________, 2001)/1/


                              I.  INTERPRETATION

     1.1 The Regulations or Articles contained or incorporated in Table 'A' in the First Schedule to the Statute shall not apply to this Company and the following Articles shall comprise the Articles of Association of the Company. Unless there be something in the subject or context inconsistent therewith,

          "Articles" means these Amended and Restated Articles of Association as originally framed or as from time to time amended.

          "Board of Directors" or "Board" means the Board of Directors of the Company, comprised of Directors holding office from time to time.

          "Company" means GlobalSantaFe Corporation.

          "Directors" means the directors for the time being of the Company.

          "dividend" includes share dividend.

          "Effective Time" shall mean the effective time of the merger contemplated by the Agreement and Plan of Merger among Santa Fe International Corporation, Silver Sub, Inc., Gold Merger Sub, Inc. and Global Marine Inc. dated as of August 31, 2001.

          "holder" in relation to any shares means the Shareholder whose name is entered in the Register as the holder of such shares.

          "Independent Director" means a Director who is not a current or former, (i) director, officer, employee or affiliate of any member of the KPC Affiliated Group or (ii) officer or employee of the Company or any of its subsidiaries.

---------------------
/1/  To be the date of the effective time of the Merger.

          "Memorandum" means the Amended and Restated Memorandum of Association of the Company, as the same may be amended from time to time.

          "Merger Agreement" means the Agreement and Plan of Merger among Santa Fe International Corporation, Silver Sub, Inc., Gold Merger Sub, Inc. and Global Marine Inc., dated as of August 31, 2001.

          "Month" means calendar month.

          "Ordinary Resolution" means a resolution passed by a simple majority of the votes cast by Shareholders being entitled to vote and present in person or by proxy at a general meeting.

          "Ordinary Shares" has the meaning ascribed to it in Article III.

          "Outstanding Voting Stock" means the shares of Voting Stock issued and outstanding from time to time, and shall not include shares of Voting Stock held by the Company or any subsidiary of the Company.

          "Paid-up" means paid-up and/or credited as paid-up.

          "Register" means the Register of Shareholders of the Company as maintained in accordance with Section 40 of the Statute.

          "Registered Office" means the registered office for the time being of the Company.

          "seal" means the common seal of the Company and includes every official seal.

          "Secretary" means the secretary of the Company and includes an Assistant Secretary and any person appointed to perform the duties of Secretary of the Company.

          "shares" means any Ordinary Shares or other shares issued in the capital of the Company.

          "share dividend" means a distribution of shares in lieu of payment of a dividend in cash.

          "Shareholder" has the meaning ascribed to the term "member" in Section 38 of the Statute.

          "Special Resolution" has the same meaning as in the Statute.

          "Specified Period" means the period of time commencing at the Effective Time and terminating upon the later of the date on which the members of the KPC Affiliated Group shall cease to own, in the aggregate, at least ten percent (10%), (i) of the voting power of the Outstanding Voting Stock or (ii) of all the outstanding Ordinary Shares.

          "Statute" means the Companies Law (2001 Second Revision) of the Cayman Islands as amended and every statutory modification or re-enactment thereof for the time being in force.

          "Voting Stock" means all shares and other securities issued by the Company having the ordinary power to vote in the election of directors of the Company, other than securities having such power only upon the occurrence of a default or any other extraordinary contingency.

          "written" and "in writing" includes all modes of representing or reproducing words in visible form.

          For the purposes of this Article I, the members of the KPC Affiliated Group shall have the meaning set forth in Article XXXIII.

          Words importing the singular number shall also include the plural number and vice-versa.

          Words importing the masculine gender shall also include the feminine gender.

          Words importing persons shall also include corporations, partnerships, trusts and other entities.

                         II.  CERTIFICATES FOR SHARES

     2.1 Certificates representing shares of the Company shall be in such form and may bear such legends (reflecting or referring to the terms of issue of the shares thereby represented, or any of these Articles or other relevant matters) as shall be determined by the Board of Directors. Such certificates shall be under seal (which may be a facsimile), signed manually or by facsimile by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President of the Company, countersigned manually or by facsimile by the Secretary or another authorized person, registered in the Register and signed manually by or on behalf of the transfer agent. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Company, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Company, such certificate or certificates may nevertheless be validly issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Company. Certificates for shares shall be in such form as shall be in conformity to law or as may be prescribed from time to time by the Board of Directors. All certificates for shares shall be consecutively numbered or otherwise identified and shall specify the shares to which they relate. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue and whether fully paid, or deemed fully paid or partly paid, shall be entered in the Register of the Company. All certificates surrendered to the Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and cancelled.

     2.2 The Company shall maintain, or cause to be maintained, a register of its Shareholders and every person whose name is entered as a Shareholder in the Register shall be entitled without payment to receive within two months after allotment or lodgment of transfer (or within such other period as the conditions of issue shall provide) one certificate for all his shares or several certificates each for one or more of his shares provided that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate and delivery of a certificate for a share to one of the several joint holders shall be sufficient delivery to all such holders.

     2.3 Notwithstanding Section 2.1, if a share certificate be defaced, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and the payment of the expenses incurred by the Company in investigating evidence, as any Director or officer of the Company may prescribe.

                             III.  ISSUE OF SHARES

     3.1 The authorized share capital of the Company shall be as set forth in the Memorandum represented by (i) Ordinary Shares of the Company (the "Ordinary Shares") , with the rights as set forth in Article IV, and (ii) such other classes or series of shares with the respective rights to be determined upon the creation thereof by action of the Board of Directors from time to time in accordance with Article V.

                             IV.  ORDINARY SHARES

     4.1 Subject to the provisions of the Articles, all unissued shares for the time being in the capital of the Company shall be at the disposal of the Board of Directors, and the Board of Directors may (subject as aforesaid) allot, issue or grant any option, right, warrant or other security exercisable for, convertible into, or exchangeable for, or otherwise dispose of, the shares to such persons, on such terms and conditions and at such times as they deem proper.

     4.2 Dividends, whether to be paid in cash or to be satisfied by distributions of property other than cash, will be made or paid (as the case may be) on an equal per share basis (in all material respects) to all holders of Ordinary Shares as of the record date fixed for such dividend.

     4.3 No holder of Ordinary Shares or any other shares of the Company (unless otherwise expressly agreed to by the Company) shall, by reason of such holding, have any preemptive or preferential right to subscribe to or purchase any shares of any class or series of any shares of the Company, now or hereafter to be authorized, or any notes, debentures, bonds or other securities, whether or not the issuance of any such shares, notes, debentures, bonds or other securities would adversely affect the dividend, voting or any other rights of such holder.

     4.4 Upon approval of the Board of Directors, such number of Ordinary Shares, or other shares or securities of the Company, as may be required for such purpose shall be reserved for issuance in connection with any option, right, warrant or other security of the Company or any other person that is exercisable for, convertible into, exchangeable for or otherwise issuable in respect of such Ordinary Shares or other shares or securities of the Company. Without limiting the generality of Section 4.1 or the foregoing, the Board of

Directors is expressly authorized and empowered to approve and enter into a rights agreement between the Company and a rights agent pursuant to which rights to purchase shares are granted to the holders of the Ordinary Shares on such terms and for such purposes, including the influencing of takeovers, as the Board of Directors shall in its absolute discretion determine.

     4.5 Unless otherwise specified by the Board of Directors, any shares which have been redeemed or repurchased by the Company shall have the status of authorized but unissued shares and may be subsequently issued in accordance with the Memorandum and the Articles.

     4.6 The Board of Directors shall have the fullest powers permitted by law to pay all or any redemption or repurchase monies in respect of any shares out of the profits and reserves of the Company, the Company's share capital and share premium account.

                     V.  OTHER CLASSES OR SERIES OF SHARES

     5.1 Subject to Article VI, the Board of Directors is authorized, subject to any limitations prescribed by law, to provide from time to time for the issuance of other classes or series of shares, and in accordance with applicable procedures of the Statute, to establish the characteristics of each class or series including, without limitation, the following:

          (a) the number of shares of that class or series, which may subsequently be increased or decreased (but not below the number of shares of that class or series then outstanding) by resolution of the Board of Directors, and the distinctive designation thereof;

          (b) the voting powers, full or limited, if any, of the shares of that class or series, including without limitation, the authority to confer multiple votes per share, voting rights as to specified matters or issues such as mergers, consolidations or sales of assets, or voting rights to be exercised either together with holders of Ordinary Shares as a single class, or independently as a separate class;

          (c) the rights in respect of dividends, if any, on the shares of that class or series; the rate at which such dividends shall be payable and/or cumulate, which rate may be determined on factors external to the Company and which dividends may be payable in cash, shares of capital or other securities or property of the Company; whether dividends shall be cumulative and, if so, from which date or dates; the relative rights or priority, if any, of payment of dividends on shares of that class or series; and any limitation, restrictions or conditions on the payment of dividends;

          (d) the relative amounts, and the relative rights or priority, if any, of payment in respect of shares of that class or series, which the holder of the shares of that class or series shall be entitled to receive upon any liquidation, dissolution or winding up of the Company;

          (e) any redemption, repurchase, retirement and sinking fund rights, preferences and limitations of that class or series, the amount payable on shares of that class or series in the event of such redemption, repurchase or retirement, the terms and conditions of any sinking fund, the manner of creating such fund or funds and whether any of the foregoing shall be cumulative or non-cumulative;

          (f) the terms, if any, upon which the shares of that class or series shall be convertible into or exchangeable for shares of any other classes, or series, or other securities, whether or not issued by the Company;

          (g) the restrictions, limitations and conditions, if any, upon issuance of indebtedness of the Company so long as any shares of that class or series are outstanding; and

          (h) any other preferences and relative, participating, optional or other rights and limitations.

                      VI.  VARIATION OF RIGHTS OF SHARES

     6.1 (a) If at any time the share capital of the Company is divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of all of the issued shares of that class or series, or with the sanction of a Special Resolution passed at a general meeting with the holders of the shares of that class or series voting separately as a class.

     (b) The provisions of the Articles relating to separate general meetings shall apply to every such general meeting of the holders of one class or series of shares.

     (c) Class or series meetings and class or series votes may only be called at the direction of the Board of Directors or upon the written request of Shareholders holding an aggregate of at least 25% of the outstanding shares of such class or series of shares of the Company (unless otherwise expressly provided by the terms of issue of the shares of such class or series).

     6.2 The rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith. The rights of the holders of Ordinary Shares shall not be deemed to be varied by the granting of rights to purchase Ordinary Shares to the holders of Ordinary Shares under any rights agreement that may be entered into between the Company and a rights agent in accordance with the provisions of these Articles or the issue of Ordinary Shares pursuant to those rights. The entry into any such rights agreement, the granting of such rights and the issue of Ordinary Shares pursuant to such rights may be effected by the Directors without any consent or vote of the holders of the Ordinary Shares.

                      VII.  REPURCHASE OF ORDINARY SHARES

     7.1 Subject to the provisions of the Statute and the Memorandum, the Company may at any time and from time to time purchase the Company's issued Ordinary Shares by (i) agreement between the Company and any one or more of its Shareholders holding the Ordinary Shares to be purchased, (ii) tender offer to all Shareholders or
(iii) purchase on any exchange or market on which the Ordinary Shares are traded, provided always that, in each case, unless approved by Ordinary Resolution, the purchase price is no greater than the then existing market price as determined by the Directors by reference to the closing prices on the principal exchange or market for the Ordinary Shares for a period of not less than one and not more than ten consecutive trading days ending not more than three trading days before such determination. In the event of a purchase by the Company of its own Ordinary Shares on any exchange or market on which the Ordinary Shares are traded, the manner of the purchase shall be in accordance with the rules and regulations of the relevant exchange or market.

                           VIII.  TRANSFER OF SHARES

     8.1 Upon surrender to the Company or the transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of transfer, and otherwise meeting all legal requirements for transfer, it shall be the duty of the Company to cause the issue of a new certificate to the person entitled thereto, cancel the old certificate and record the transaction in the Register. Transfers of shares shall be made on the books of the Company only by the registered holder thereof, or by such holder's attorney thereunto authorized by power of attorney filed with the Secretary or the transfer agent. The Company shall be entitled to recognize the exclusive right of a person registered in the Register as the owner of shares to receive dividends, and to vote as such owner.

     8.2 The holder of any redeemable shares for which the Company has issued a notice of redemption may not transfer such shares, whether or not the Company has yet paid the redemption price to the Shareholder unless otherwise provided
(i) by the terms of such shares or (ii) by the Board of Directors in connection with the redemption of such shares.

          IX.  NON-RECOGNITION OF TRUSTS OR OTHER EQUITABLE OWNERSHIP

     9.1 The Company shall not be required to recognize any person as holding any share upon any trust (except the trustee(s) thereof) and the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future, or partial interest in any share, or any interest in any fractional part of a share, or (except only as is otherwise provided by the Articles or the Statute) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

                          X.  TRANSMISSION OF SHARES

     10.1 In case of the death of a Shareholder who is a natural person, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognized by the Company as having any title to his interest in the shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any shares which had been held by him solely or jointly with other persons.

     10.2 (a) Any person becoming entitled to a share by reason of the death or bankruptcy of a Shareholder (or in any way other than by transfer) may, upon such evidence being produced as may from time to time be required by the Board of Directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to make such transfer of the share to such other person nominated by him as the deceased or bankrupt person could have made and to have such person registered as the transferee thereof, but the Board of Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Shareholder before his death or bankruptcy as the case may be.

     (b) If the person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

     10.3 A person becoming entitled to a share by reason of the death or bankruptcy of the holder (or in any way other than by transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Shareholder in respect of the share, be entitled in respect of it to exercise any right conferred by share ownership in relation to meetings of the Company; provided, however, that the Board of Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within ninety days the Board of Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

          XI. AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION, CHANGE OF LOCATION OR REGISTERED OFFICE & ALTERATION OF CAPITAL

     11.1 (a) Subject to and insofar as permitted by the provisions of the Statute, the Company may from time to time by Special Resolution alter or amend the Memorandum and Articles and may by Ordinary Resolution:

          (i) increase the share capital by such sum to be divided into shares of such amount or without nominal or par value as the resolution shall prescribe;

          (ii) consolidate all or any of its share capital into shares of larger amount than its existing shares;

          (iii) by subdivision of its existing shares or any of them divide the whole or any part of its share capital into shares of smaller amount than is fixed by the Memorandum; and

          (iv) cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person.

     (b) All new shares created hereunder shall be subject to the same provisions with reference to transfer, transmission, and otherwise as provided in the Articles.

     (c) Subject to the provisions of the Statute, the Company may by Special Resolution reduce its share capital or any capital redemption reserve fund.

     11.2 Subject to the provisions of the Statute, the Company may by Special Resolution change its name or alter its objects.

     11.3 Subject to the provisions of the Statute, the Company may by resolution of the Board of Directors change the location of its registered office.

         XII.  CLOSING REGISTER OF SHAREHOLDERS OR FIXING RECORD DATE

     12.1 For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or Shareholders entitled to receive payment of any dividend, or in order to make the determination of Shareholders for any other proper purpose, the Board of Directors of the Company may provide that the Register shall be closed for transfers for a stated period but not to exceed in any case forty days. If the Register shall be so closed for the purpose of determining Shareholders entitled to notice of or to vote at a meeting of Shareholders such register shall be so closed for at least ten days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register.

     12.2 In lieu of or apart from closing the Register, the Board of Directors may fix in advance a date as the record date for any such determination of Shareholders entitled to notice of or to vote at a meeting of the Shareholders, and for the purpose of determining the Shareholders entitled to receive payment of any dividend, the Board of Directors may fix a subsequent date no later than the date of payment as the record date for such dividend.

     12.3 If the Register is not so closed and no record date is fixed for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders or Shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination for Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

                            XIII.  GENERAL MEETING

     13.1 (a) The Company shall in each year of its existence hold a general meeting as its annual general meeting. The annual general meeting shall be held at such time and place as the Board of Directors shall appoint.

     (b) At each annual general meeting, the Directors to be elected at that meeting shall be elected for the applicable term or until their respective successors have been elected and have qualified.

     13.2 (a) Except as otherwise required by law, and subject to the terms of any class or series of shares issued by the Company having a preference over the Ordinary Shares as to dividends or upon liquidation or to elect directors in specified circumstances, extraordinary general meetings of the Shareholders of the Company may be called only (i) by the Board of

Directors or (ii) upon the written request of Shareholders holding at least 35% of the outstanding Ordinary Shares generally entitled to vote.

     (b) Any action required or permitted to be taken by the Shareholders of the Company must be taken at a duly called annual or extraordinary general meeting of the Shareholders of the Company and may not be taken by consent of the Shareholders in writing or otherwise.

                       XIV.  NOTICE OF GENERAL MEETINGS

     14.1 Written notice of each meeting of the Shareholders stating the place, date and time of the meeting shall be given not less than fifteen nor more than sixty days before the date of the meeting, to each Shareholder entitled to vote at such meeting. The notice of any extraordinary meeting of Shareholders shall state the purpose or purposes for which the meeting is called. Business transacted at any extraordinary meeting shall be limited to the purposes stated in the notice.

     14.2 The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings of that meeting.

                     XV.  PROCEEDINGS AT GENERAL MEETINGS

     15.1 No business shall be transacted at any general meeting unless a quorum of Shareholders is present at the time when the meeting proceeds to business. Subject to the proviso below, one or more Shareholders present in person or by proxy holding at least a majority of the issued and outstanding shares of the Company entitled to vote at such meeting shall constitute a quorum; provided that the quorum for any meeting at which a Special Resolution is to be considered and voted upon pursuant to Sections 18.8(c), 19.1(c), 33.8, 34.7 or
35.5 shall be one or more Shareholders present in person or by proxy holding at least a majority of the issued and outstanding shares of the Company entitled to vote at such meeting and, for so long as members of the KPC Affiliated Group own, in the aggregate, at least four percent (4%), (i) of the voting power of Outstanding Voting Stock, or (ii) of all the outstanding Ordinary SHARES, one of such Shareholders present is SFIC Holdings (a "Special Quorum"). The Shareholders present at a duly constituted general meeting may continue to transact business until adjournment, despite the withdrawal of enough Shareholders to leave less than a quorum, or, as the case may be, Special Quorum. If a meeting is adjourned for lack of quorum, or, as the case may be, Special Quorum, it will stand adjourned to such other day at such other time and place as the Board of Directors may determine and at which a quorum or, as the case may be, Special Quorum is present in person or by proxy.

     15.2 (a) Subject to the terms of any class or series of shares issued by the Company, if a Shareholder desires to nominate persons for election as Directors at any general meeting duly called for the election of Directors, written notice of such Shareholder's intent to make such a nomination must be given and received by the Secretary of the Company at the principal executive offices of the Company not later than (i) with respect to an annual general meeting of Shareholders, ninety days in advance of the anniversary date of the immediately preceding annual general meeting and (ii) with respect to an extraordinary general meeting, the close of business on the tenth day following the date on which notice of such meeting is first sent or given to Shareholders. Each such notice shall set forth (i) the name and address, as it appears in the Register of the Company, of the Shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the Shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the class and number of shares of the Company which are beneficially owned by the Shareholder;
(iv) a description of all arrangements or understandings between the Shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Shareholder; (v) such other information regarding each nominee proposed by such Shareholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended from time to time, of the United States of America, whether or not the Company is then subject to such Regulation; and (vi) the consent of each nominee to serve as a Director of the Company, if so elected. The Chairman of the annual general meeting or extraordinary general meeting shall, if the facts warrant, refuse to acknowledge a nomination not made in compliance with the foregoing procedure, and any such nomination not properly brought before the meeting shall not be considered.

     (b) Subject to the terms of any class or series of shares issued by the Company, if a Shareholder desires to submit a proposal for consideration by the Shareholders at any general meeting, written notice of such Shareholder's intent to submit such a proposal must be given and received by the Secretary of the Company not later than (i) with respect to an annual general meeting of Shareholders, ninety days in advance of the anniversary date of the immediately preceding annual general meeting; and (ii) with respect to an extraordinary general meeting, the close of business on the tenth day following the date on which notice of such meeting is sent or given to Shareholders. Each such notice shall set forth (i) the name and address, as it appears in the Register, of the Shareholder who intends to submit the proposal; (ii) a representation that the Shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to submit the proposal specified in the notice; (iii) the class and number of shares of the Company which are beneficially owned by the Shareholder; and (iv) such other information regarding each proposal submitted by such Shareholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended from time to time, of the United States of America, whether or not the company is then subject to such Regulation. The Chairman of the annual general meeting or extraordinary general meeting shall, if the facts warrant, refuse to acknowledge a proposal not made in compliance with the foregoing procedure, and any such proposal not properly brought before the meeting shall not be considered.

     15.3 The Chairman of the Board, or any Director designated by the Board of Directors, shall preside as Chairman at every general meeting of the Company, or if there is no such Chairman, or if he or such designee shall not be present within one hour after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their number to be Chairman of the meeting.

     15.4 If at any general meeting no Director is willing to act as Chairman or if no Director is present within one hour after the time appointed for holding the meeting, the Shareholders present shall choose one of their number to be Chairman of the meeting.

     15.5 The Chairman may, with the consent of any general meeting duly constituted hereunder, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.

     15.6 At any general meeting a resolution put to the vote at the meeting shall be decided on a poll taken in such manner as the Chairman directs.

     15.7 Subject to the terms of any class or series of shares issued by the Company, every Shareholder of record present in person or by proxy shall have one vote for each issued Ordinary Share registered in his name in the Register. Cumulative voting is expressly prohibited. Elections of Directors need not be by ballot.

     15.8 In the case of joint holders of record, the vote of each joint holder, whether in person or by proxy, shall be required in order for such joint holders` vote to be counted.

     15.9 A Shareholder of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other persons may vote by proxy.

     15.10 No Shareholder shall be entitled to vote at any general meeting unless he is registered as a Shareholder of the Company on the record date for such meeting or holds a valid proxy of such a Shareholder and unless all sums presently payable in respect of the shares to be voted have been paid.

     15.11  Votes may be given either personally or by proxy.

                                 XVI.  PROXIES

     16.1 The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointer or of his attorney duly authorized in writing, or, if the appointer is a corporation under the hand of an officer or attorney duly authorized in that behalf. A proxy need not be a Shareholder of the Company.

     16.2 The instrument appointing a proxy shall be deposited at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting, or adjourned meeting provided that the Chairman of the meeting may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited upon receipt of facsimile transmission of the signed proxy or upon receipt of telex or cable confirmation from the appointer that the instrument of proxy duly signed is in the course of transmission to the Company.

     16.3 The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked.

     16.4 A vote given in accordance with the term of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the office before the commencement of the general, meeting, or adjourned meeting at which it is sought to use the proxy.

     16.5 Any corporation which is a Shareholder of record of the Company may in accordance with its articles of association or other governing documents or in the absence of such provision by resolution of its board of directors or other governing body authorize one or more persons as it thinks fit to act as its representative or representatives at any meeting of the Company or of any class or series of Shareholders of the Company, and the person or persons so authorized shall be entitled to exercise the same powers on behalf of the corporation which he or they represent as the corporation could exercise if it were an individual Shareholder of record of the Company and may cast votes or abstain on any motion in any manner as he or they may be directed.

                              XVII.    DIRECTORS

     17.1 (a) The Board of Directors shall consist of not less than six nor more than fifteen persons. Subject to Section 17.1(c), the Board of Directors shall have the exclusive power and right to set the exact number of Directors within that range from time to time by resolution adopted by the vote of a majority of the whole Board of Directors. Until the Board of Directors adopts such a resolution, the exact number of Directors shall be fourteen.

     (b) Upon the date that these Articles are adopted, the Directors shall by resolution of the Board of Directors be divided into three classes of equal size, designated as Class I, Class II and Class III, each class to be comprised of at least three Directors; provided, however, if the total number of Directors is 10, 11, 13 or 14, one Class may have one fewer or one more Director than the other two Classes. The Board of Directors shall make the subsequent appointments of individual Directors to particular Classes. Upon the date that these Articles are adopted, the Directors then appointed to Class I will hold office for a term expiring at the 2004 annual general meeting of Shareholders; the Directors then appointed to Class II will hold office for a term expiring at the 2002 annual general meeting of Shareholders; and the Directors then appointed to Class III will hold office for a term expiring at the 2003 annual general meeting of Shareholders. At each annual general meeting of Shareholders, the successors of the class of Directors whose terms expire at that meeting shall be of the same class as the Directors they succeed and shall be elected for three-year terms.

     (c) No resolution of the Board of Directors may be adopted if its effect would be to remove from office, or shorten the term of, any incumbent Director.

     (d) A Director shall hold office until the annual general meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement or removal from office. Any newly created directorship resulting from an increase in the number of Directors and any other vacancy on the Board of Directors, however caused, may be filled by a majority vote of the Directors then in office, although less than a quorum, or by a sole remaining Director. Any Director elected by the Board of Directors to fill a vacancy shall hold office until the annual general meeting of Shareholders for the year in which the term of the Director vacating office expires and until his successor shall have been elected and qualified. Any newly created directorship resulting from an increase in the number of Directors may be created in any class of Directors that the Board of Directors may determine, and any Director elected to fill the newly created vacancy shall hold office until the term of office of such class expires.

     (e) One or more or all of the Directors of the Company may be removed only for cause by the affirmative vote of the holders of at least a majority of the outstanding shares generally entitled to vote, voting together as a single class, at a meeting of Shareholders for which proper notice of the proposed removal has been given.

     (f) If at any time the number of Directors is less than six, the Board of Directors may act to fill any vacancies on the Board of Directors.

     17.2 The Board of Directors shall have the authority to fix the compensation of Directors, which may include their expenses, if any, of attendance at each meeting of the Board of Directors or of a committee.

     17.3 A Director may hold any other office or place of profit under the Company in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Board of Directors may determine.

     17.4 A Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

     17.5 (a) No share ownership qualification for Directors shall be required.

     (b) No person shall serve as a Director of the Company who at the time of his or her election has reached his or her 70th birthday.

     17.6 A Director of the Company may be or become a Director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

     17.7 No person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director shall be at liberty to vote in respect of any contract or transaction in which he is so interested as aforesaid; provided, however, that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

     17.8 A general notice that a Director is an officer, director or shareholder of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure under Section 17.7 and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

                  XVIII.      POWERS AND DUTIES OF DIRECTORS

     18.1 The business and affairs of the Company shall be managed by the Board of Directors who may exercise all such powers of the Company and do all such lawful acts and things as are not from time to time by the Statute or by the Articles required to be exercised or done by the Company in general meeting.

     18.2 The Board of Directors may from time to time and at any time by powers of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board of Directors, to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board of Directors under these Articles) and for such period and subject to such conditions as it may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Board of Directors may deem fit and may also authorize any such attorney to delegate all or any of powers, authorities and discretions vested in him.

     18.3 All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be by such officer or officers or such other person or persons as the Board of Directors shall from time to time designate.

     18.4 The Board of Directors shall cause minutes to be made for the purpose of recording the proceedings at all meetings of the Shareholders and the Directors and of Committees of the Board of Directors.

     18.5 The Board of Directors on behalf of the Company may direct the payment of a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependents and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

     18.6 The Board of Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

     18.7 Board of Directors may authorize any officer, officers, agent or agents to enter into any contract or agreement of any nature whatsoever, including, without limitation, any contract, deed, bond, mortgage, guaranty, deed of trust, security agreement, pledge agreement, act of pledge, collateral mortgage, collateral chattel mortgage or any other document or instrument of any nature whatsoever, and to execute and deliver any such contract, agreement, document or other instrument of any nature whatsoever for and in the name of and on behalf of the Company, and such authority may be general or confined to specific instances.

     18.8 (a) Notwithstanding anything in the Articles to the contrary, during the Specified Period the Board of Directors shall cause the Company, and shall use its best endeavors to cause the subsidiaries of the Company, not to permit the following to occur without obtaining the prior consent, as provided in
Section 18.8(b), of SFIC Holdings (Cayman), Inc. ("SFIC Holdings"): (i) the reincorporation or organization of any existing subsidiary of the Company or the incorporation or organization of any new subsidiary of the Company in any jurisdiction (other than, in the case of existing subsidiaries, in the jurisdiction in which it is then incorporated or under which laws it is then organized), in a manner materially adversely affecting the rights or interest of any member of the KPC Affiliated Group, or (ii) the reincorporation or organization of the Company in a jurisdiction other than in the jurisdiction in which it is then incorporated or under which laws it is then organized.

     (b) As soon as practicable following a determination by the Board of Directors to undertake any of the actions specified in Section 18.8(a), the Board of Directors shall give SFIC Holdings written notice of the proposed action, which notice shall set forth in reasonable detail the terms of the proposed action, including without limitation, as applicable, the parties to the action, the intended timing of the action, the amount of consideration and assets involved and such other terms as may be relevant to SFIC Holdings' decision whether to consent to the proposed action. Within thirty calendar days after SFIC Holdings receives such notice, SFIC Holdings shall give the Company written notice of its consent or withholding of consent to the action specified in the notice. In the event that SFIC Holdings fails to deliver to the Company during such thirty-day period a written notice indicating its withholding of consent to the proposed action, SFIC Holdings shall be deemed to have consented to such action. For purposes of this Section 18.8(b), (i) notices shall be given by personal delivery, confirmed facsimile or overnight courier and (ii) any notice by SFIC Holdings either giving or withholding consent to a proposed action may be signed by any director or authorized officer of SFIC Holdings (and need not be preceded by a resolution of the board of directors of SFIC Holdings). The Company shall not take until after the date defined in Section 18.8(a) the action specified in Section 18.8(a) unless the Company shall have obtained SFIC Holdings' consent or SFIC Holdings shall be deemed to have consented to such action pursuant to this Section 18.8(b).

     (c) The provisions of Section 18.8, including, without limitation, the provisions of this Section 18.8(c), may only be altered or amended by a Special Resolution passed at a meeting of the Company at which a Special Quorum of Shareholders is present.

                               XIX.  COMMITTEES

     19.1 (a) Subject to Sections 19.1(b) and 19.2, the Board of Directors may designate one or more committees of the Board, each such committee to consist of four or more Directors during the Specified Period and thereafter not less than three Directors. Except as limited by the Statute, the Memorandum, the Articles or the resolution establishing such committee, each committee shall have and may exercise all of the authority of the Board of Directors as specified in the Articles with respect to each such committee or as the Board of Directors may determine and specify in the respective resolutions appointing each such committee. Subject to Sections 19.1(b) and 19.2, a majority of all of the members of any such committee may elect the Chairman of such committee and may fix the time and place of its meetings, unless the Articles or the Board of Directors shall otherwise provide, and meetings of any committee may be held upon such notice, or without notice, as shall from time to time be determined by the members of any such committee. At all meetings of any committee, any three of its members shall constitute a quorum for the transaction of business, and the act of a majority of the members present shall be the act of any such committee, unless otherwise specifically provided by the Statute, the Memorandum, the Articles or the resolution establishing such committee. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required. The Board of Directors shall have power at any time to change the number, subject as aforesaid, and members of any such committee, to fill vacancies and to modify the powers of (except that powers of committees established by the Articles shall not be decreased) or discharge any such committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     (b) As long as SFIC Holdings has the right to designate a Director pursuant to the first sentence of Section 35.1(a), SFIC Holdings shall have the right, by notice in writing to the Board of Directors, to appoint one designee (being a KPC Designee on the Board of Directors) to each committee, including the Audit, Nominating and Governance, Compensation and Executive Committees, of the Board of Directors; provided, however, that if any applicable law or regulation of the New York Stock Exchange shall prohibit the Board from appointing a designee who is not an Independent Director to serve on any committee, at any time at which there is no such designee of SFIC Holdings who is an Independent Director, SFIC Holdings shall not be permitted to appoint any designee of SFIC Holdings to serve on such committee.

     (c) The provisions of Section 19.1(b) and this Section 19.1(c) may only be altered or amended by a Special Resolution passed at a meeting of the Company at which a Special Quorum of Shareholders is present.

     19.2 Until further action of the Board of Directors creating additional committees, the following shall constitute the committees of the Board of
Directors:

     (a)  AUDIT COMMITTEE.

          (i) The Board of Directors shall appoint at least four Directors during the Specified Period and thereafter not less than three Directors, each of whom shall not be an officer or employee of the Company, to act as its Audit Committee.

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

          (ii) The Audit Committee shall recommend to the Board of Directors periodically a firm of certified public accountants to serve as auditors for the Company, which accountants shall be subject to appointment by the Board of Directors and ratification thereof by Shareholders entitled to vote thereon. The Audit Committee shall determine the manner, if at all, in which the accounts relating to the Company's affairs shall be audited and shall meet with the Company's auditors to discuss the scope of their examination, with particular emphasis on areas where either the Audit Committee or the auditors believe special attention should be directed. After the audit, the Audit Committee shall review the financial statements and the auditors report thereon to determine whether they had received all information and explanations requested. The Audit Committee shall also invite the auditors' recommendations regarding internal controls and such other matters as it deems appropriate and shall see that the recommendations for changes which the Audit Committee feels are necessary have been implemented. In addition, the Audit Committee is authorized to have the auditors perform such supplemental review or audits as it deems necessary or appropriate. The Audit Committee shall meet with the auditors at least once a year, as soon after the completion of the audit of the Company's books as practicable.

          (iii) The Audit Committee shall be responsible for reviewing relationships between the Company and other parties, including employment and consulting relationships, for conflicts of interest. The Audit Committee shall review Company policy and practices to ensure that the Company acts in an ethical manner and to ensure compliance with all applicable laws regarding business conduct.

     (b)  COMPENSATION COMMITTEE.

          (i) The Board of Directors shall appoint at least four Directors during the Specified Period and thereafter not less than three Directors, each of whom shall not be an officer or employee of the Company, to act as its Compensation Committee.

          (ii) The Compensation Committee shall from time to time fix the salaries of the executive officers of the Company and grant such bonuses and awards pursuant to the Company's compensation plans, or otherwise, to Directors and officers and employees of the Company as it deems appropriate. The Compensation Committee shall establish, or recommend the establishment of, compensation plans for Directors and officers and employees of the Company as it deems appropriate. The Compensation Committee shall also oversee the Company's employee benefit programs. No member of the Compensation Committee shall in any way take part in the determination of any compensation or awards paid or granted to him.

     (c)  EXECUTIVE COMMITTEE

          (i) The Board of Directors shall appoint at least four Directors during the Specified Period and thereafter not less than three Directors to act as its Executive Committee.

          (ii) The Executive Committee shall have and may exercise such power and authority of the Board of Directors in the management of the business and affairs of the Company (including, without limitation, reviewing, and making recommendations to the Board of Directors concerning, the general financial policies and direction of the Company), as the Board of Directors shall specify by a majority vote of the Board of Directors.

     (d)  NOMINATING AND GOVERNANCE COMMITTEE

          (i) The Board of Directors shall appoint at least four Directors during the Specified Period and thereafter not less than three Directors, each of whom shall not be an officer or employee of the Company, to act as its Nominating and Governance Committee.

          (ii) The Nominating and Governance Committee shall from time to time, subject to Article XXXV, (w) recommend to the Board of Directors such matters pertaining to governance of the Company as it shall from time to time consider appropriate, (x) recommend to the Board of Directors, prior to the annual general meeting, each director nominee to be voted on at such annual general meeting to the Board of Directors, (y) recommend to the Board of Directors any candidate to fill any directorships or memberships of committees that become vacant, and (z) recommend to the Board of Directors the directors to be appointed to each standing committee, including the Audit, Compensation, Executive and Nominating and Governance Committees.

     19.3 Each member of any such committee shall hold office until such member's successor is elected and has qualified, unless such member sooner dies, resigns or is removed.

                         XX.  PROCEEDINGS OF DIRECTORS

     20.1 Except as otherwise provided by the Articles, the Board of Directors shall meet together for the dispatch of business, convening, adjourning and otherwise regulating its meetings as it thinks fit. Subject to Section 24.1, questions arising at any meeting shall be decided by a majority of the Directors present at a meeting at which there is a quorum.

     20.2 Regularly scheduled meetings of the Board of Directors may be held at such time and at such place as shall from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may, or upon the written request of any two Directors shall, be called by the Chairman of the Board on at least forty-eight hours' notice to each Director, either personally or by facsimile, telex or cable. Unless otherwise required by these Articles, neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting in respect of such Director. Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except when a Director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     20.3 The Chairman of the Board shall preside as Chairman at every meeting of the Board of Directors. In the event that the Chairman of the Board is unable to attend a meeting of the Board of Directors, any Director designated by the Board of Directors shall preside over such meeting.

     20.4 The quorum necessary for the transaction of the business of the Board of Directors shall be a majority of the Board then in office.

     20.5 All acts done by any meeting of the Board of Directors or of a committee of the Board of Directors shall, notwithstanding that it afterwards be discovered that there was some defect in the appointment of any Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director.

     20.6 Members of the Board of Directors or of any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

     20.7 A resolution in writing (in one or more counterparts) signed by all the Directors for the time being or all the members of a committee of Directors shall be as valid and effectual as if it had been passed at a meeting of the Board of Directors or committee as the case may be duly convened and held.

                     XXI.  VACATION OF OFFICE OF DIRECTOR

21.1  The office of a Director shall be vacated:

          (a) If he gives notice in writing to the Company that he resigns the office of Director;

          (b)  If he dies;

          (c)  If he is found to be or becomes of unsound mind;

          (d)  If he is removed pursuant to Section 17.1(e); or

          (e)  If he is deemed to resign pursuant to Section 35.2(b).

                     XXII.  CERTAIN BUSINESS COMBINATIONS

     22.1 In addition to any approval by Shareholders and Directors required by the Statute or any other law of the Cayman Islands, the approval by Ordinary Resolution, at a meeting called, for such purpose, shall be required in order for the Board of Directors to approve any of the following matters:

          (i)  to merge, consolidate or amalgamate with another company;

          (ii) to reorganize or reconstruct itself pursuant to a plan sanctioned by the Cayman Islands courts; or

          (iii) to sell, lease or exchange all or substantially all of the assets of the Company;

provided that the foregoing approval by Shareholders shall not be required for any such transaction of the Company with any entity which the Company, directly or indirectly, controls, as defined in Rule 405 under the Securities Act of 1933, as amended from time to time, of the United States of America, unless the Company is not the surviving entity in such transaction or the Company transfers all or substantially all of its assets in such transaction and provided further that the foregoing shall be without prejudice to the requirement for such statutory majorities and approvals as may be necessary.

                                 XXIII.  SEAL

     23.1 The Company may have a seal, and the seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Any Director or officer of the Company will have the authority to affix the seal to any document requiring it. The Company may have for use in any place or places outside the Cayman Islands, a duplicate seal or seals each of which shall be a facsimile of the common seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

                                XXIV.  OFFICERS

     24.1 The officers of the Company shall be appointed by the Board of Directors and shall include a Chairman of the Board, a Chief Executive Officer, a President, a Secretary and a Treasurer and may also include one or more Vice Chairmen, Senior and Executive Vice Presidents and Vice Presidents, Assistant Secretaries and Assistant Treasurers. The Board of Directors may also choose such other officers and agents as it shall deem necessary or desirable and such persons shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board of Directors from time to time. Two or more offices may be held by the same person. None of the officers other than the Chairman of the Board need be a Director of the Company, and none of the officers need be a Shareholder of the Company. No officer shall be prevented from receiving compensation as an officer by reason of his also being a Director. The officers of the Company shall hold office until their successors are elected or appointed and qualified, or until their earlier death, resignation, retirement, disqualification or removal. Any officer elected or appointed by the Board of Directors may be removed at any time with or without cause by the Board of Directors, provided, however that until the third anniversary of the date these Articles are adopted, a vote of two-thirds of the whole Board of Directors shall be required (i) to remove the Chairman of the Board, the Chief Executive Officer or the President, and (ii) to authorize any modification, amendment or termination of (A) the employment agreement dated August 31, 2001 between the Company and Robert E. Rose or (B) the employment agreement dated August 31, 2001 between the Company and C. Stedman Garber. Any officer may resign at any time by giving written notice to the Company. Any such resignation shall take effect at the date of the receipt of such notice or at such other time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Election or appointment of an officer shall not of itself create contract rights.

     24.2 Any provision of the Statute or the Articles requiring or authorizing a thing to be done by a Director and an officer shall not be satisfied by its being done by the one person acting in the dual capacity of Director and officer.

                         XXV.  DIVIDENDS AND RESERVES

     25.1 Subject to the Statute, the Board of Directors may from time to time declare dividends on shares of the Company outstanding and authorize payment of the same out of the profits of the Company (realized or unrealized), share premium account, or any other account permitted by the Statute, and may from time to time pay to the Shareholders such interim dividends, as appears to the Board of Directors to be appropriate.

     25.2 The Board of Directors may declare that any dividend be paid wholly or partly by the distribution of shares or other securities of the Company and/or specific assets and in particular of paid up shares, debentures, or debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Board of Directors may settle the same as it deems expedient and in particular may issue fractional shares and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Shareholders upon the basis of the value so fixed in order to adjust the rights of all Shareholders and may vest any such specific assets in trustees as may seem expedient to the Board of Directors.

     25.3 No dividend shall bear interest against the company unless expressly authorized by the Board of Directors.

                             XXVI.  CAPITALIZATION

     26.1 The Company may upon the recommendation of the Board of Directors capitalize any sum standing to the credit of any of the Company's reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Shareholders in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued shares (not being redeemable shares) for allotment and distribution credited as fully paid up to and amongst then in the proportion aforesaid. In such event the Board of Directors shall do all acts and things required to give effect to such capitalization, with full power to the Board of Directors to make such provisions as it thinks fit for the case of shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Shareholders concerned).

                 XXVII.  INDEMNITY AND LIMITATION OF LIABILITY

     27.1 (a) The Company shall indemnify, except in respect of wilful default or fraud, to the full extent now or hereafter permitted by law, any person (including his heirs, executors and administrators) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Company), by reason of his acting as, or having in the past acted as, a Director, officer, employee or agent of, or his acting in any other capacity for or on behalf of, the Company (including his serving for, on behalf of or at the request of the Company as a director, officer employee or agent of another company, partnership, joint venture, trust or other enterprise, or in a fiduciary or other capacity with respect to any employee benefit plan maintained by the company) against any expense (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person (or his heirs, executors and administrators) in respect thereof. The Company shall advance the expenses of defending any such action, suit or proceeding (including appeals) in accordance with and to the full extent now or hereafter permitted by law.

     (b) The Board of Directors may, notwithstanding any interest of the Directors in such action, authorize the Company to purchase and maintain insurance on behalf of any person described in Section 27.1(a), against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this
Article XXVII.

     (c) The provisions of this Article XXVII shall be applicable to all actions, claims, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after its adoption. The provisions of this Article XXVII shall be deemed to be a contract between the Company and each Director, officer, employee or agent who serves in such capacity at any time while this Article XXVII and the relevant provisions of the law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts or any action, suit or proceeding then or theretofore existing, or any action, suit or proceeding thereafter brought or threatened based in whole or in part on any such state of facts.

If any provision of this Article XXVII shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect any other application of such provision or the validity of the remaining provisions hereof. The rights of indemnification and advancement of expenses provided in this Article XXVII shall neither be exclusive of, nor be deemed in limitation of, any rights to which any such officer, Director, employee or agent may otherwise be entitled or permitted by contract, vote of Shareholders or Directors or otherwise, or as a matter of law, both as to actions in his official capacity and actions in any other capacity while holding such office, it being the policy of the Company that indemnification of the specified individuals, except in respect of wilful default or fraud, shall be made to the fullest extent permitted by law.

                         XXVIII.    BOOKS AND RECORDS

     28.1 In addition to any rights which may be conferred on Shareholders by Statute, upon written demand under oath stating the purpose thereof, any Shareholder may review for any proper purpose, during usual hours for business, the books and records of the Company, including without limitation, the Register. A proper purpose shall mean a purpose reasonably related to such person's interest as a Shareholder.

                               XXIX.  WINDING UP

     29.1 In the event of any liquidation or winding up of the Company, whether voluntary or involuntary, after there shall have been paid or set aside for payment to the holders of any outstanding shares ranking senior to the Ordinary Shares as to distribution on liquidation, distribution or winding up, the full amounts to which they shall be entitled, the holders of the then outstanding Ordinary Shares shall be entitled to receive, pro rata according to the number of Ordinary Shares registered in the names of such Shareholders, any remaining assets of the Company available for distribution to its Shareholders; provided, if, at such time, the holder of Ordinary Shares has any outstanding debts, liabilities or engagements to or with the Company (whether presently payable or not), either alone or jointly with any other person, whether a Shareholder or not (including, without limitation, any liability associated with the unpaid purchase price of such Ordinary Shares), the liquidator appointed may deduct from the amount payable in respect of such Ordinary Shares the aggregate amount of such debts, liabilities and engagements and apply such amount to any of such holder's debts, liabilities or engagements to or with the Company (whether presently payable or not). The liquidator may distribute, in kind, to the holders of the Ordinary Shares the remaining assets of the Company or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other person, corporation, trust or entity and receive payment therefor in cash, shares or obligations of such other person, corporation, trust or entity or any combination thereof, and may sell all or any part of the consideration so received, and may distribute the consideration received or any balance or proceeds thereof to holders of the Ordinary Shares. The liquidator may, with the like authority, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the holders of the Ordinary Shares as the liquidator, with the like authority shall think fit, but so that no Shareholder shall be compelled to accept any shares or other securities whereon there is any liability.

                             XXX.  DEREGISTRATION

     30.1 (a) Subject to Section 18.8(a), the Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing; and

     (b) In furtherance of a resolution adopted pursuant to (a) above of this
Section 30.1 and subject as aforesaid, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

                              XXXI.   FISCAL YEAR

     31.1 Each Fiscal Year shall commence on such date as may be specified by the Board of Directors.

                                XXXII.  NOTICES

     32.1 Notices shall be in writing and may be given by the Company to any Shareholder either personally or by sending it by post, air courier, cable, facsimile transmission or telex to him or to his address as shown in the Register, such notice, if mailed, to be forwarded by airmail where practicable. Any such notice shall be deemed to have been effected on the date the letter containing the same is posted as aforesaid, or sent by air courier, cable, facsimile transmission or telex.

     32.2 A notice shall be given by the Company to the joint holders of record of a share by giving the notice to all joint holders named on the Register in respect of the share.

     32.3 A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a share or shares in consequence of the death or bankruptcy of a Shareholder by sending it through the post as aforesaid in a prepaid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankruptcy, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

     32.4 Notice of every general meeting shall be given in any manner hereinbefore authorized to:

          (a) every holder of voting shares as shown in the Register as of the record date for such meeting;

          (b) every person upon whom the ownership of a voting share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a holder of voting shares of record where such holder but for his death or bankruptcy would be entitled to receive notice of the meeting; and

except as otherwise required by law or the Articles, no other person shall be entitled to receive notice of general meetings.

                       XXXIII.  CORPORATE OPPORTUNITIES

     33.1 In anticipation that the Company and the members of the KPC Affiliated Group (as defined below) may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Company through its continued contractual, corporate and business relations with the members of the KPC Affiliated Group (including service of officers and directors of the members of the KPC Affiliated Group as Directors of the Company), the provisions of this
Article XXXIII are set forth to regulate and define the conduct of certain affairs of the Company as they may involve the members of the KPC Affiliated Group and their officers and directors, and the powers, rights, duties and liabilities of the Company and its officers, Directors and Shareholders in connection therewith.

     33.2 The members of the KPC Affiliated Group shall have the right to, and shall have no duty not to, (i) engage in the same or similar business activities or lines of business as the Company, (ii) do business with any client or customer of the Company and (iii) employ or otherwise engage any officer or employee of the Company, and no member of the KPC Affiliated Group nor any officer or director thereof (except as provided in Section 33.3) shall be liable to the Company or its Shareholders by reason of any such activities of the KPC Affiliated Group or of such person's participation therein. In the event that a member of the KPC Affiliated Group acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both such member of the KPC Affiliated Group and the Company, such member of the KPC Affiliated Group shall be under no obligation to communicate or present such corporate opportunity to the Company and shall not be liable to the Company or its Shareholders by reason of the fact that such member of the KPC Affiliated Group pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or entity, or does not present such corporate opportunity to the Company.

     33.3 In the event that a Director or officer of the Company who is also a director or officer of a member of the KPC Affiliated Group acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Company and any member of the KPC Affiliated Group, such Director or officer of the Company shall not be liable to the Company or its Shareholders by reason of the fact that such member of the KPC Affiliated Group pursues or acquires such corporate opportunity for itself or directs such corporate opportunity to another person or does not present such corporate opportunity to the Company, except for willful default or fraud of such Director or officer, if such Director or officer acts in a manner consistent with the following policy:

          (a) a corporate opportunity offered to any person who is an officer of the Company and who is also a director but not an officer of a member of the KPC Affiliated Group shall first be offered to the Company, unless such opportunity is expressly offered to such person solely in his capacity as a director of such member of the KPC Affiliated Group in which case such opportunity shall first be offered to such member of the KPC Affiliated Group;

          (b) a corporate opportunity offered to any person who is a Director but not an officer of the Company and who is also a director or officer of a member of the KPC Affiliated Group shall first be offered to the Company only if such opportunity is expressly offered to such person solely in his capacity as a Director of the Company, and otherwise shall first be offered to such member of the KPC Affiliated Group; and

          (c) a corporate opportunity offered to any person who is an officer of both the Company and a member of the KPC Affiliated Group shall first be offered to such member of the KPC Affiliated Group unless (x) such person is an employee of the Company or (y) such opportunity is expressly offered to such person solely in his capacity as an officer of the Company, in either of which case such opportunity shall first be offered to the Company.

     33.4 For the purposes of this Article XXXIII, "corporate opportunities" shall include, but not be limited to, business opportunities which the Company is financially able to undertake, which are, from their nature, in the line of the Company's business, are of practical advantage to it and are ones in which the Company has an interest or a reasonable expectancy, and in which, by embracing the opportunities, the self-interest of a member of the KPC Affiliated Group or its officers or directors, will be brought into conflict with that of the Company.

     33.5 Any person or entity purchasing or otherwise acquiring any interest in shares shall be deemed to have notice of and consented to the provisions of this
Article XXXIII.

     33.6 For purposes of this Article XXXIII, and, to the extent set forth therein, Article XXXIV and Article XXXV and, in relation to the definition of "KPC Affiliated Group" only, Article I:

          (a) the members of the "KPC Affiliated Group" shall mean, collectively, Kuwait Petroleum Corporation, a company organized under the laws of Kuwait ("KPC"), SFIC Holdings (Cayman), Inc., a Cayman Islands company ("SFIC Holdings"), and all corporations, partnerships, joint ventures, limited liability companies, trust, associations, governments or government agencies or instrumentalities which would be considered "affiliates" of KPC or SFIC Holdings within the meaning of Regulation S-K or Regulation S-X under the U.S. Securities Act of 1933, as amended (the "Securities Act"), including without limitation any entity in which KPC or SFIC Holdings owns (directly or indirectly) fifty percent (50%) or more of the outstanding voting shares or stock, voting power, partnership interests or similar ownership interests, and all successors to KPC, SFIC Holdings and their affiliates by way of merger, consolidation or sale of all or substantially all of its assets, but shall not include the Company (as defined in clause (b) below); and

          (b) the "Company" shall mean the Company and all corporations, partnerships, joint ventures, limited liability companies, trusts, associations and other entities in which the Company owns (directly or indirectly) more than fifty percent (50%) of the outstanding voting shares or stock, voting power, partnership interests or similar ownership interests.

     33.7 If any contract, agreement, arrangement or transaction between the company and a member of the KPC Affiliated Group involves a corporate opportunity and is approved in accordance with the procedures set forth in
Article XXXIV, the officers and directors of such member of the KPC Affiliated Group shall, for purposes of these Articles, not be liable to the Company or its Shareholders, except for wilful default or fraud on the part of the relevant officer or director.

     33.8 The provisions of this Section 33, including, without limitation, the provisions of this Section 33.8, may only be altered or amended by a Special Resolution passed at a meeting of the Company at which a Special Quorum of Shareholders is present.

                  XXXIV.  TRANSACTIONS WITH RELATED ENTITIES

     34.1 In anticipation that (i) the Company and the members of the KPC Affiliated Group may enter into contracts or otherwise transact business with each other and that the Company and the members of the KPC Affiliated Group may derive benefits therefrom and (ii) the Company may from time to time enter into contractual, corporate or business relations with one or more of its Directors, or one or more corporations, partnerships, associations or other organizations in which one or more of its Directors have a financial interest (collectively, "Related Entities"), the provisions of this Article XXXIV are set forth to regulate and define certain contractual relations and other business relations of the Company as they may involve the members of the KPC Affiliated Group, Related Entities and their respective officers and directors, and the powers, rights, duties and liabilities of the Company and its officers, Directors and Shareholders in connection therewith. The provisions of this Article XXXIV are in addition to, and not in limitation of, the provisions of the Statute and the other provisions of the Articles. Any contract or business relation which does not comply with the procedures set forth in this Article XXXIV shall not by reason thereof be deemed void or voidable or be deemed to result in any breach of any fiduciary duty or duty of loyalty or failure to act in good faith or in the interests of the Company or to be the derivation of any improper personal benefit, but shall be governed by the provisions of the Articles, the Memorandum, the Statute and other applicable law.

     34.2 No contract, agreement, arrangement or transaction between the Company and a member of the KPC Affiliated Group or between the Company and one or more of the Directors or officers of the Company, a member of the KPC Affiliated Group or any Related Entity or between the Company and any Related Entity shall be void or voidable solely for the reason that a member of the KPC Affiliated Group, any Related Entity or any one or more of the officers or Directors of the Company, a member of the KPC Affiliated Group or any Related Entity are parties thereto, or solely because any such Directors or officers are present at or participate in the meeting of the Board of Directors or committee thereof which authorizes the contract, agreement, arrangement or transaction, or solely because his or their votes are counted for such purpose, and such member of the KPC Affiliated Group, any Related Entity and such Directors and officers shall not be liable to the Company or its Shareholders by reason of the entering into, performance or consummation of any such contract, agreement, arrangement or transaction, except in the case of wilful default or fraud on the part of such directors or officers, if:

          (a) the material facts as to the contract, agreement, arrangement or transaction are disclosed or are known to the Board of Directors or the committee thereof that authorizes the contract, agreement, arrangement or transaction, and the Board of Directors or such committee in good faith authorizes the contract, agreement, arrangement or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

          (b) the material facts as to the contract, agreement, arrangement or transaction are disclosed or are known to the holders of the Ordinary Shares entitled to vote thereon, and the contract, agreement, arrangement or transaction is specifically approved by vote of the holders of a majority of the voting power of the Ordinary Shares then outstanding not owned by the members of the KPC Affiliated Group or a Related Entity, as the case may be.

     34.3 Directors of the Company who are also directors or officers of a member of the KPC Affiliated Group or any Related Entity may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract, agreement, arrangement or transaction. Ordinary Shares owned by the members of the KPC Affiliated Group and any Related Entities may be counted in determining the presence of a quorum at a meeting of Shareholders which authorizes the contract, agreement, arrangement or transaction.

     34.4 Any person or entity purchasing or otherwise acquiring any interest in any shares will be deemed to have notice of and to have consented to the provisions of this Article XXXIV.

     34.5 For purposes of this Article XXXIV, the members of the KPC Affiliated Group and the Company shall have the meanings set forth in Article XXXIII.

     34.6 For purposes of this Article XXXIV, any contract, agreement, arrangement or transaction with any corporation, partnership, joint venture, limited liability company, trust, association or other entity which would be considered a "subsidiary" of the Company within the meaning of Regulation S-K or Regulation S-X under the Securities Act, shall be deemed to be a contract, agreement, arrangement or transaction with the Company.

     34.7 The provisions of Section 34, including, without limitation, the provisions of this Section 34.7, may only be altered or amended by a Special Resolution passed at a meeting of the Company at which a Special Quorum of Shareholders is present.

                             XXXV.  KPC PROVISIONS

     35.1 (a) For so long as members of the KPC Affiliated Group own, in the aggregate, at least four percent (4%), (i) of the voting power of Outstanding Voting Stock, or (ii) of all the outstanding Ordinary Shares, the Nominating and Governance Committee and the Board of Directors shall, subject to Section 35.3, the next succeeding sentence of this Section 35.1(a) and the Statute, cause any slate of Directors presented to the Shareholders for election to the Board of Directors to consist of such nominees that, if elected, would result in a Board of Directors that includes individuals designated by SFIC Holdings (the "KPC Designees") such that, after giving effect to the election of such KPC Designees to the Board of Directors, the number of KPC Designees then serving as Directors shall equal the product (rounded up to the nearest whole number) of (i) the total number of Directors constituting the whole Board of Directors, multiplied by (ii) the KPC Ownership Percentage on the date such slate of Directors is presented to the Shareholders. As used herein, the "KPC Ownership Percentage" means, (i) as of any date on and after the date any member of the KPC Affiliated Group has sold or otherwise disposed of any Outstanding Voting Stock (the "Disposition Date"), the percentage of the voting power of all Outstanding Voting Stock represented by shares of Outstanding Voting Stock which are owned by members of the KPC Affiliated Group on such date, which shares were also owned on the date of the Merger Agreement by members of the KPC Affiliated Group, and (ii) as of any date prior to the Disposition Date, the percentage of the voting power of all Outstanding Voting Stock immediately following the Effective Time represented by shares of Outstanding Voting Stock which are owned by members of the KPC Affiliated Group on such date, which shares were also owned immediately following the Effective Time by members of the KPC Affiliated Group. Notwithstanding anything to the contrary in the foregoing, it is understood and agreed that as long as SFIC Holdings has the right to designate a director pursuant to the first sentence of this Section 35.1(a), the number of KPC Designees entitled to be nominated for election to the Board of Directors pursuant to the first sentence of this Section 35.1(a) shall be not less than
(i) three until such time as the KPC Ownership Percentage is reduced to less than 12.5% and equal to or greater than 7.5%, at which time the number of KPC Designees entitled to be so nominated shall be reduced from three to two, (ii) two until such time as the KPC Ownership Percentage is reduced to less than 7.5% and equal to or greater than 4%, at which time the number of KPC Designees entitled to be so nominated shall be reduced from two to one, and (iii) one until such time as the KPC Ownership Percentage is reduced to less than 4%, at which time no KPC Designees shall be entitled to be so nominated.

     (b) As long as SFIC Holdings has the right, pursuant to Section 35.1, to designate more than one Director, to the extent possible, each KPC Designee shall be elected or designated to different classes.

     35.2 (a) As long as SFIC Holdings has the right to designate a Director pursuant to the first sentence of Section 35.1(a), subject to Section 35.1,
Section 35.2(b) and Section 35.3, if a KPC Designee ceases to serve as a Director for any reason, the Nominating and Governance Committee and the Board of Directors shall exercise all authority under applicable law to cause the vacancy created by such Director ceasing to serve to be filled by the affirmative vote of a majority of the remaining Directors then in office, through the appointment of another KPC Designee.

     (b) In the event that, on the date of any election of Directors by the Shareholders, (A)(i) the KPC Ownership Percentage is less than 12.5% and equal to or greater than 7.5%, and (ii) the aggregate number of KPC Designees on the Board on such date (immediately prior to such election) exceeds two, then the number of KPC Designees on the Board exceeding two shall be deemed to have resigned from the Board of Directors on such date (immediately prior to such election) such that the remaining number of KPC Designees is two and (B)(i) the KPC Ownership Percentage is less than 7.5%, and (ii) the aggregate number of KPC Designees on the Board on such date (immediately prior to such election) exceeds one, then the number of KPC Designees on the Board exceeding one shall be deemed to have resigned from the Board of Directors on such date (immediately prior to such election) such that the remaining number of KPC Designee(s) is one. Unless otherwise decided among the KPC Designees and SFIC Holdings, the KPC Designee(s) who shall resign pursuant to this Section 35.2(b) shall be the KPC Designees selected by the Nominating and Governance Committee.

     35.3 Each KPC Designee shall be reasonably acceptable to the Company.

     35.4 For the purposes of this Article XXXV, the members of the KPC Affiliated Group shall have the meaning set forth in Article XXXIII.

     35.5 The provisions of Section 35, including, without limitation, the provisions of this Section 35.5, may only be altered or amended by a Special Resolution passed at a meeting of the Company at which a Special Quorum of Shareholders is present.

                        XXXVI.  AMENDMENTS OF ARTICLES

     36.1 Subject to the Statute and except as otherwise provided in the Articles, the Company may at any time and from time to time by Special Resolution alter or amend the Articles in whole or in part.

                               THE COMPANIES LAW

                COMPANY LIMITED BY SHARES (2001 SECOND REVISION)

                 AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

                                       OF

                            GLOBALSANTAFECORPORATION

                       (Adopted by Special Resolution of

                  the members effective ______________, 2001)

     1.   The name of the company is GLOBALSANTAFE Corporation (the "Company").

     2. The Registered Office of the Company shall be situated at the offices of Maples and Calder, P.O. Box 309, Ugland House, South Church Street, Grand Cayman, Cayman Islands, or at such other place as the Board of Directors may from time to time determine.

     3. The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by any law as provided by Section 6(4) of the Companies Law (2001 Second Revision).

     4. Except as prohibited or limited by the Companies Law (2001 Second Revision), in carrying out its objects the Company shall have all the powers of a natural person in doing in any part of the world whether as principal, agent, contractor, or otherwise whatever may be considered by it necessary or desirable for the attainment of its objects and whatever else may be considered by it as incidental or conducive thereto or consequential thereof, including, but without in any way restricting the generality of the foregoing, the power to make any alterations or amendments to this Amended and Restated Memorandum of Association and the Amended and Restated Articles of Association of the Company considered necessary or convenient in the manner set out in the Amended and Restated Articles of Association of the Company all irrespective of any question of corporate benefit, and the power to do any of the following acts or things, viz: to pay all expenses of and incidental to the promotion, formation and incorporation of the Company; to sell, lease or dispose of any property of the Company; to draw, make, accept, endorse, discount, execute and issue promissory notes, debentures, bills of exchange, bills of lading, warrants and other negotiable or transferable instruments; to lend money or other assets and to act as guarantors; to borrow or raise money on the security of the undertaking or on all or any of the assets of the Company, including uncalled capital or without security; to invest monies of the Company; to sell the undertaking of the Company for cash or any other consideration; to distribute assets in specie to members of the Company; to carry on any trade or business and generally to do all acts and things which may be conveniently or profitably or usefully acquired and dealt with, carried on, executed or done by the Company.

     5. The liability of each member is limited to the amount from time to time unpaid on such member's shares.

     6. The authorized share capital of the Company is US$6,000,000, divided into 600,000,000 Ordinary Shares, par value of US $.01 per share, all of such shares with power for the Company, insofar as is permitted by law and subject to the provisions of the Companies Law (2001 Second Revision) and the Amended and Restated Articles of Association of the Company, to redeem, call or purchase any of its shares, to increase or reduce the said capital and to issue any part of its capital, whether original, redeemed, called or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be ordinary, preference or otherwise shall be subject to the powers hereinabove contained.

                                  EXHIBIT 3.2
                                  -----------

                                 OTHER OFFICERS



Executive Vice President and Chief        Mr. Jon Marshall
 Operating Officer

Executive Vice President -                Mr. Seals McCarty
 Finance and Administration

Senior Vice President,                    Mr. James L. McCulloch
 General Counsel and Secretary

Senior Vice President and                 Mr. W. Matt Ralls
 Chief Financial Officer

Vice President, Human                     Mr. Joe E. Boyd
 Resources

Vice President, Investor                  Mr. Richard J. Hoffman
 Relations

                                  EXHIBIT 7.11
                                  ------------

                          RULE 145 AFFILIATE AGREEMENT

__________, 2001

Santa Fe International Corporation
Two Lincoln Centre, Suite 1100
5420 LBJ Freeway
Dallas, TX  75240-2648

Ladies and Gentlemen:

          I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Global Marine Inc., a Delaware corporation ("Global"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). I have been further advised that pursuant to the terms of the Agreement and Plan of Merger dated as of August 31, 2001 (the "Merger Agreement") among Santa Fe International Corporation, a company organized under the laws of the Cayman Islands ("Santa Fe"), Silver Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Santa Fe ("Sub"), Gold Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Sub ("Merger Sub"), and Global, Merger Sub will be merged with and into Global (the "Merger") and that as a result of the Merger, I may receive Santa Fe Ordinary Shares (as defined in the Merger Agreement) in exchange for shares of Global Common Stock (as defined in the Merger Agreement) owned by me.

          I represent, warrant and covenant to Santa Fe that in the event I receive any Santa Fe Ordinary Shares as a result of the Merger:

          (a) I shall not make any sale, transfer or other disposition of such Santa Fe Ordinary Shares in violation of the Securities Act or the Rules and Regulations.

          (b) I have carefully read this letter and discussed its requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Santa Fe Ordinary Shares to the extent I believed necessary with my counsel or counsel for Global.

          (c) I have been advised that the issuance of Santa Fe Ordinary Shares to me pursuant to the Merger will be registered with the Commission under the Securities Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger will be submitted for a vote of the stockholders of Global I may be deemed to have been an affiliate of Global for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations, I may not sell, transfer or otherwise dispose of Santa Fe Ordinary Shares issued to me in the Merger within one year following the Merger, and, if I am then an affiliate of Santa Fe, thereafter, unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 of the Rules and

     Regulations, or (iii) such sale, transfer or other disposition is otherwise exempt from registration under the Act.

          (d) I understand that Santa Fe is under no obligation to register such sale, transfer or other disposition by me or on my behalf under the Securities Act or take any other action necessary in order to make compliance with an exemption from such registration available.

          (e) I also understand that stop transfer instructions will be given to Santa Fe's transfer agents with respect to the Santa Fe Ordinary Shares and that there will be placed on the certificate for the Santa Fe Ordinary Shares issued to me in connection with the Merger, or any substitutions therefor, a legend substantially in the form set forth below:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REQUIREMENTS OF SAID RULE 145 OR PURSUANT TO A REGISTRATION STATEMENT UNDER SAID ACT OR AN EXEMPTION FROM SUCH REGISTRATION."

          It is understood and agreed that the legend set forth in paragraph (e) above shall be removed by delivery of substitute certificates without such legend (i) prior to the first anniversary of the Merger if (x) I am not at such time an affiliate of Santa Fe and (y) the undersigned shall have delivered to Santa Fe a copy of a letter from the staff of the Commission or an opinion of counsel, in each case reasonably satisfactory to Santa Fe in form and substance, to the effect that such legend is no longer required for purposes of the Securities Act, or (ii) thereafter at the request of the undersigned.

          (f) I also understand that unless the transfer by me of my Santa Fe Ordinary Shares has been registered under the Securities Act or is a sale made in conformity with the provisions of Rule 145 of the Rules and Regulations, Santa Fe reserves the right to put the following legend on the certificates issued to my transferee:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN

          ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

          It is understood and agreed that the legend set forth in paragraph (f) above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Securities Act.

          Execution of this letter should not be construed as an admission, stipulation or acknowledgment by me that I am an "affiliate" of Santa Fe as described in the first paragraph hereof or considered as a waiver of any rights that I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                    Very truly yours,


                                    ---------------------------------
                                    Name:

ACCEPTED AND AGREED THIS
---- DAY OF ----------, 2001.

SANTA FE INTERNATIONAL CORPORATION


By:    ------------------------------

Name:  ------------------------------

Title: ------------------------------


                                       3